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Pursuant to Rule 424(b)(1)
File No. 333-124916

Prospectus

ADVISORS REIT I, INC.

Minimum Offering: 1,000,000 Shares of Common Stock, $10,000,000
Maximum Offering: 2,500,000 Shares of Common Stock, $25,000,000
Minimum Purchase—1,000 Shares ($10,000)

        We intend to qualify and operate as a real estate investment trust for federal income tax purposes. We will not request a ruling from the Internal Revenue Service that we qualify as a REIT. We intend to operate as a self-administered and self managed real estate company. We are not limiting our investments to a particular type of commercial property or to a particular industry. We intend to invest primarily in commercial real estate properties generally purchased for cash using little or no debt financing.

        Carefully consider the "Risk Factors" beginning on page 9, including:

  •
  We have no operating history and at July 31, 2005 had nominal assets of $272,236.

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  Our management team has limited experience in operating a public REIT. Our operating expenses may exceed those typically incurred by more experienced REIT management teams.

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  Our Board of Directors may convert our management structure to an externally managed fee-based advisory format without stockholder approval.

  •
  Our Board of Directors may change our investment policies without stockholder approval.

  •
  This is a "blind pool" offering. We own no properties and have not identified any properties to purchase with the offering proceeds. Before investing you will have no opportunity to evaluate our portfolio and only a limited ability to evaluate our ability to identify, acquire or manage commercial real estate.

  •
  Relative to the total assets, geographic scope, number of properties and the size of offering of more typical public REITs, we will be a small REIT. The resulting lack of property and geographic diversification due to our smaller size materially increases the risk involved in purchasing our common stock.

  •
  We have no immediate plans to apply for listing on any national stock exchange or stock quotation system. There will be no market for our common stock. You will be unable to resell your common stock at the offering price.

  •
  Ownership, transferability and redemption of our shares is subject to significant limitations: No individual shareholder may own more than 9.8% of our capital stock; and any attempted stock transfer that would jeopardize our REIT status will be null and void. For the foreseeable future, we will not be offering a stock redemption program.

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  Our properties will be operated and maintained by, and we will be dependent upon, third-party property management companies or our tenants.

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  We currently intend to limit our borrowings. However, our articles of incorporation only limit our borrowings to 200% of our net assets, and our Board of Directors has discretion to raise the limit. The use of any leverage could adversely affect our ability to make distributions and our stock price.
	Per Share		Total Minimum		Total Maximum
Public Offering Price		$10.00		$10,000,000	$25,000,000
Selling Commissions	$	None	$	None	$0.0
Proceeds to Us (before expenses)		$10.00		$10,000,000	$25,000,000

        The offering price was arbitrarily determined by management. The offering is being conducted without commission or other compensation. The shares are available only to persons who are account holders with National Financial Services, LLC or Fidelity Brokerage Services, LLC and if the account is managed by an investment advisory firm, the advisory firm must agree to not charge any direct commission or other compensation to account holders for whom they may acquire the shares. No selling commission or other compensation is being offered to any broker, dealer, underwriter or agent.

Neither the Securities and Exchange Commission nor any state securities commission has approved the sale of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        The offering is being conducted by ADVISORS REIT I, Inc. on a "best efforts" minimum-maximum basis. No shares will be sold until subscriptions totaling at least $10 million have been obtained by no later than January 31, 2006. If the minimum offering is not sold, we may in our sole discretion, and without prior notice to investors, extend the offering to no later than March 31, 2006 in states that permit extension. If the minimum offering amount has not been subscribed for and our offering ends, investor funds will not be drawn down and all funds will be available for withdrawal or other investment. If the minimum offering is sold, we may, in our sole discretion, and without prior notice to the subscribers, elect to extend the offering for up to one additional year thereafter in states that permit an extension of time. Investors will need to maintain funds in their accounts sufficient to meet their obligations under their signed subscription agreements prior to our reaching the minimum offering amount as well as after the minimum offering has been reached and until their subscription agreement is accepted. No funds will be withdrawn from any investor's account before their subscription agreement has been accepted and before properly signed subscription agreements for at least the minimum offering have been received by Fidelity and delivered to our stock transfer agent, American Stock Transfer & Trust.

        This prospectus is not an offer to buy the securities in any state where the offer or sale is prohibited.

November 17, 2005

SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

Suitability Standards

        The shares of common stock offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the shares, which means that it may be difficult to sell shares. As a result, we have established suitability standards which require investors to have either (i) a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000. Our suitability standards also require that a potential investor (i) can reasonably benefit from an investment in our company based on the investor's overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that the investor may lose the entire investment, (c) the lack of liquidity of the shares, (d) the background and qualifications of our formal management and board of advisory directors, and (e) the tax consequences of the investment.

        The states of Kansas, Missouri and Oklahoma have established suitability standards different from those established by us, and shares will be sold only to investors residing in those states who meet the special suitability standards set forth below.

        OKLAHOMA—The investor (i) invests no more than 10% of the investor's net worth (not including home, furnishings and personal automobiles) in our company and has (ii) either (a) a net worth (not including home, furnishings and personal automobiles) of at least $65,000 and an annual gross income of at least $65,000 or, (b) a net worth (not including home, furnishings and personal automobiles) of at least $225,000.

        KANSAS and MISSOURI—The investor (i) invests no more than 10% of the investor's net worth (not including home, furnishings and personal automobiles) in our company and (ii) has either (a) a net worth (not including home, furnishings and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $225,000.

        These suitability standards must be met by anyone who purchases shares. To ensure that the above standards are met, each investor must sign a subscription agreement in the form attached as Appendix A. We will be relying on the information provided by each investor, including information regarding the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information. Any subscription may be rejected by us in whole or in part, regardless of whether the subscriber meets the minimum suitability standards. Executed subscription agreements will be maintained in our records for six years.

        If the investment is being made for a fiduciary account (such as an IRA, Keogh plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet these suitability standards. In purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 (which we refer to as "ERISA" in this prospectus) or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the "Code" in this prospectus). In addition, before purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that an investment would be permissible under the governing instruments of the plan or

i

account and applicable law. For information regarding "unrelated business taxable income," see "U.S. Federal Income Tax Considerations—Taxation of Stockholders—Tax-Exempt Stockholders."

How to Subscribe

        An investor who meets the suitability standards described above may subscribe for shares by completing and executing the subscription agreement and delivering it to ADVISORS REIT I or your registered investment advisor. Any investor who wishes to invest must also have an active account with National Financial Services, LLC or Fidelity Brokerage Services, LLC (which we collectively refer to "Fidelity" in this prospectus) with funds sufficient to pay the subscription price. In addition to the subscription agreement each investor will also need to execute Fidelity's Alternative Investment Addendum and Custody Agreement plus pay $250 to cover a one time alternative investment set up charge. If the shares will be held in an IRA, then the investor will also be required to execute Fidelity's Request for Alternative Investment Subscription Agreement. Pay close attention to ensure that your subscription agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to provide additional documents.

        A minimum investment of 1,000 shares ($10,000) is required. However, any investor may make additional purchases in increments of 25 shares.

TABLE OF CONTENTS

Page(s)
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE	i
Suitability Standards	i
How to Subscribe	ii
PROSPECTUS SUMMARY	1
ADVISORS REIT I, Inc.	1
Our Business	1
Our Strategy and Overall Objectives	3
Risk Factors	3
Our REIT Status	5
The Offering	5
RISK FACTORS	9
Risks Related to Our Business and Operations	9
This is an unspecified property offering, which makes your investment more speculative	9
We have no operating history, which makes our future performance and your investment's performance difficult to predict	9
We will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties that we acquire	9
Our management has limited experience in operating a public REIT and may be unable to operate our Company and manage our investments as cost effectively or as profitably as other more experienced management teams	10
We are dependent on a limited number of key personnel whose loss could delay or hinder implementation of our investment strategies and limit our ability to make distributions and decrease your investment's value	10
We do not expect to operate our real estate properties, but will depend on the ability of third-party management companies and tenants, making operational changes more difficult to accomplish	10
We may be unable to identify or complete suitable acquisitions that meet our investment criteria, which may diminish our profitability or impede our growth and affect the return on your investment	11
Our limited use of debt financing may diminish the returns you might otherwise receive from other REITs that more aggressively use leverage to finance growth	11
Future acquisitions may not yield the returns expected, may result in disruptions to our business or may result in stockholder dilution	11
Future acquisitions may strain management resources and disrupt financial performance	12
Commercial real estate properties with limited operating history that we acquire may not achieve desired results which may diminish our profitability or affect your return on investment	12
We may be unable to develop, construct, complete and operate undeveloped locations successfully which could reduce the overall value of your investment	12
Insufficient reserves may adversely impact our ability to fund our working capital needs which could increase the uncertainty and risks you face as an investor	12
Geographic concentration of our properties will make our business more vulnerable to economic downturns in the Midwestern and Southwestern United States and the value of your investment will fluctuate with the performance of the specific properties we acquire	13

We may rely on credit enhancements to our leases for minimum returns on our properties which may be ineffective in assuring that funds generated from operations remain uninterrupted	13
Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer's financial condition or disputes between us and our co-venturers which could reduce the returns on our joint venture investments and decrease your overall return	13
Potential borrowings, if borrowed, could create risks by further burdening operating cash flows or restricting management's discretion in operating the business	14
Letters of credit provided by us may be drawn upon at the sole discretion of our lenders. Draw downs could occur even if we dispute that amounts are owed and could result in our suffering financial losses over which we have no control or means of recovery	14
Risks Related to Conflicts of Interest	14
No independent review of our company or the terms of the offering, including the offering price, has been made which increases the risk and uncertainty you face as a stockholder	14
We intend to offer the shares to the clientele of Dimensions Investment Management, Inc., whose principals are also shareholders of ADVISORS REIT I, Inc.	15
Our advisory directors and their affiliates' business interests are competitive with the Company's operations and whenever they compete with us, could result in less attractive investment opportunities, less attractive tenants or reduced rental lease rates, negatively impacting our profitability and the quality of our investments	15
There has been no independent review of the sublease with affiliates of a promoter of this offering and of an advisory director which could hinder our ability to successfully implement our business strategy and to generate returns to you.	15
There may be conflicts of interest with regard to the services to be performed under our Exclusive Client Agency Agreement	15
Members of our Board of Directors and Board of Advisory Directors will have competing demands on their time which could hinder our ability to successfully implement our business strategy and to generate returns for you	16
General Risks Related to the Real Estate Industry	16
We do not have control over the market or business conditions which may cause our operating results to suffer and decrease the value of our real estate properties	16
The current economic uncertainties and world events outside our control, including terrorism, the war in Iraq, political unrest, weakening of the dollar versus other currencies, natural disasters and the effects of economic recession in some areas of the country have adversely affected the national and local economies, and these adverse effects may continue or worsen	16
The commercial real estate property investment industry is highly competitive which may reduce our profitability and the return on your investment	17
Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition	17
We will depend on tenants for our revenue. Lease terminations could reduce our net income and limit our ability to make distributions to our stockholders	18
Operating costs and capital expenditures for property renovation may be greater than anticipated which may reduce our profitability and the return on your investment	18
Uninsured and underinsured losses could adversely affect our operating results and our ability to make distributions to our stockholders	18
Increases in property taxes could adversely affect our ability to make expected distributions	19

Our properties may be subject to environmental liabilities which may adversely affect our financial condition and results of operations	19
Costs associated with complying with the Americans with Disabilities Act may adversely affect our financial condition and results of operations	20
Our properties might contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem which may adversely affect our financial condition and results of operations	20
We may incur significant costs complying with other regulations causing us to lease to less attractive tenants or at reduced rental lease rates, lowering your overall return	20
Multiple property leases with individual tenants or borrowers increase our risks	20
It may be difficult to re-lease our properties causing us to lease to less attractive tenants or at reduced rental lease rates, lowering your overall return	21
We will have no economic interest in the land underlying ground lease properties	21
Tax Risks	21
Your investment has various federal income tax risks	21
Failure to qualify as a REIT would subject us to federal taxation, which would reduce current income the cash available for distribution to our stockholders	21
Failure to make required distributions would subject us to tax which would further reduce the cash available for distribution to our shareholders	22
We may have to borrow funds at unfavorable rates, sell assets when untimely or expend offering proceeds to meet our distribution requirements which could reduce the funds available from investment and your overall return	23
Prohibited transactions could result in a 100% tax on our net income	23
Complying with REIT requirements may cause us to forego attractive opportunities that could otherwise generate strong risk-adjusted returns and instead pursue less attractive opportunities, or none at all	23
Complying with REIT requirements may force us to liquidate otherwise attractive investments, which could result in an overall loss on our investments	23
Taxation of dividend income could make our common stock less attractive to investors and reduce the market price of our common stock	24
Our ability to finance growth and acquisition activities from internal sources is limited which may inhibit our ability to grow the company and impede your investment's potential appreciation	24
Excessive non-real estate asset values may jeopardize our REIT status which could materially diminish the value of your investment	24
Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow	25
Changes in tax laws may prevent us from qualifying as a REIT which could reduce the overall value of your investment	25
Our leases may be recharacterized as financings, which would eliminate depreciation deductions on commercial real estate properties, increase the amount of our taxable income and thereby increase the amount of our required distributions	25
We may be required to pay a penalty tax upon the sale of certain commercial real estate property which would reduce the cash available for distribution to our shareholders	26
Risks Related to Our Organization and Corporate Structure	26
Our governing documents may discourage takeovers that could otherwise result in a premium price for our stockholders	26

v

Ownership limits may discourage a change in control which could otherwise result in a premium price to our stockholders	26
Our Board of Directors can take many actions that are important to shareholders without stockholder approval	27
Our officers and directors have limited liability, which could reduce your or our recovery against them if they negligently cause us to incur losses	27
The liquidation of our assets may be delayed which could adversely impact our ability to recover our total invested capital, generate a profit or fully satisfy our debt obligations	27
If our assets were classified as "plan assets" it would reduce the amount of funds available for distribution	28
Risks Related to This Offering	28
No underwriter or managing dealer has made an independent review of our company, the terms of the offering, including the offering price, or this prospectus; the absence of independent due diligence review and underwriting negotiations increase the risks and uncertainty you face as a stockholder	28
The price of our shares is subjective and may not bear any relationship to what a stockholder could receive if the shares were resold; the actual value of your investment may be substantially less than the price you pay	28
As a new investor you will incur substantial dilution and future equity offerings could result in additional dilution	29
There may be delays in investing the proceeds of this offering, which may cause our dividends and your investment returns to be lower than they otherwise would	29
Distributions will be delayed until such time as the Company earns taxable income	29
Your stock will be illiquid, making the subsequent sale of shares very difficult, if not impractical	30
We have not adopted a stock redemption program, you may be unable to recover your investment	30
ESTIMATED USE OF PROCEEDS	31
OUR BUSINESS	33
General	33
Investment of Offering Proceeds	35
Site Selection and Acquisition of Properties	35
Standards for Investment in Individual Properties	38
General Description of Property Leases	40
Description of Local Property Management Agreements	42
Joint Venture Arrangements	44
Sale of Properties	45
Competition	46
Regulation of Mortgage Loans	46
SELECTED FINANCIAL DATA	47
DILUTION	47
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	48
General	48
Liquidity and Capital Resources	48
Results of Operations	50
Critical Accounting Policies	50
MANAGEMENT	52
General	52

Fiduciary Responsibility of the Board of Directors	52
Directors and Executive Officers	53
The Board of Advisory Directors	53
Committees of the Board of Directors	54
Compensation of Directors and Advisory Directors	54
Employment Agreement	55
Executive Compensation	55
Accounting Services	56
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	56
General Conflicts of Interests	56
Relationship with Dimensions Investment Management, Inc.	56
Office Sublease	57
Exclusive Buyer Representative Agreement	57
Promoters	57
Certain Conflict Resolution Procedures Applicable if an Advisory Management Format Were Ever Adopted	58
Business Opportunities in General	58
INVESTMENT OBJECTIVES AND POLICIES	59
General	59
Certain Investment Limitations	60
Stockholder Liquidity	62
PRINCIPAL STOCKHOLDERS	62
SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS	64
General	64
Description of Capital Stock	64
Absence of Stock Redemption Program	65
Board of Directors	66
Stockholder Meetings	66
Advance Notice for Stockholder Nominations for Directors and Proposals of New Business	67
Amendments to the Articles of Incorporation	67
Mergers, Combinations and Sale of Assets	67
Control Share Acquisitions	68
Termination of ADVISORS REIT I, Inc. and REIT Status	68
Restrictions of Ownership	68
Limitation of Liability and Indemnification	69
Removal of Directors	71
Inspection of Books and Records	71
Restrictions on "Roll-Up" Transactions	71
Distribution Policy	72
Transfer Agent	73
U.S. FEDERAL INCOME TAX CONSIDERATIONS	73
Introduction	73
Taxation of ADVISORS REIT I, Inc.	74
Taxation of Stockholders	84
State and Local Taxes	90
Characterization of Property Leases	90
Investment in Joint Ventures	92
Summary of 2004 Legislation	92
REPORTS TO STOCKHOLDERS	94

THE OFFERING	96
General	96
Plan of Distribution	96
Subscription Procedures	97
Funding Arrangement	98
ERISA Considerations	99
Determination of Offering Price	100
Supplemental Sales Materials	100
LEGAL OPINIONS	101
EXPERTS	101
ADDITIONAL INFORMATION	101
INDEX TO FINANCIAL STATEMENTS	F-1
Subscription Agreement	Appendix A

PROSPECTUS SUMMARY

        The following summary highlights information contained elsewhere in this prospectus. However, you should read the entire prospectus carefully including the "Risk Factors" section, the appendices, as well as our financial statements and related notes before deciding to invest in our common stock.

ADVISORS REIT I, INC.

        ADVISORS REIT I, Inc. is a Maryland corporation organized on August 20, 2004. We intend to qualify and operate for federal income tax purposes as a real estate investment trust, or a "REIT."

        In general, a REIT is a company that:

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  combines the capital of many investors to acquire or provide financing for real estate;

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  typically is not subject to federal corporate income taxes on its distributed net income, provided certain income tax requirements are satisfied (this treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation;

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  offers the benefit of a real estate portfolio under professional management; and

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  must pay distributions to investors of at least 90% of its taxable income.

        It is possible that we may in the future form various wholly owned or controlled subsidiaries (including an operating partnership, in which we, or an entity controlled by us will be the general partner, and the limited partners of which will be comprised of us, entities owned by us and/or third parties) in the future for the purpose of acquiring interests in properties.

        The terms "us," "we," or "our" refer to ADVISORS REIT I, Inc. Our address is ADVISORS REIT I, Inc., Suite 235, 8301 E. 21st North, Wichita, Kansas 67206, and our telephone number is (316) 682-9398. Our internet address is: www.ADVISORSREIT.com. Information on our website is not a part of this Prospectus.

Our Business

        ADVISORS REIT I, Inc. will be a self-administered, self-managed real estate investment trust. Our Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of properties, tenants and property managers. We believe that by directly selling our shares and using a self-administered form of organization, we will be able to more efficiently apply investors' moneys to actual investment in real property. For example, our directors and advisory directors will be compensated at the rate of $150 per hour based solely upon their actual time spent on company business. No percentage fees will be paid to any officer, director, or advisory director for any matter, including any services rendered in identifying, evaluating, acquiring, financing or disposing of real estate properties as is the case with typical REITs which operate under a fee-based advisory management format. We believe that our management's personal interests are more closely aligned with investors because members of our management are also shareholders. As a result, we hope to be able to operate more efficiently than most REITs which typically operate under a fee-based advisory management format. It should be noted that our articles of incorporation authorize the board of directors to convert to an external advisory management format at their discretion.

        We intend to invest the offering proceeds in commercial real estate properties. We generally will seek to acquire a diversified portfolio of real estate, focusing primarily on properties that produce current income. We expect our real estate will be located in urban and suburban areas of Georgia, and the Midwestern (Colorado, Iowa, Kansas, Missouri, Oklahoma and Nebraska) and Southwestern (Arizona, New Mexico, Nevada and Texas) United States. Attractive commercial properties located in rural communities might also be acquired. Generally investments will be made substantially for cash, using little or no debt financing.

        Suitable real estate investments may include any type of worthwhile commercial property, including office buildings, shopping centers, strip centers, restaurants, hotels, motels, warehouses and other commercial and industrial properties. Our properties may have operating histories, or we may also acquire newly constructed properties, or properties which have been recently constructed and have limited or no operating histories.

        In selecting and approving specific properties and in selecting tenants or property managers for our properties, our Board of Directors will apply the following minimum standards:

  Each property will be in what management believes is a well located business location for that type of property;

  To the extent we invest in a property, its anticipated operating cash flow will be expected to provide a specified minimum return on our total cost of purchasing and, if applicable, developing or leasing the property. The lease also will generally provide for payment of percentage rent based on gross sales over specified levels (for retail tenants) and/or automatic increases in base rent at specified times during the lease term;

  The initial lease term typically will be at least 5 to 10 years;

  In evaluating prospective tenants, we will examine, among other factors, the tenant's historical financial performance and current financial condition; and

  In general, we will not acquire a property if our Board of Directors determines that the acquisition would adversely affect us in terms of geographic or property-type diversification.

        As of the date of this prospectus, we have not purchased any properties and no properties have been identified for purchase. See "Business."

        Generally, the commercial real properties will be leased on a "triple-net basis" to unrelated third-party tenants which means that the tenants generally will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. Local property management will be contracted with third-party property managers. However, there may be instances when the tenant may themselves operate the property. We may invest directly in real estate, or indirectly through ownership of entities which own the properties. While we may lawfully do so, we do not presently intend to offer mortgage financing. You can read the section of this prospectus under the caption "Business" for a description of the types of properties that may be selected, the property selection and acquisition processes, and our proposed business strategy.

        We intend to pay cash for our properties, using the offering proceeds. Presently, we do not contemplate obtaining any lines of credit. However, our Board of Directors is permitted to borrow under lines of credit.

        In addition to the potential use of lines of credit, we might in the future obtain permanent financing (generally, long-term debt financing secured by mortgages on our properties). The total amount of our permanent financing would not be expected to exceed the amount of indebtedness that can be serviced by the cash flow sheltered from income taxation by means of the tax depreciation taken against our depreciable assets. Currently we estimate annual depreciation expense might range from 2% to 2.5% of our purchase price for a typical real estate investment plus interest.

        Again, while the substantial use of leverage is not presently a part of our immediate capitalization strategy, significant leverage is permitted. Our articles of incorporation limit the maximum amount of our borrowings (including any permanent financing, short-term borrowings or lines of credit) in relation to our net assets to an amount equal to 200% of our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate.

Our Strategy and Overall Objectives

        Our objectives for our shareholders are:

  •
  To pay a consistent stream of distributions to our shareholders;

  •
  To preserve shareholder capital;

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  To realize a reasonable level of appreciation for our commercial real estate portfolio in light of our perception of the risk tolerance of our shareholders and the suitability of our shares as an investment for IRA account holders;

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  To qualify and remained qualified as a REIT for federal income tax purposes; and

  •
  To provide you with liquidity for your investment on or before October 31, 2017 whether by listing our stock; selling our assets and distributing the net proceeds; merging with a public company whose shares are actively traded; or creating a stock redemption program, unless our shareholders extend the deadline.

        Our strategy for accomplishing our objectives focuses on:

  •
  Minimizing the immediate dilution of shareholders' funds by directly selling the shares to investors, rather than through traditional means thereby avoiding the payment of commissions or the use of discounts which will result in more proceeds being available for investment than if these types of payments were payable to underwriters or dealers;

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  Adopting a self-administered, self-managed form of corporate governance to minimize general and administrative costs and avoid advisory fees in order to maximize the funds available for distribution or re-investment;

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  No cap on potential income streams for investors;

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  Looking at the intrinsic value of potential acquisitions, evaluating not only their projected rental streams and the tenant's creditworthiness, but also resale potential, upside possibilities, and other characteristics and potential benefits that might be overlooked in a cursory review of the property;

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  Utilizing third party property managers accountable for property management at the individual property level in lieu of creating a large corporate staff dedicated to overall property management; and

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  Limiting the amount of debt incurred during the foreseeable future for the acquisition of properties or financing operations.

Risk Factors

        There are significant investment risks. We summarize some of the more important risks below. A more detailed description of the risk factors as well as a more expansive listing of additional risks is found in the section of this prospectus under "Risk Factors." You should read and understand all of these risk factors before making your decision to invest in shares of our common stock.

  •
  We have no operating history. We have not committed to purchasing any specific properties with the proceeds of this offering as of the date of this prospectus. This offering is a "blind pool" offering. Accordingly, investors will have to rely upon our ability to acquire a suitable portfolio of unspecified properties.

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  The offering price was arbitrarily determined by management and bears no relationship to any established valuation criteria for evaluating REIT investments. The price was selected for ease of accounting.

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  Conflicts of interest may exist between us and other persons. For example, our advisory directors are actively engaged in real estate development and real estate investment and may wish to acquire or invest in properties or locations that would be a desirable investment for the Company. Also, principals of Dimensions Investment Management, Inc., are also some of our current shareholders. Although Dimensions Investment Management has discretionary investment authority over a number of customer accounts to whom we plan to offer the shares, investors will themselves be making the decision whether to invest.

  •
  Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total offering proceeds do not significantly exceed the minimum offering amount or are significantly less than the maximum offering amount.

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  There is no public trading market for our shares, and it is unlikely that an active trading market will develop in the foreseeable future.

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  Ownership, transferability and redemption of our shares are subject to certain limitations. Our articles of incorporation generally limit the ownership by any single stockholder of any class of our capital stock to 9.8% of the outstanding shares of that class. We have no stock redemption program.

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  Generally, our commercial real estate properties will be operated by, and accordingly we will depend upon, the competence and business experience of local third-party property management companies.

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  Management has no experience in operating a REIT or a publicly owned company. We have not yet entered into any property management agreements.

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  Our directors may change our investment policies and strategies without stockholders' consent, provided the change is consistent with the investment provisions of our articles of incorporation.

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  The Board of Directors has the authority to convert us from a self-administered, self-managed REIT to an externally managed, fee-based advisory form of REIT, and in effect, abandon one of our primary distinguishing characteristics.

  •
  While the substantial use of leverage is not presently a part of our immediate capitalization strategy, significant leverage is permitted. Our articles of incorporation limit the maximum amounts of our borrowings (including any permanent financing, short-term borrowings or lines of credit) in relation to our net assets to an amount equal to 200% of our net assets. However, upon a satisfactory showing could be raised even higher by our Board of Directors. The use of any leverage could adversely affect our ability to make distributions and our stock price.

  •
  We will depend on tenants for our revenue. Lease termination could defer or reduce our revenues, diminishing our net income and limiting or delaying our ability to make distributions to our stockholders.

        If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives will be substantially impaired. In turn, the value of your common stock and our distributions to you will be materially reduced.

Our REIT Status

        We will elect to be taxed as a REIT beginning with our taxable year ending December 31, 2006. As a REIT, we generally will not be subject to federal or state income tax on income that we currently distribute to our stockholders. REITs are subject to numerous organizational and operational requirements under the Internal Revenue Code as determined on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates. In turn, we may be unable to qualify for REIT treatment for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and property, and to federal income and excise taxes on our undistributed income.

The Offering

Offering Procedure	The offering is being conducted on a "best efforts" minimum-maximum basis and shares will be made available to customers of Dimensions Investment Management, Inc. and other approved registered investment advisors, most of whom will have discretionary investment authority over a number of the investment accounts to which this investment will be offered. However, each investor will be making their own investment decision. Provided that they do not charge their customers a commission or receive other forms of compensation solely because their clients purchase our shares, other investment advisory firms will be permitted to advise their clientele about investing in our shares. All registered investment advisors who recommend our shares to their clients must first make a suitability determination for each client as required by the Advisors Act.

Any investor who wishes to purchase shares must already have or must first open and fund an account with National Financial Services, LLC, an affiliate of Fidelity Brokerage Services, LLC. If at least the minimum offering is subscribed for and only then, upon remitting your investment funds to American Stock Transfer & Trust, Fidelity will charge each investor whose subscription is accepted a one time non-refundable alternative investment account set up charge of $250. Until subscriptions for this offering total at least $10 million, the funds will be held in each investor's customer account at Fidelity. If held in a non-retirement account and if the offering is terminated, then, by no later than the next business day after your request you will be able to make another investment to be held in your Fidelity account or have your funds refunded to you. If you wish to transfer your funds to another Fidelity account, it will take approximately 8 days for the transfer to take effect. If you wish to transfer your funds to another brokerage firm or mutual fund, and provided they are a participant of ACAT (the Automated Customer Transfer Account System), it will take approximately 10 to 15 business days after your request. If your funds are held in a retirement account and you are over the age of 59, then any distribution will occur by no later than the next business day following your request. If you are under the age of 59, your request will be handled in the same manner as a non-retirement account. No shares will be sold unless subscriptions for at least 1,000,000 shares ($10 million) have been obtained by no later than January 31, 2006, unless extended. Only when the minimum offering has been reached and stock certificates have been electronically issued by American Stock Transfer and recorded in each investors account by Fidelity, will the subscription funds be released to us from escrow.

If the minimum offering is sold, we may, in our sole discretion, and without prior notice to investors, elect to extend the offering to a date no later than March 31, 2006 in states that permit extension. Presently, no affiliate has indicated that they intend to purchase additional shares for their own account. If they later choose to invest, their investment will apply toward meeting the minimum offering amount. Investors should not assume that sales of shares to reach the minimum will be made solely to investors who have no financial or other interest in the offering, or who otherwise are exercising independent investment discretion. None of the shares currently held or any additional shares that could be purchased by any affiliate in the offering will enjoy any rights that are distinct from those that may be enjoyed by all investors purchasing shares in the Company.
Offering Size	•	Minimum—1,000,000 shares
	•	Maximum—2,500,000 shares
Minimum Investment	•	$10,000—Additional shares may be purchased in 25 share increments.

(Note: Once you have subscribed for shares, your subscription is irrevocable unless we permit you to revoke it or it lapses due to the minimum offering amount not being met or our abandonment of the offering.)
Suitability Standards	•	Net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income of at least $45,000; or
	•	Net worth (not including home, furnishings and personal automobiles) of at least $150,000.
(Note: Suitability standards may vary from state to state. Please see the "Suitability Standards and How to Subscribe.")
Distribution Policy
Consistent with our objective of qualifying as a REIT, we expect to distribute at least 90% of our REIT taxable income to our stockholders. It is possible that we might generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or times that we regard as unfavorable in order to satisfy the distribution requirement and avoid corporate income tax and the 4% nondeductible excise tax in that year. Some distributions may include a return of capital as opposed to being solely a distribution of income.

Once we have taxable income, our Board of Directors intends to declare and pay distributions quarterly thereafter. We estimate that an investor might have to wait twelve months following the closing of the offering to receive distributions. The amount will typically depend on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, our Board of Directors, in its sole discretion, may also choose to pay distributions from the proceeds of this offering or from borrowings if we do not generate sufficient operating cash flows to pay distributions on another basis.

Taxation of Distributions
Generally, distributions that you receive will be considered ordinary income to the extent they are from our current and accumulated earnings and profits. Because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect that a portion of your distributions will be considered a return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or we liquidate or merge with another company in a taxable merger, at which time the gain will, generally, be taxable as capital gains. However, because each investor's tax implications are different, we suggest you consult with your tax advisor before investing in our common stock.
Form 1099-DIV or Form 1099R DIV tax information will be mailed to investors by January 31 of each year.
Estimated Use of Proceeds	We intend to invest the net offering proceeds in commercial real estate properties.
	Minimum Offering 1,000,000 Shares		Maximum Offering 2,500,000 Shares
Offering Proceeds to the Company	$10,000,000	100.0%	$25,000,000	100%
Less:
Selling Commissions and Dealer Manager Fees	0	0%	0	0%
Organization and offering expenses	315,000	3.2%	315,000	1.3%
Due Diligence Fees	0	0%	0	0%
Acquisition and Advisory Fees	0	0%	0	0%
Net Proceeds to our Company	9,685,000	96.8%	24,685,000	98.7%
Less:
Working Capital Reserve	100,000	1.0%	250,000	1.0%
Net Proceeds available to the Company for real estate investment	$9,585,000	95.8%	$24,435,000	97.7%

Until we invest in properties or other permitted investments, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments or other permitted investments.

In the event we generate taxable income which exceeds cash flow generated by operations, we may be required to pay distributions from the offering's proceeds, which would have the effect of reducing funds available for investing.
For additional information see "Estimated Use of Proceeds" beginning on page 31.

Subsequent Transfer of Shares	Our stock will not be listed for trading on any national securities exchange or included for quotation on the Nasdaq National Market. In fact, we do not intend to apply for listing on any exchange. We expect that there will not be any public market for the shares after you purchase them. We cannot be sure if one will ever develop. As a result, if in the future you wish to sell your shares, you may be unable to do so or at a price equal to or greater than the offering price. If in the future we have not listed our shares and we sell our assets or merge with another company, you will receive proceeds from the liquidation process or merger consideration from the merger. If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks. In addition, at this time we have not adopted a discretionary redemption plan to allow our stockholders to request that we redeem all or a portion of their shares and no plan to adopt a redemption plan is presently contemplated.

Who Can Help Answer Your Questions?
If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact:

James L. Fritzemeier President ADVISORS REIT I, Inc. Suite 235 8301 E. 21st North Wichita, Kansas 67206 (316) 682-9398

RISK FACTORS

        An investment in our common stock presents significant risks. In evaluating our business, prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus before making their investment decision. If any of the materials risks described below actually occurs, our business, financial condition, or results of operations could be harmed and, in turn, you may lose all or a part of your investment.

Risks Related to Our Business and Operations

  This is an unspecified property offering, which makes your investment more speculative.

        You will be unable to evaluate any properties because we have not yet acquired or identified any properties for acquisition. We have established certain criteria for evaluating commercial real estate properties. Nevertheless, this is an unspecified property offering, and as a prospective investor, you have no information, economic, financial or otherwise, to assist you in evaluating the merits of any specific properties to be purchased or developed or other permitted investments to be made by us. Also, because the Board of Directors may approve future equity offerings or obtain additional financing, the proceeds of which may be invested in additional properties, you will not have an opportunity to evaluate all of the properties that may eventually be in our portfolio. You can read the sections of this prospectus under the captions "Business—General," "Business—Investment of Offering Proceeds," and "Business—Standards for Investment in Individual Properties" if you want more information about the types of properties in which we plan to invest and our criteria for evaluating properties.

        If at any time during the offering period we believe that there is a reasonable probability that any specific property will be acquired, this prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase, financing and management. You will only be able to evaluate information as to properties that are disclosed in a prospectus supplement issued before you make your investment.

  We have no operating history which makes our future performance and your investment's performance difficult to predict.

        We have recently been formed and have no previous performance history. We have only nominal assets, with total assets of $272,236 at July 31, 2005. No properties have bee purchased or placed under contract or letter of intent. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our business objectives and that the value of your investment could decline substantially. The results of our operations will depend on many factors, including the availability of opportunities for investment. Furthermore, if we cannot successfully operate our business or implement our operating policies and strategies, our failure could negatively impact our ability to make distributions and cause you to lose all or part of your investment.

  We will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties that we acquire.

        Relative to the geographic scope and size of other more typical public REITs, we will be a small REIT. This offering is being made on a "best efforts" basis and is conditioned on the sale of at least 1,000,000 shares. Because this offering will be made on a best efforts basis, our potential profitability and ability to diversify our investments, geographically and by size, type and number of properties and other permitted investments will be limited by the amount of funds at our disposal. We may be unable to sell more than the minimum number of shares. If we concentrate our acquisitions on a certain size of property, or in certain geographic areas or on certain types of commercial real estate properties, it will increase the risk that your investment will be adversely affected by our poor management judgment, by poor business performance by our tenants, by a downturn in a particular local economy or by market disfavor with a certain industry in which our tenants conduct business.

  Our management has limited experience with operating a public REIT and may be unable to operate our Company and manage our investments as cost effectively or as profitably as other more experienced management teams.

        Management, including the Board of Directors and the Board of Advisory Directors, has significant experience in general business, real estate development, real estate acquisition, leasing and on-going property management. However, none of them has significant experience with the technical aspects of operating our company as a REIT. Qualification as a REIT involves the application of highly technical and complex tax laws. As a result, we may initially incur more costly general and administrative expenses than our competitors who are managed by persons experienced in operating a public company or a REIT. Increased costs could reduce our net income and cash available for distribution.

  We are dependent on a limited number of key personnel whose loss could delay or hinder implementation of our investment strategies and limit our ability to make distributions and decrease your investment's value.

        Initially, we will rely almost exclusively on the efforts of James L. Fritzemeier, our president, secretary and treasurer, to manage our business. Mr. Fritzemeier's employment may be terminated or he may voluntarily cease to provide his services at any time. The loss of his services or our inability to recruit and retain qualified personnel in the future could adversely affect our business and financial results. As we expand, we will need to attract and retain additional qualified senior management, but may be unable to do so. As a shareholder, you will have no right or power to take part in the management of the company, except through the exercise of your voting rights.

  We do not expect to operate our real estate properties, but will depend upon the ability of third-party management companies and tenants, making operational changes more difficult to accomplish.

        Because of the potential geographic distance between properties and our relatively small size, it will be inefficient for us employ the staff necessary to directly manage the commercial real estate properties. Further, in order for us to satisfy certain REIT qualification rules, we probably will not directly operate our commercial real estate properties or participate in the decisions affecting their daily operations. Instead, we will contract with third-party management companies, or we will lease our commercial real estate properties to third-party tenants, who will be responsible for their care and maintenance. We have not yet entered into any property management agreements.

        We will not control these third-party management companies or tenants. Accordingly, even if we believe our commercial real estate properties are being operated inefficiently or in a manner that does not result in satisfactory financial performance, we may be unable to require the third-party management company or tenant to change their method of operation. Our results of operations, financial condition, and ability to make distributions to stockholders or make debt payments are, therefore, dependent on the ability of these third-party management companies and tenants to operate our commercial real estate properties successfully.

        If we replace a third-party management company or tenant, we may be required by the terms of the relevant management agreement or lease to pay substantial termination fees. We may experience significant disruptions at the affected commercial real estate properties. While it will be our policy to enter into agreements only with third-party management companies and tenants with substantial property management experience, we may be unable to make these types of arrangements in the future.

  We may be unable to identify or complete suitable acquisitions that meet our investment criteria, which may diminish our profitability or impede our growth and affect the return on your investment.

        The investment of offering proceeds will require us to identify suitable acquisition candidates or investment opportunities that meet our investment criteria and are compatible with our investment strategy. We may be unsuccessful in identifying or consummating acquisitions or investments on satisfactory terms or at all, which would slow or impede our development and, in turn, could adversely affect our results of operations, financial condition, ability to service debt and ability to make distributions to stockholders.

        Our ability to acquire properties on favorable terms may be subject to the following significant risks:

  •
  we may be unable to acquire a desired property because of competition from other real estate investors with significant capital, including other REITs, institutional pension funds, private equity investors and owner-operators of commercial real estate properties;

  •
  even if we are able to acquire a desired property, competition from other potential acquirers may significantly increase the purchase price, which could affect our profitability;

  •
  we may spend more time and funds than the time and amounts budgeted to make necessary improvements or renovations to acquired properties; and

  •
  we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to known or unknown liabilities; for example, liabilities for clean-up of undisclosed environmental contamination, or claims by persons dealing with former owners of the properties.

  Our limited use of debt financing might diminish the returns you might otherwise receive from other REITs that more aggressively use leverage to finance growth.

        We generally intend to pay cash for our properties, using the offering proceeds. We intend to use a limited amount of debt. Our borrowing policy will not be modified if significantly less than the maximum offering amount is raised. To the extent we choose to not leverage our properties, we may be foregoing additional incremental returns that might be more available to other real estate investment trusts that use debt financing more aggressively. Were the need for additional debt financing to arise in the future, we cannot be sure that we will be able to obtain a line of credit or any long-term permanent financing on satisfactory terms.

  Future acquisitions may not yield the returns expected, may result in disruptions to our business or may result in stockholder dilution.

        This is a "blind pool" offering, meaning that we own no properties and have not identified any properties to purchase with the offering proceeds. In the future, our properties that were purchased with this offering's proceeds may be sold and replaced with other properties which may or may not be better investments. Competition for properties or tenants may increase property prices, decrease tenant rentals or both. Tenants may not be as creditworthy as anticipated. Any of these factors, or other factors, may adversely impact costs or revenues and negatively impact expected returns. As properties are identified, their future acquisition may also disrupt our operations and divert management's attention away from day-to-day operations. The issuance of equity securities as payment for any acquisition could substantially dilute our stockholders. We currently intend to pay cash for our properties. However, there may be circumstances when we might acquire a property or a joint venturer's ownership interest in exchange for our common stock.

  Future acquisitions may strain management resources and disrupt financial performance.

        Currently our President, James L. Fritzemeier, is our only employee. The Company does not anticipate hiring additional employees after the closing of the offering other than a secretarial/support person. The time involved in acquiring new properties could adversely disrupt ongoing business operations by diverting Mr. Fritzemeier's attention from other important day-to-day functions. For example, his management time could be diverted from timely interacting with property managers (for example, answering questions regarding matters beyond the authority of a property manager), reviewing and amending tenant policies, addressing lease-up and re-leasing issues, managing payables, approving and overseeing periodic distributions, or timely satisfying SEC periodic reporting requirements. These types of disruptions and delays could diminish our profitability or cash flow and affect the value of, or return on, your investment.

  Commercial real estate properties with limited operating history that we acquire may not achieve desired results which may diminish our profitability or affect your return on investment.

        We may seek to acquire newly-developed real estate properties. Newly-developed or newly-renovated commercial real estate properties may not have operating histories sufficient to allow us to make accurate decisions in acquiring these properties based on historical performance. The purchase prices of these commercial properties are typically based upon our expectations of their anticipated operating results, subjecting us to risks that the properties may not achieve anticipated operating results within anticipated time frames or may never achieve these results. Consequently, we may be unable to generate adequate cash flow from these commercial real estate properties to pay operating expenses or service any applicable debt. In addition, rental revenues may be lower than the amount required to provide our anticipated return on investment. Our failure to achieve desired results could materially adversely affect our results of operations, financial condition, ability to make distributions to stockholders and ability to service debt.

  We may be unable to develop, construct, complete and operate undeveloped locations successfully which could reduce the overall value of your investment.

        If an attractive opportunity presents itself, we may develop or substantially renovate commercial real estate properties. Our future development and construction activities involve the following significant risks:

  •
  we may be subject to certain risks in connection with a developer's ability to control construction costs, the timing of completion or a developer's ability to build in conformity with budgeted amounts, plans, specifications and timetables;

  •
  we may encounter delays or refusals in obtaining necessary zoning, land use, building, occupancy, and other required governmental permits and authorizations;

  •
  occupancy rates and rents at newly developed or renovated properties may fluctuate depending on a number of factors, including market and economic conditions, and may result in our investment being unprofitable;

  •
  to the extent that we choose to use debt, we may be unable to obtain construction financing or, if we do finance development projects through construction loans, these types of loans may be on unfavorable terms.

  Insufficient reserves may adversely impact our ability to fund our working capital needs which could increase the uncertainty and risks you face as an investor.

        We may be unable to fund our working capital needs. If, as expected, we qualify as a REIT, we will be required to distribute at least 90% of our taxable income to our stockholders in each taxable year. However, depending on the size of our operations, we will require a minimum amount of capital to fund our daily operations. Initially, we intend to establish modest reserves equal to 1% of the total offering proceeds to fund our working capital needs. See "Estimated Use of Proceeds." We may have to obtain financing from unaffiliated sources to meet our cash needs. This financing may be unavailable or, even if available; the financing terms may be unacceptable to us.

  Geographic concentration of our properties will make our business more vulnerable to economic downturns in the Midwestern and Southwestern United States and the value of your investment will fluctuate with the performance of the specific properties we acquire.

        We expect all real estate properties to be acquired will be located in the Midwestern and Southwestern United States. Economic conditions in those areas will significantly affect our revenues and the value of our properties. Business layoffs or downsizing, industry slowdowns, changing demographics and other similar factors may adversely affect the economic climate in these areas. Any resulting oversupply or reduced demand for the types of properties in which we ultimately invest in the Midwestern and Southwestern United States and our local markets in particular could have a disproportionately negative impact on our revenues and limit our ability to make distributions to stockholders.

  We may rely on credit enhancements to our leases for minimum returns on our properties which may be ineffective in assuring that funds generated from operations remain uninterrupted.

        Our leases may, but are not required to have credit enhancement provisions, such as personal guaranties provided by the tenants or the principal owners of any tenant that is an organization. These credit enhancements are intended to guaranty us certain minimum returns on our properties. We anticipate that any credit enhancements obtained will generally be subject to expiration or "burn-off" provisions over time or at a time when the funding limit has been reached. Once a credit enhancement expires or the funding limit is reached, or if a provider of a credit enhancement is unable to meet its obligations, our results of operations could be adversely affected if our properties are unable to generate sufficient funds from operations to meet minimum returns and the tenants do not otherwise have the resources to make the rent payments.

  Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer's financial condition or disputes between us and our co-venturers which could reduce the returns on our joint venture investments and decrease your overall return.

        We may co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity. In that event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions. Further, while not presently contemplated, units issued to holders in future partnerships could be convertible into shares. Their subsequent conversion to common stock would dilute investors.

        Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. The investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting properties owned by the partnership or joint venture to additional risk.

        We may also, in certain circumstances, be liable for the actions of our third-party partners or co-venturers. For example, we may be required to guaranty debt financing incurred by a partnership, joint venture or other entity for the purchase or renovation of a property. A guaranty may be on a joint and several basis with our partner or co-venturer in which case we may be liable in the event they default on their guaranty obligation.

  Potential borrowings, if borrowed, could create risks by further burdening operating cash flows or restricting management's discretion in operating the business.

        Our articles of incorporation limit the maximum amount of our borrowings (including any permanent financing, short-term borrowings or lines of credit) in relation to our net assets to an amount equal to 200% of our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. We intend to use a limited amount of debt financing. Circumstances might result in our borrowing money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies, including with respect to capital expenditures and asset dispositions. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it.

  Letters of credit provided by us may be drawn upon at the sole discretion of our lenders. Draw downs could occur even if we dispute that amounts are owed and could result in our suffering financial losses over which we have no control or means of recovery.

        In some cases, construction or renovation may be required before we acquire a property. Our lenders may require that we provide assurance of performance and payment by means of a letter of credit issued in their favor. Letters of credit provide their beneficiary with the unilateral right to drawn down funds without the approval of the obligated party. Situations could arise in which we believe that a developer or contractor has failed to satisfactorily perform. Even if we disputed whether an amount was owed or if we believed that we had a valid claim or right of set-off against a developer or contractor, a lender that is the beneficiary of a letter of credit could nevertheless draw down upon our letter of credit, resulting in a financial loss over which we have no control or method of recovery, even if we have a valid claim.

Risks Related to Conflicts of Interest

  No independent review of our company or the terms of the offering, including the offering price has been made which increases the risk and uncertainty you face as a stockholder.

        The offering is intended to be made available primarily to customers of Dimensions Investment Management, Inc. without the involvement of any underwriter or managing dealer. No commissions or other compensation is being paid to anyone for the solicitation of, or assistance with, any sale of the shares, including Dimensions Investment Management, Inc. To the extent other investment advisory firms are permitted to advise their clientele about a potential investment in our shares, which is conditioned upon them agreeing to not charge their customers a commission or receive other forms of compensation solely because their clients purchase our shares, other investment advisory firms may have the opportunity to review, but not to modify the terms of this offering.

  We intend to offer the shares to the clientele of Dimensions Investment Management, Inc., whose principals are also shareholders of ADVISORS REIT, I.

        Our program was designed to create an attractive alternative to fee-based advisory managed REITs, and made available to the clientele of investment advisory firms who agree to not charge any direct commission or other compensation to their clientele for whom they recommend that they purchase our shares. We intend to offer the shares to the clientele of Dimensions Investment Management, Inc., whose principals currently own or control an aggregate of 43,750 shares of the company's stock. However, each investor will be making their own investment decision and subscribing for the shares themselves if they choose to invest. For more information, please read the section of this prospectus under "Certain Relationships and Related Transactions."

  Our advisory directors and their affiliates' business interests are competitive with the Company's operations and whenever they compete with us, could result in less attractive investment opportunities, less attractive tenants, or reduced rental lease rates, negatively impacting our profitability and the quality of our investments.

        Our advisory directors and their affiliates are engaged in many aspects of real estate development and real estate investment. There may be instances when they, or their clients, may wish to acquire or invest in properties that the Company may also wish to acquire. This competition could result in not only losing a prospective acquisition, but also our paying a higher purchase price than if they or their clients had not bid against us. If they are engaged in property management, they may own or manage properties that might compete with us for tenants. This competition for tenants could result in not only losing a prospective or current tenant, but also in lease terms being more favorable to the tenant.

  There has been no independent review of the sublease with affiliates of a promoter of this offering and an advisory director to ensure arms-length terms and conditions.

        Currently, we are subleasing our office space from Dimensions Investment Management, Inc. We intend to offer our stock to their clientele. In turn, Dimensions Investment Management and its affiliate, Dimensions Financial Consultants, Inc., lease office space from Vantage Point Properties, Inc. Mr. Paul Jackson, who has agreed to become an advisory director of the REIT, is a principal of Vantage Point Properties, Inc. We believe that the terms of this sublease and lease are commercially reasonable and on arms-length terms. See "Certain Relationships and Related Transactions."

  There may be conflicts of interest with regard to the services to be performed under our Exclusive Client Agency Agreement.

        A potential conflict of interests exists between us and John T. Arnold & Associates, our exclusive representative for real estate transactions. Mr. Marlin Penner is a shareholder of the Company. He is also the President and a principal stockholder of John T. Arnold Associates, Inc. The Company has contracted on an exclusive basis with John T. Arnold Associates, Inc. to provide customary real estate brokerage services, primarily in the areas of acquiring investment properties and obtaining tenants for Company-owned properties. In the ordinary course of its real estate business, John T. Arnold Associates, Inc. will also communicate with and represent a number of potential sellers from whom we may wish to acquire properties, potential buyers who may be competing with us for the same properties, landlords who may be competing for our future tenants and tenants wishing to lease our properties, all of whose self-interests conflict with our interests. See "Certain Relationships and Related Transactions" and "Principal Stockholders."

  Members of our Board of Directors and Board of Advisory Directors will have competing demands on their time and attention which could hinder our ability to successfully implement our business strategy and to generate returns for you.

        The Board of Directors are not required to devote all of their time to us and are only required to devote the amount of their time to our affairs as their duties require. Mr. Ted Knopp is actively engaged in the full time practice of law and Mr. Wilson is an officer and member of senior management of his current employer. Mr. Paul Jackson and Mr. Michael J. Boyd have agreed to join the Board of Advisory Directors upon completion of the offering. As their livelihood, each of them is a principal of a private real estate development company. The responsibilities of their positions place significant full time demands upon their time. While both have expressed a willingness to assist us with their advice and counsel, neither is formally obligated to participate at any minimum level of involvement. To the extent their private business affairs place conflicting demands upon their time and attention, they will be unable to assist us. See "Management" and "Certain Relationships and Related Transactions."

General Risks Related to the Real Estate Industry

  We do not have control over the market and business conditions which may cause our operating results to suffer and decrease the value of our real estate properties.

        Our commercial real estate properties, once acquired or developed, will be subject to varying degrees of risk generally common to the ownership of commercial real estate, many of which are beyond our control, including the following:

  •
  increased competition from other competitive properties in our markets;

  •
  new commercial real estate property supply in our markets, which may adversely affect occupancy and revenues at our commercial real estate properties;

  •
  dependence on the viability of local businesses and the local economy;

  •
  increases in energy costs;

  •
  increases in operating costs due to inflation and other factors that may not be offset by increased rental rates;

  •
  changes in interest rates and in the availability, cost and terms of debt financing;

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  changes in, and the related costs of compliance with, governmental laws and regulations, fiscal policies and zoning ordinances;

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  adverse effects of international, national, regional and local economic and market conditions; and

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  risks generally associated with the ownership of real estate, as discussed in this section.

        These factors could have an adverse effect on our financial condition, results of operations and ability to make distributions to our stockholders.

  The current economic uncertainties and world events outside our control, including terrorism, the war in Iraq, political unrest, weakening of the dollar versus other currencies, natural disasters, and the effects of economic recession in some areas of the country have adversely affected the national and local economies, and these adverse effects may continue or worse.

        As a result of the war in Iraq, the war against international and domestic terrorism and the effects of the current economy, the commercial real estate industry has experienced uneven financial results throughout the country, with properties appreciating in value in some areas while declining in others as various parts of the country are impacted differently. Construction costs, including material and labor, may become more expensive or less easily available as a result of the anticipated reconstruction of areas of the country damaged by Hurricane Katrina and other natural disasters.

        We are unable to predict with certainty when, where or if investment will improve or which sectors of the economy will make the best tenants. We cannot presently determine the impact that the war in Iraq, terrorist attacks, future events such as military or police activities in the U.S. or foreign countries and future terrorist activities or threats of such activities, or health epidemics could have on our business or our future tenants' businesses. Our business and future properties may be affected by the business results experienced by our tenants, particularly those in the retail, hospitality or restaurant industries and, as a result, our revenues may be reduced due to the inability or tardiness of tenants to fully and timely meet their rental payment obligations.

        These factors could have a material adverse effect on the commercial real estate property industry at large, our results of operations, financial condition, ability to service debt and our ability to make distributions to our stockholders.

  The commercial real estate property investment industry is highly competitive which may reduce our profitability and the return on your investment.

        The commercial real estate property investment industry is highly competitive. We will experience competition for real estate investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate investment trusts, real estate investment partnerships, and other entities engaged in real estate investment activities. Competition for investments may have the effect of increasing costs and reducing distributions to shareholders. Since we will typically not operate our commercial real estate properties, our revenues will depend on the ability of the third- party management companies and our third-party tenants to compete successfully in their respective markets. Many of our competitors will have substantially greater marketing and financial resources than we will. If the third-party management companies and our third-party tenants are unable to compete successfully or if our competitors' marketing strategies are effective, our results of operations, financial condition, ability to service debt and ability to make distributions to our stockholders may be adversely affected.

  Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

        Because real estate investments are relatively illiquid, our ability to promptly sell one or more real estate properties in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors that are beyond our control, including: general economic conditions, availability of financing, interest rates and other factors, such as supply and demand.

        We may decide to sell commercial real estate properties that we have acquired in the future, but we may be unable to sell any of them on favorable terms. It may take an unexpectedly long time to find a willing purchaser and to close the sale of a property. The sale of some properties might subject us to significant adverse tax consequences. Therefore, we may refrain from liquidating those properties, even if it would otherwise be advisable to do so.

        We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct those defects or to make those improvements. In acquiring a commercial real estate property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could have a material adverse effect on our results of operations and financial condition, as well as our ability to pay distributions to stockholders.

  We will depend on tenants for our revenue. Lease terminations could reduce our net income and limit our ability to make distributions to our stockholders.

        The success of our investments materially depends on the financial stability of our tenants. A default by any significant tenant on its lease payments to us would cause us to lose the revenue associated with their lease. The loss would require us to find an alternative source of revenue. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to stockholders.

  Operating costs and capital expenditures for property renovation may be greater than anticipated which may reduce our profitability and the return on your investment.

        We may acquire properties that require significant renovation. These capital improvements may give rise to the following risks:

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  possible environmental problems;

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  construction cost overruns and delays;

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  a possible shortage of available cash to fund capital improvements and the related possibility that financing for these capital improvements may be unavailable to us on affordable terms; and

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  uncertainties as to market demand or a loss of market demand after capital improvements have begun.

        If these expenses exceed our estimates, the additional cost could have an adverse effect on amounts available for investment in other properties or available for distribution to stockholders.

  Uninsured and underinsured losses could adversely affect our operating results and our ability to make distributions to our stockholders.

        We, the third-party tenants, or the third-party management companies will maintain insurance on our properties, including coverage for general liability, umbrella liability, workers' compensation and property damage (including earthquake, flood, business income and ordinance coverage) under policy forms we believe are customarily obtained by owners of commercial real estate properties. Some of our properties will likely be located in areas of the country where they may experience tornadoes or high-wind activity, while others may be located in areas that are subject to earthquake activity.

        Insurance for certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes and acts of terrorism, may be or become either unavailable, too difficult to obtain or not economically feasible. Any uninsured loss or a loss in excess of insured limits could have a material adverse effect on our results of operations and distributions to stockholders could be reduced. Also, we may be unable to obtain financing if a lender were to require that we purchase a particular type of insurance coverage as a condition to a financing and we were unable to obtain the necessary coverage.

        Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it impractical to use insurance proceeds to replace a particular commercial real estate property after it was damaged or destroyed. In those circumstances, the insurance proceeds received by us might be inadequate to restore our economic position. If any of these or similar events occur, it may reduce the return from the property and the value of our investment.

  Increases in property taxes could adversely affect our ability to make expected distributions.

        Each commercial real estate property we acquire will be subject to real and personal property taxes. The real and personal property taxes on any properties in which we invest may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Many state and local governments are facing budget deficits that have led many of them, and may in the future lead others, to increase assessments and/or taxes. If property taxes increase, it may increase our property operating expenses and adversely affect our ability to make expected distributions to our stockholders.

  Our properties may be subject to environmental liabilities which may adversely affect our financial condition and results of operations.

        The costs of complying with existing environmental laws, ordinances and regulations, and future legislation may significantly increase our operating expenses. Under various federal and state environmental laws and regulations, as a current or previous owner of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for tenant property damage and for the costs of investigation, removal or remediation of hazardous or toxic substances on, under or in a property. Environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of any hazardous or toxic substances.

        The cost of complying with environmental laws could materially decrease funds available to distribute to stockholders. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contamination at any of our properties may adversely impact our ability to sell or lease the properties or to borrow using the properties as collateral. We could also be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from our properties.

        All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other conditions.

        Our Board of Directors may determine that we will acquire a commercial real estate property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that if it is a material problem: (i) the seller has (a) agreed in writing to indemnify us and/or (b) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem; or (ii) we have negotiated other comparable arrangements, including but not limited to a reduction in the purchase price.

        We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities associated with the properties that we may acquire from time to time will have been identified or that no prior owner, operator or current occupant will have created an environmental condition unknown to us. Moreover, we cannot be sure that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the environmental condition of the properties that we may acquire from time to time will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties such as the presence of underground storage tanks, or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

        In addition to the risks associated with potential environmental liabilities discussed above, compliance with environmental laws and regulations that govern our properties may require expenditures and modifications of development plans and operations that could have a detrimental effect on the operations of the properties and our financial condition and results of operations. The application of environmental laws, regulations or policies, or changes in these laws, regulations and policies could have a detrimental effect on any property we may acquire.

  Costs associated with complying with the Americans with Disabilities Act may adversely affect our financial condition and results of operations.

        Under the Americans with Disabilities Act of 1990, or "ADA", all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While we do not intend to acquire any property that is not in compliance with these requirements, a determination that we are not in compliance with the ADA could result in imposition of fines or an award of damages to successful private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the commercial real estate properties may occur. If we were required to make substantial modifications at the properties to comply with the ADA or other changes in governmental rules and regulations, our ability to make expected distributions to our stockholders could be adversely affected.

  Our properties might contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem which may adversely affect our financial condition and results of operations.

        When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Public concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our properties could require a costly remediation program to contain or remove the mold from the affected property, which would reduce our cash available for distribution. In addition, the presence of significant mold could expose us to liability from our guests, employees or our management company and others if property damage or health concerns arise. While we do not intend to acquire any property that is mold infested, mold might go undetected or might develop after a property's acquisition.

  We may incur significant costs complying with other regulations causing us to lease to less attractive tenants or at reduced rental lease rates, lowering your overall return.

        The properties that will be in our portfolio will be subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we might incur governmental fines or private damage awards. Once we acquire a property, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures that will adversely affect our results of operations, financial condition, and ability to service debt or make distributions to our stockholders.

  Multiple property leases with individual tenants or borrowers increase our risks.

        The value of our leased properties will depend principally upon the value of the leases of the properties. Minor defaults by a tenant or borrower may continue for some time before our Board of Directors determines that it is in our interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one mortgage loan. As a result, a default by or the financial failure of a tenant, borrower or property manager could cause a reduction in income. The negative impact of any default would also be exasperated if less than the maximum offering is raised and our investment portfolio is limited to a single building or a very few.

  It may be difficult to re-lease our properties causing us to lease to less attractive tenants or at reduced rental lease rates, lowering your overall return.

        If a tenant vacates a property, we may be unable to re-lease the property or, if we are able to re-lease the property, we may not receive as much rent under the new lease or we may need to incur additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay or difficulty we experience in re-leasing a property at acceptable rates may reduce cash available to make distributions to our stockholders.

  We will have no economic interest in the land underlying ground lease properties.

        We may acquire properties in which we do not own, or have a leasehold interest in, the underlying land. Thus, with respect to these ground lease properties, we will have no economic interest in the land or building at the expiration of the lease on the underlying land, although we generally anticipate that we will retain partial ownership of, and will have the right to remove, any equipment that we may own in the building. As a result, while we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

Tax Risks

  Your investment has various federal income tax risks.

        Although the provisions of the Internal Revenue Code or "Code," relevant to your investment are generally described in "U.S. Federal Income Tax Consideration," we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment in our common stock and on your individual tax situation.

  Failure to qualify as a REIT would subject us to federal taxation, which would reduce our net income and the cash available for distribution to our stockholders.

        We intend to operate so as to qualify as a REIT for federal income tax purposes. Our qualification as a REIT will depend on our ability to meet various requirements concerning, among other things, the ownership of our outstanding shares of beneficial interests, the nature of our assets, the sources of our income, the amount of our distributions to our stockholders and the filing of IRS elections. If we were to fail to qualify as a REIT in any taxable year, we would be disallowed a deduction for dividends to our stockholders in computing our taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Unless relief is available under certain provisions under the Code, we also would be disqualified from electing to be treated as a REIT for the four taxable years following the year during which qualification was lost. As a result, amounts available for distribution to stockholders would be reduced for each of the years involved. Although we currently intend to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the directors, without the consent of our stockholders, to revoke the REIT election.

        We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. Prior to the issuance by the Securities and Exchange Commission of their order of effectiveness, we will have received an opinion from our legal counsel, Biggs Wilkerson, L.C., that we meet the requirements for qualification and taxation as a REIT for our taxable year ending

December 31, 2006, and that our organizational structure, ownership, operations and assets will permit us to continue our qualification in subsequent taxable years.

        You should be aware that opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our qualification and continued qualification as a REIT will depend on, our management meeting various requirements which are discussed in more detail under the heading "U.S. Federal Income Tax Considerations—Taxation of ADVISORS REIT I, Inc.—Requirements for Qualification as a REIT."

  Failure to make required distributions would subject us to tax which would further reduce the cash available for distribution to our shareholders.

        To qualify as a REIT, each year we must distribute to our stockholders at least 90% of our taxable income, excluding net capital gains. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any year are less than the sum of:

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  85% of our ordinary income for that year;

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  95% of our capital gain net earnings for that year; and

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  100% of our undistributed taxable income from prior years.

        We intend to pay distributions to our stockholders in a manner intended to satisfy the distribution requirement and to minimize, if not avoid, corporate income tax and the 4% nondeductible excise tax. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money or sell assets to distribute enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in a particular year. We may borrow to pay distributions to our stockholders. This type of borrowing subjects us to risks from borrowing as described under "Risk Factors—Tax Risks—We may have to borrow funds at unfavorable rates, sell assets when untimely or expend offering proceeds to meet our distribution requirements which could reduce the funds available for investment and your overall return."

        Our taxable income may substantially exceed our net income as determined based on generally accepted accounting principles, or GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may be nondeductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as phantom income. Although some types of non-cash income are excluded to the extent they exceed 5% of our REIT taxable income in determining the 90% distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to any phantom income items if we do not distribute those items on an annual basis.

        As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or times that we regard as unfavorable in order to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

  We may have to borrow funds at unfavorable rates, sell assets when untimely, or expend offering proceeds to meet our distribution requirements which could reduce the funds available for investment and your overall return.

        To qualify as a REIT, we must distribute at least 90% of our taxable income, excluding net capital gains. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items that actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of funds available to distribute to our stockholders. If this occurs, we may be required to use offering proceeds or cash reserves or we will have to borrow funds or liquidate some of our assets to meet the distribution requirements applicable to REITs. Borrowings might have to be used even if the then prevailing market conditions are not favorable for borrowing funds. This problem of taxable income exceeding funds available for distribution could result from a difference in timing between the actual receipt of cash and inclusion of income for U.S. federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments. We may also make distributions that include a return of capital.

  Prohibited transactions could result in a 100% tax on our net income.

        A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business."

  Complying with REIT requirements may cause us to forego attractive opportunities that could otherwise generate strong risk-adjusted returns and instead pursue less attractive opportunities, or none at all.

        To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of generating strong risk-adjusted returns on invested capital for our stockholders.

  Complying with REIT requirements may force us to liquidate otherwise attractive investments, which could result in an overall loss on our investments.

        To qualify as a REIT, we must also ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries.

        If we fail to comply with these requirements at the end of any calendar quarter, we must correct any failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. After January 1, 2005, if we fail to comply with these requirements at the end of any calendar quarter, and the failure exceeds a de minimis threshold, we may be able to preserve our REIT status if the failure was due to reasonable cause and not to willful neglect. In this case, we will be required to dispose of the assets causing the failure within six months after the last day of the quarter in which the failure occurred, and we will be required to pay an additional tax of the greater of $50,000 or the product of the highest applicable tax rate multiplied by the net income generated on those assets. As a result, we may be required to liquidate otherwise attractive investments.

  Taxation of dividend income could make our common stock less attractive to investors and reduce the market price of our common stock.

        At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. Any new laws or interpretations may take effect retroactively and could adversely affect us or you as a stockholder. On May 28, 2003, the President signed the Jobs and Growth Tax Relief Reconciliation Act of 2003, which we refer to as the Jobs and Growth Tax Act. Effective for taxable years beginning after December 31, 2002, and before January 1, 2009, the Jobs and Growth Tax Act generally reduced the maximum rate of tax applicable to individuals, trusts and estates on dividend income from regular C corporations to 15.0%. This reduced substantially the so called "double taxation" (that is, taxation at both the corporate and stockholder levels) that has generally applied to corporations that are not taxed as REITs. Generally, dividends from REITs do not qualify for the dividend tax reduction because, as a result of the dividends paid deduction available to REITs, REITs generally do not pay corporate level tax on income that they distribute to stockholders. As a result of the Jobs and Growth Tax Act, individual, trust, and estate investors could view stocks of regular C corporations as more attractive relative to shares of REITs than was the case previously because the dividends paid by regular C corporations are subject to lower tax rates.

  Our ability to finance growth and acquisition activities from internal sources is limited which may inhibit our ability to grow the company and impede your investment's potential appreciation.

        Because we must annually distribute at least 90% of our taxable income, excluding net capital gains, to qualify and maintain our qualification as a REIT, our ability to rely upon income or cash flow from operations to finance our growth and acquisition activities will be limited. Accordingly, we are unable to obtain funds from borrowings or the capital markets to finance our growth and acquisition activities, our ability to grow could be curtailed, and amounts available for distribution to stockholders could be adversely effected.

  Excessive non-real estate asset values may jeopardize our REIT status which could materially diminish the value of your investment.

        To qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate (including mortgages secured by real estate), investments in other REITs, real estate partnerships, cash and cash equivalents, and government securities. Accordingly, the value of any other property that is not considered a real estate asset for federal income tax purposes must represent in total less than 25% of our total assets. In addition, under federal income tax law, we may not own securities in any one company other than another REIT, a qualified REIT subsidiary or a taxable REIT subsidiary which represent in excess of 10% of the voting securities or 10% of the value of all securities of that company, or which have, in total, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in total, a value in excess of 20% of our total assets.

        The 75%, 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any of these tests at the end of any calendar quarter, and the failure is not remedied within 30 days after the close of the quarter, we will cease to qualify as a REIT.

  Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

        Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets. For example:

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  We will be required to pay tax on undistributed REIT taxable income.

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  We may be required to pay alternative minimum tax on our items of tax preference.

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  If we have net income from the disposition of foreclosure property held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay tax on that income at the highest corporate rate.

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  If we sell a property in a "prohibited transaction," our gain from the sale would be subject to a 100% penalty tax. A "prohibited transaction" would be a sale of property, other than a foreclosure property, held primarily for sale to customers in the ordinary course of business.

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  Any taxable REIT subsidiary that we might choose to form in order to perform services on our behalf would be a fully taxable corporation and will be required to pay federal and state taxes on its income.

  Changes in tax laws may prevent us from qualifying as a REIT which could reduce the overall value of your investment.

        Our treatment as a REIT for federal income tax purposes is based on the tax laws that are currently in effect. Changes in the law could occur at any time due to amendments of laws or judicial or administrative interpretations. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may be unable to make the same level of distributions to our stockholders or the value of their investment might decline.

  Our leases may be recharacterized as financings, which would eliminate depreciation deductions on commercial real estate properties, increase the amount of our taxable income and thereby increase the amount of our required distributions.

        We believe that the leases of commercial real estate properties where we will own the underlying land will constitute leases for federal income tax purposes. However, with respect to the commercial real estate properties where we will not own the underlying land, we may be unable to reach this conclusion. If the lease does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. The income derived from this type of financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would be unable to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In that event, in certain taxable years our taxable income, and the corresponding obligation to distribute 90% of our taxable income, would be increased.

        Under certain circumstances, we may be able to rectify an inadvertent failure to meet the distribution requirement for a taxable year as a result of this recharacterization by paying "deficiency dividends" to our stockholders, and, as a result also avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. We may not have sufficient funds to pay the deficiency dividends and related interest. Therefore, we may be required to borrow funds or sell assets at unfavorable times or under sale terms which we would not otherwise normally accept.

  We may be required to pay a penalty tax upon the sale of certain commercial real estate property which would reduce the cash available for distribution to our shareholders.

        The federal income tax provisions applicable to REITs provide that any gain realized by a REIT on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business is treated as income from a "prohibited transaction" that is subject to a 100% penalty tax. Under current law, unless a safe harbor applies, the question of whether the sale of a particular commercial real estate property, for example a hotel, constitutes the sale of property held primarily for sale to customers is generally dependent on the facts and circumstances regarding the particular transaction. We intend to hold our commercial real estate properties for investment with a view to long-term appreciation, to engage in the business of acquiring and owning commercial real estate properties, and to make occasional sales consistent with our investment objectives. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the safe harbor or that the IRS will not successfully assert that one or more of our sales are prohibited transactions.

Risks Related to Our Organization and Corporate Structure

  Our governing documents may discourage takeovers that could otherwise result in a premium price for our stockholders.

        For purposes of protecting our REIT status we have adopted certain provisions of our articles of incorporation, including ownership limitations, transfer restrictions and the ability to issue preferential preferred stock. These provisions may have the effect of preventing, delaying or discouraging takeovers of our company by third parties that a stockholder may personally consider favorable.

  Ownership limits may discourage a change in control which could otherwise result in a premium price to our stockholders.

        For the purpose of protecting our REIT status, our articles of incorporation, subject to certain exceptions, authorize our directors to take all actions as are necessary and desirable to preserve our qualification as a REIT, and limit any person from actually or constructively owing more than 9.8% of the outstanding shares of our common stock. Any attempted transfer of shares that would jeopardize our REIT status would be ineffective. Our Board of Directors, in its sole discretion, may exempt a proposed transferee from the ownership limit. However, our Board of Directors may not grant an exemption from the ownership limit to any proposed transferee whose ownership, direct or indirect, in excess of 9.8% of the value of our outstanding shares or 9.8% in value of any class or series of our preferred stock could jeopardize our status as a REIT.

        Our articles of incorporation also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of our common stock. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of common stock to acquire a block of shares.

  Our Board of Directors can take many actions that are important to shareholders without stockholder approval.

        Our Board of Directors has overall authority to oversee our operations and determine our major corporate policies. This authority includes significant flexibility. For example, our Board of Directors can do the following:

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  list our stock on a national securities exchange or include our stock for quotation on the Nasdaq National Market without obtaining stockholder approval;

  •
  prevent the ownership, transfer and/or accumulation of shares to protect our status as a REIT;

  •
  authorize and issue additional shares of our common and preferred stock and classify or reclassify any unissued shares of our common or preferred stock without obtaining stockholder approval, which could dilute your ownership, or delay, defer or prevent a change of control transaction;

  •
  convert the management and operation from a self-administered, self-managed real estate investment trust, to an externally managed fee-based advisory form of management and engage an advisor to operate the company in that manner and thereafter change an advisor's compensation, and employ and compensate affiliates;

  •
  direct our resources toward investments that do not ultimately appreciate over time, such as building only properties, with the land owned by a third party, and loans; and

  •
  establish and change minimum creditworthiness standards with respect to third-party tenants.

Any of these actions could increase our operating expenses, impact our ability to make distributions or reduce the value of our assets without giving you, as a stockholder, the right to vote.

  Our officers and directors have limited liability, which could reduce your and our recovery against them if they negligently cause us to incur losses.

        Our articles of incorporation and bylaws provide that an officer or director's liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under our articles of incorporation and the bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify them for any of these liabilities that they incur. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our officers and directors arising from their service to us. You can read the section of this prospectus under the caption "Summary of the Articles of Incorporation and Bylaws—Limitation of Liability and Indemnification" for more information about the indemnification of our officers and directors.

  The liquidation of our assets may be delayed which could adversely impact our ability to recover our total invested capital, generate a profit or fully satisfy our debt obligations.

        If our shares are not listed on a national securities exchange or quoted on the Nasdaq National Market on or before October 31, 2017, we are obligated under our articles of incorporation to sell our assets and distribute the net sales proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company. In these instances, we will engage only in activities related to our orderly liquidation or merger, unless stockholders owning a majority of our shares of common stock elect to extend the duration of the company by amendment of our articles of incorporation. Our Board of Directors may be unable to control the timing of the sale of our assets or completion of a merger due to market conditions. We cannot assure you that we will be able to sell our assets or merge with another company so as to return our stockholders' total invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations.

        Because a portion of the offering price from the sale of shares will be used to pay operating expenses and the full offering price is not invested in properties or other permitted investments, we will only return all of our stockholders' invested capital if we sell our assets for a sufficient amount in excess of the original purchase price of our assets. If we take a purchase money obligation in partial payment of the sales price of a property, we may realize the proceeds of the sale over a period of years. Further, any intended liquidation may be delayed beyond the time of the sale of all of the properties, until all mortgage loans expire or are sold, because we plan to enter into mortgage loans with terms of 10 to 20 years and those obligations may not expire before all of the properties are sold.

  If our assets were classified as "plan assets" it would reduce the amount of funds available for distribution.

        We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be "plan assets" of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the "prohibited transaction" rules under ERISA would be available for our transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If these excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

Risks Related to This Offering

  No underwriter or managing dealer has made an independent review of our company, the terms of the offering, including the offering price, or this prospectus; the absence of independent due diligence review and underwriting negotiations increase the risks and uncertainty you face as a stockholder.

        The offering is available primarily to customers of Dimensions Investment Management, Inc. without the assistance of any underwriter, managing dealer, or broker. While other investment advisory firms may be permitted to advise their clientele about a potential investment in our shares, no commissions or other compensation is being paid to anyone for the solicitation of any sale of the shares, or to independently evaluate the merits or risks of this offering. Accordingly, you do not have the full benefit of an independent review of the terms of this offering.

  The price of our shares is subjective and may not bear any relationship to what a stockholder could receive if the shares were resold; the actual value of your investment may be substantially less than the price you pay.

        The offering price was arbitrarily established. The price was arbitrarily determined by management and bears no relationship to any established criteria for valuing issued and outstanding REIT shares. The price was primarily selected for ease of accounting. We also determined the offering price of our shares in our sole discretion based on the price which we believed investors would pay for the shares, the expenses of this offering and the funds we believed should be available to invest in properties and other permitted investments. There is no public market for the shares on which to base market value, and your shares may be more or less valuable than the purchase price indicates.

  As a new investor, you will incur substantial dilution and future equity offerings could result in additional dilution.

        The initial public offering price will be substantially higher than the pro forma net tangible book value per share of our outstanding common stock. As a result, investors purchasing common stock in this offering will incur immediate dilution of $1.10 per share (minimum offering) or $.46 per share (maximum offering) in pro forma net tangible book value, based upon our $10.00 per share offering price. This dilution is due in large part to earlier investors in our company having paid substantially less than the initial public offering price when they purchased their shares, and also reflects the use of a portion of the proceeds for the payment of a portion of the estimated offering expenses.

        Our stockholders will have no preemptive rights. If we commence a subsequent public offering of shares or securities convertible into shares or otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment. Stockholders will be unable to vote on whether we engage in additional offerings. In addition, depending on the terms and pricing of an additional offering of our shares and the value of our properties, stockholders may experience a dilution in both the book value and fair value of their shares. Although our Board of Directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests.

  There may be delays in investing the proceeds of this offering, which may cause our dividends and your investment returns to be lower than they otherwise would.

        There may be a delay in investing all of the offering proceeds; although, we expect to invest substantially all of the net offering proceeds within twelve months following the closing of the offering. To the extent we delay investing the offering proceeds; the receipt of any returns from these investments may be delayed or diminished due to our inability to find suitable properties or other permitted investments. Commencing not later than the close of the first full calendar quarter after we have generated taxable income, which may or may not occur during the offering period, our Board of Directors intends to declare and pay distributions quarterly during the remainder of the offering period and thereafter. However, our Board of Directors, in its sole discretion, may determine to declare or pay distributions on another basis. The amount will typically depend on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors.

        Until we invest in properties or other permitted investments, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments or other permitted investments. Further, if we have not invested or committed for investment the net offering proceeds or reserved those funds for company purposes within the later of two years from the initial date of this prospectus, or one year after the termination of this offering, we will distribute the remaining funds, including accrued interest which has not been previously distributed, pro rata to the persons who are stockholders of our company at that time. Certain delays may be due to our inability to find suitable properties or other permitted investments.

  Distributions will be delayed until such time as the Company earns taxable income.

        Our Board of Directors intends to commence to declare and pay distributions when we have taxable income. Many events or conditions, many of which are not within our control, could delay the generation of taxable income and delay or reduce funds available for distribution to investors.

  Your stock will be illiquid, making the subsequent sale of shares very difficult, if not impractical.

        Currently, there is no public market for the shares, so stockholders may be unable to sell their shares promptly at a desired price or time period, if at all. Therefore, you should consider purchasing the shares as a long-term investment only. Following the completion of the offering, we may recruit a broker-dealer to compile and maintain a list of persons expressing an interest in purchasing outstanding shares. It is possible that no list will develop or an investor would be unable to otherwise locate a purchaser to whom to sell their shares, making their investment in effect worthless.

        We do not anticipate applying for listing within the foreseeable future. Unless our Board of Directors determines in the future that listing is in the best interest of our stockholders, we do not know if we will ever apply to list our shares on a national securities exchange or be included for quotation on the Nasdaq National Market or, if we do apply for listing or quotation, when the application would be made or whether it would be accepted. In making a determination of whether listing is in the best interest of our stockholders, our Board of Directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, the potential for stockholder liquidity and the additional initial and ongoing costs and expenses that might be incurred. If our shares are listed, we cannot assure you a public trading market will develop. We cannot assure you that, even if listed, the price you would receive in a sale on a national securities exchange or on the Nasdaq National Market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares.

        If our shares of common stock are not listed on a national securities exchange or quoted on the Nasdaq National Market on or before October 31, 2017, we will sell our assets and distribute the proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company. In those instances, we will engage only in activities related to our orderly liquidation or merger, unless our stockholders owning a majority of our shares vote to extend the company's duration by amending our articles of incorporation.

  We have not adopted a stock redemption program, you may be unable to recover your investment.

        We have not adopted a stock redemption plan to provide a means for liquidity. Given our relatively small size, it is highly unlikely that a redemption plan would be developed within the foreseeable future. In addition, even if we adopted a redemption plan, we would have discretion to not redeem your shares, to suspend the plan and to cease redemptions. Currently, there is no public market for the shares, so stockholders may be unable to sell their shares or may only be able to sell their shares at an undesirable discounted price or after considerable delay.

ESTIMATED USE OF PROCEEDS

        The table set forth below summarizes certain information relating to our anticipated use of offering proceeds, assuming that a minimum offering of 1 million shares and a maximum offering of 2.5 million shares are sold. Depending primarily on the number of shares sold in this offering, we estimate that 95.8% to 97.7% of the offering proceeds, or between $9.58 and $9.77 per share, will be used to purchase properties and to make or acquire other permitted investments as well as to pay the costs and expenses incurred in acquiring properties and establish a working capital reserve, as described in this prospectus. The remainder of the offering proceeds will be used to pay organizational and offering expenses. No selling commission or other compensation is being offered to anyone to solicit or offer the shares.

        If only the minimum offering is sold, we intend to acquire either a single property or a limited number of smaller properties (possibly, 2 to 4 investments). If the maximum offering is sold, we intend to acquire multiple properties (possibly, 4 to 8 investments). However, it is difficult to predict the number of properties we will actually acquire because the purchase price for properties typically varies widely and our actual cash investment in each may vary based on any financing leverage we might decide to use.

        As used in this prospectus, "permitted investments" means all investments that we may acquire pursuant to our articles of incorporation and bylaws. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

	Minimum Offering 1,000,000 Shares		Maximum Offering 2,500,000 Shares
	Amount	Percent	Amount	Percent
Offering proceeds to the company(1)	$10,000,000	100.0%	$25,000,000	100.0%
Less:
Selling Commissions and Dealer Manager Fees(1)(2)	0	0%	0	0%
Organizational and offering expenses(2)	315,000	3.2%	315,000	1.3%
Due Diligence Fees(3)	0	0%	0	0%

Acquisition and Advisory Fees(3)	0	0%	0	0%
Net Proceeds to our Company	9,685,000	96.8%	24,685,000	98.7%
Less:
Working Capital Reserve(4)	100,000	1%	250,000	1.0%
Net proceeds available to the Company for real estate investment(5)(6)(7)(8)	$9,585,000	95.8%	$24,435,000	97.7%

(1)
Offering proceeds are calculated at $10.00 per share and do not take into account any reduction in selling commissions, or other compensation for the sale of the securities because none is being offered or paid to anyone. In like manner, no marketing support fee and/or the acquisition fee will be charged. See "The Offering—Plan of Distribution" for a more detailed description of the manner in which the shares are being offered.

(2)
Organizational and offering expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of our organization and the offering of our shares including marketing and sales costs, but exclude selling commissions, as none will be paid. However, because all investors will be required to have their shares held in an account at National Financial Services LLC, you will be required to pay an alternative investment account set up fee of $250.00. Pursuant to state securities laws, the organizational and offering expenses paid by us together with selling commissions (were they to be paid) cannot exceed 15% of the proceeds raised in connection with this offering. A total of $348,000 was raised from investors to fund start-up operations and to defray the costs associated with the offering.

(3)
Unlike typical REITs, we do not intend to charge due diligence, acquisition or advisory fees for acquiring or selling properties. However, amounts used for investment will include customary third-party acquisition expenses, such as legal fees and expenses; costs of appraisals; accounting fees and expenses; title insurance premiums; auditing and financial reporting costs directly related to the acquisition of a property; and other closing costs and miscellaneous expenses relating to acquiring commercial real estate. We estimate these third-party costs, other than customary real estate brokerage commissions, would on average equal approximately 1.5% of a property's contract purchase price.

(4)
Depending upon the amount of offering proceeds raised, the Company intends to establish a working capital reserve of approximately 1% of total proceeds (a reserve of between $100,000 and $250,000), leaving the balance for investment.

(5)
Offering proceeds designated for investment in properties or for the making of other permitted investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. We expect the rates of return earned on these short-term investments, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments or other permitted investments.

(6)
Presently, we do not intend to operate a mortgage loan program.

(7)
In the event we generate taxable income which exceeds cash flow generated by operations, we may be required to pay distributions from the offering proceeds or from borrowings. Distributions paid from offering proceeds would constitute a return of capital as opposed to being a distribution of income.

(8)
Under the terms of the Exclusive Buyer Representative Agreement, we may pay John T. Arnold Associates real estate brokerage commissions ranging on a sliding scale from 6% to 2% of a property's purchase price. In the event John T. Arnold Associates is able to obtain payment of its fee from a transaction's proceeds, their fee will be limited to the amount provided in the seller's listing agreement or as paid to John T. Arnold Associates by the cooperating broker agency.

OUR BUSINESS

General

        ADVISORS REIT I, Inc. is a Maryland corporation that was organized on August 20, 2004. ADVISORS was formed in response to Dimensions Investment Management's disillusionment with the existing REIT market, which Dimension's principals perceived as being rife with conflicts of interest and related party payments which unnecessarily reduce the return on a non-insider's investment and may introduce undesirable additional volatility to what is expected to be a steady income-producing investment. Mr. Rappard, a principal of Dimensions, assisted in the identification of Biggs Wilkerson, L.C. as company counsel and with the recruitment of our president, James Fritzemeier. Mr. Rappard, along with Mr. Fritzemeier and another shareholder, Marlin Penner, personally guaranteed a $100,000 letter of credit to provide financing for starting up the Company. The letter of credit has been paid off. Mr. Shawn Sokolosky is also a principal of Dimensions. On July 22, 2005, Mr. Sokolosky was elected to the Board of Directors. He has agreed to serve without pay during his initial term. Other principals of Dimensions or their spouse are also shareholders. See "Certain Relationships and Related Transactions—Relationship with Dimensions Investment Management, Inc." and "Principal Stockholders."

        ADVISORS will be a self administered, self managed REIT. Its principal employee and officer is its President, James Fritzemeier. In his traditional role as President, he will be responsible for our day-to-day business activities including, identifying and recommending real estate opportunities to our Board of Directors, negotiating and acquiring our real property, recruiting and managing the third party property managers for those properties, as well as managing our periodic reporting responsibilities to our shareholders. See "MANAGEMENT—Employment Agreement."

        We intend to invest the proceeds of this offering primarily in commercial real estate properties. We generally will seek to acquire a portfolio of real estate, focusing primarily on properties that produce current income. Relative to other public REITs, we will be a small REIT based upon our anticipated total assets, number of properties, geographic scope and the size of our current offering. Our relatively small size will impact potential profitability and our ability to diversify our investments. We intend to finance the acquisition of the properties substantially with cash through the application of the offering proceeds. To the extent we choose to not leverage our properties, we may be foregoing additional incremental returns that might be more available to other REITs that use debt financing more aggressively.

        We expect all real estate properties acquired will be located in urban and suburban areas of the Georgia and the Midwestern (Colorado, Iowa, Kansas, Missouri, Oklahoma and Nebraska) and Southwestern (Arizona, New Mexico, Nevada and Texas) United States. Attractive commercial properties located in rural communities might also be acquired. While some leverage may be used, investments will typically be made substantially for cash. Suitable real estate properties may include, without limitation, office buildings, shopping centers, strip centers, restaurants, hotels, motels, warehouses and other commercial and industrial properties. We do not intend to focus upon a particular industry or type of building. The real estate properties may have operating histories, or we may also acquire recently constructed properties with limited or no operating histories. We do not intend to acquire special use facilities.

        We have not identified any specific properties for acquisition. The purchase price of properties will vary widely depending on a number of factors, including size and location. In addition, the cost to our company will vary based on the amount of debt we might incur in connection with financing the acquisition. If only the minimum offering amount is sold, we would likely only acquire a single property or an interest in a limited number of properties. If the maximum offering amount is sold, we will acquire multiple properties; however, it is difficult to predict with precision the actual number of properties that we will actually acquire because the purchase price of properties varies widely and our investment in each will vary based on the amount of financing leverage we might use.

        We intend to invest in properties leased on a "triple-net" basis to unaffiliated third parties. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance.

        For retail leases, we intend to structure our investments to allow us to participate, to the maximum extent possible, in any tenant's sales growth at our properties. We intend to include percentage rent requirements with regard to retail buildings based on gross sales over specified levels. Gross sales may increase even absent real growth because increases in the costs are typically passed on to the consumers through increased prices, and increased prices are reflected in gross sales. On the other hand, such factors as price competition or adverse economic conditions, as well as the terms of the lease agreements themselves, may make it impractical to pass these costs through to consumers and gross sales may not rise.

        In an effort to provide ourselves regular cash flow, we intend to structure our leases with third-party tenants to provide a minimum level of rent which is payable regardless of the amount of gross sales at a particular property. We will also endeavor to maximize growth and minimize risks associated with ownership of commercial real estate properties through careful selection and screening of our property managers, or tenants in the case of third party leases, to reduce risks of default, monitoring periodic performance of tenants engaged in retail sales and continuing to develop relationships in the industry to reduce certain risks associated with investment in real estate and commercial real estate properties. See "Business—Standards for Investment in Individual Properties" below for a description of the standards which the Board of Directors will employ in selecting tenants, property managers and particular properties for investment.

        We expect to acquire properties in part with a view to diversification among the geographic location of the properties; although, there are no geographic restrictions on the properties we may acquire under our articles of incorporation.

        We could provide mortgage loans in connection with the operations of our properties. However, we presently do not intend to offer mortgage loans. Because we prefer to focus on investing in properties, which have the potential to appreciate, we currently would expect that even if we began lending, our mortgage loans in total principal amount would be no more than approximately 10% of our total assets. Mortgage loans would be secured by the building and improvements on the land. We expect that the interest rate and terms (generally, 10 to 20 years) of the mortgage loans would be similar to those of our leases.

        Although we do not expect to provide seller-financing in the ordinary course of business, a situation could arise when we would consider offering seller-financing to a qualified third party purchaser, the terms of which would be negotiated on a case-by-case basis. A "qualified" buyer would need to be a publicly held or well-seasoned private company with a net worth or other assets sufficient to cover the difference between a property's fair market and liquidation values. If the prospective buyer did not have sufficient net worth or assets, then its owners would need to have substantial personal net worths and be willing to personally guaranty the seller-financing. The purchaser or its owners would also need to demonstrate that they have sufficient experience owning and managing real estate.

        Any of our properties might be considered for seller-financing. For example, if a property was viewed as being non-strategic (for example, a remote location relative to other properties), we might use seller-financing to divest the property. If the real estate lending environment became unfavorable in general, or to that locale or to a tenant or purchaser's industry, then we might consider seller-financing. Similarly, if we believed that it was time to sell, but could not identify an opportunity to reinvest the sale proceeds, or if we believed that we could receive an above-market interest rate, we might consider seller-financing.

        Typically, a 20% down payment would be required. We would require either a deed in trust or a first mortgage secured by the land, building and improvements. The other term of any seller-financing would probably be commensurate with those then being offered by banks or other commercial real estate lenders.

        We may invest up to a maximum of 10% of our total assets in businesses that provide services to, or are otherwise ancillary to, the types of properties in which we are permitted to invest.

        We may form various wholly owned or controlled subsidiaries (including an operating partnership, in which we or an entity owned by us, will be the general partner, and in which we, entities owned by us and/or third parties will be the limited partners) in the future for the purpose of acquiring interests in properties and other permitted investments. The terms "we," "us," and the "company" refer to ADVISORS REIT I and these future subsidiaries.

Investment of Offering Proceeds

        We intend to invest the proceeds of this offering primarily in commercial real estate properties. While some leverage may be used, typical investments will generally be made substantially for cash. We are not limiting our investments to a particular type of commercial property or industry.

        We will undertake to supplement this prospectus during the offering period to disclose the acquisition of properties at any time we believe that a reasonable probability exists that a property will be acquired by us. Based upon our management's experience and acquisition methods and the advice of our advisory directors, this normally will occur, with regard to the acquisition of properties, as of the date when:

  •
  a commitment letter is executed by a proposed lessee or third party property manager;

  •
  a satisfactory credit underwriting for the proposed lessee or third party property manager has been completed;

  •
  a satisfactory site inspection has been completed;

  •
  a nonrefundable deposit has been paid on the property;

  •
  the board of the directors has approved the acquisition; and

  •
  a purchase contract is executed and delivered by the seller to us.

        However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that we ultimately will consummate the proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of our prospectus supplement and the actual purchase or extension of financing. The terms of any borrowing by us will also be disclosed in any prospectus supplement filed following our receipt of an acceptable commitment letter from a potential lender.

Site Selection and Acquisition of Properties

        General Procedures.    Initial analysis and qualification of any potential acquisition will be conducted by Mr. Fritzemeier, our President. Our Board of Directors will elect to purchase and lease properties based principally on an examination and evaluation of the potential value of the site, the financial condition and business history of the proposed tenant or property manager, the demographics of the area in which the property is located or to be located, the proposed purchase price, the proposed lease and management agreement terms, geographic and market diversification, and potential sales expected to be generated by the business located on the property. Actual negotiations will be conducted by Mr. Fritzemeier.

        Regardless of its type, each prospective commercial property will be evaluated based upon the inter-relationship of three value characteristics: income stream (historical and projected); reproduction or replacement cost; and sale prices of comparable properties. None of the value characteristics will be given priority over the others. Rather, a favorable investment would be one in which each characteristic has relatively the same value. If the maximum offering is raised we anticipate that our portfolio would be composed of approximately 40% retail/office; 40% manufacturing/warehouse; and 20% other (for example, ground leases or apartments).

        We have entered into an Exclusive Client Agency Agreement with John T. Arnold Associates, Inc. Marlin K. Penner is a principal stockholder and the president of John T. Arnold Associates. Under the terms of the agreement, John T. Arnold Associates has been retained on an exclusive basis to serve as our agent and to use reasonable efforts to provide traditional real estate brokerage services. Because of his positions with John T. Arnold Associates and his being a licensed real estate agent, Mr. Penner will personally be performing many of the real estate brokerage activities. The agreement grants John T. Arnold Associates, Inc. the exclusive right to locate and assist us in locating appropriate commercial real estate properties to purchase or otherwise acquire an interest in; to offer our future properties for sale to third party buyers; to negotiate the purchase or exchange sale of our properties and to engage local agents, brokers and other real estate professionals to assist in the performance of its obligations. John T. Arnold Associates, Inc. is obligated to keep confidential our potential interest in acquiring any property and the material terms of any offer we may make, absent our prior approval. In return for these services we will pay John T. Arnold Associates commissions ranging on a sliding scale from 6% to 2% of a property's purchase price. In the event John T. Arnold Associates is able to obtain payment of its fee from a transaction's proceeds, their fee will be limited to the amount provided in the seller's listing agreement or as paid to John T. Arnold Associates by the cooperating broker agency. The agreement will commence upon the offering's initial closing and will continue for one year thereafter. Provided there is satisfactory performance, we would intend to renew the agreement for additional successive one year terms.

        No affiliate, including any officer or advisory director, is precluded from presenting John T. Arnold Associates, Inc. with a potential acquisition or tenant. It is the responsibility of John T. Arnold Associates, Inc. to identify and qualify prospective acquisitions. Nevertheless, our Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of properties, tenants and property managers.

        We anticipate in each property acquisition that we will negotiate the lease agreement with the tenant and, if the property is to be leased to a subsidiary, the management agreement with the property manager. In certain instances, we may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from our standard lease terms. We expect that the structure of our lease agreements will increase the value of the properties and provide an inflation hedge. See "Business—General Description of Property Leases" below for a discussion of our anticipated lease terms.

        Some lease agreements will be negotiated to provide a third-party tenant with the opportunity to purchase the property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with our objective of qualifying as a REIT. See "Business—Sale of Properties" below and "U.S. Federal Income Tax Considerations—Characterization of Property Leases."

        The consideration paid for each property will be based on its perceived fair market value. A majority of our independent directors may choose in certain circumstances to retain an independent expert to determine the fair market value. In connection with the acquisition of a property that has recently been or is to be constructed or renovated, any appraised value of a property ordinarily will be based on its "stabilized value." The stabilized value is the value at the point which the property has reached its stabilized level of competitiveness at which it is expected to operate over the long term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

        The titles to our properties will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the properties are located.

        Construction and Renovation.    In some cases, construction or renovation will be required before we acquire the property. In this situation, we may make a deposit on the property in cash or by means of a letter of credit. We may permit the proposed developer to arrange for a bank or another lender to provide construction financing to the developer. In those cases, the lender may seek assurance from us that we have sufficient funds to pay to the developer the full purchase price of the property upon completion of the construction or renovation. If we segregate funds as assurance to the lender of our ability to purchase the property, the funds will remain our property, and the lender will have no rights with respect to the funds upon any default by the developer under the development agreement or under the loan agreement with the lender, or if the closing of the purchase of the property by us does not occur for any reason. Typically, any of our funds providing assurance to a lender would be deposited with and held in escrow by an independent third party such as a bonded escrow company or would be held in trust by the lender under an escrow agreement limiting their rights to unilaterally obtain the funds. Alternatively and less often, we might adopt a progress payment process whereby funds would be periodically advanced only upon receipt of an approved architect's construction process certification accompanied by all appropriate construction lien waivers. In lieu of a third-party lender, we may provide the construction financing to the developer. Our construction loans will be secured by the property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all mortgage loans on the amounts which may be lent to borrowers. See "Our Business—Regulation of Mortgage Loans."

        The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with any building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to us.

        Under the terms of a development agreement, we will generally advance funds on a monthly basis to meet the construction draw requests of the developer. We, in general, only will advance funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to us. We may retain a portion of any advance until satisfactory completion of the project.

        Under development agreements for properties to be leased to unrelated third parties, the developer generally will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between 12 to 24 months. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after we give notice, we will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the property at a price equal to the sum of (i) our purchase price of the land, including all fees, costs, and expenses paid by us in connection with its purchase of the land; (ii) all fees, costs, and expenses disbursed by us pursuant to the development agreement for construction of the building improvements; and (iii) our "construction financing costs." The term "construction financing costs" is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all of our payments and disbursements described in clauses (i) and (ii) above.

        We also will generally enter into an indemnification and put agreement with the developer of properties to be leased to unrelated third parties. This agreement will provide us with certain additional rights unless certain conditions are met. In general, these conditions will be (i) the developer's acquisition of all permits, approvals, and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the indemnity agreement (normally, 60 days) or, (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the indemnity agreement. If these conditions are not met, we will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the property from us at a purchase price equal to the total amount disbursed by us in connection with the acquisition and construction or renovation of the property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the property upon our demand under the circumstances specified above will entitle us to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to us.

        In certain situations where construction or renovation is required for a property, we will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with the amount to be based on the developer's actual costs of the construction or renovation.

        We typically expect to have the right to review the developer's books, records, and agreements during and following completion of construction to verify actual costs in all situations where construction or renovation of a property is required.

Standards for Investment in Individual Properties

        Use of Appraisals.    We will be required to obtain an independent appraisal for each property purchased reflecting an appraised value at least equal to the purchase price for the property. However, it should be noted that appraisals are merely estimates of value and should not be relied upon as precise measures of true worth or realizable value. In addition, the Board of Directors will nevertheless rely solely on its own analysis in deciding whether to purchase a property and is not required to rely upon the independent appraisal in any way in formulating their decision, absent a conflict of interest. See "Certain Relationships and Related Transactions—Business Opportunities in General" and "—Certain Conflict Resolution Procedures Applicable if an Advisory Management Format Were Ever Adopted".

        Selection of Properties, Tenants and Property Managers.    In making investments in properties, we will consider relevant real property and financial factors, including the condition, use, and location of the property, income-producing capacity, the prospects for long-term appreciation, the relative success of the national or regional brand in the geographic area in which any retail property is located, and the management capability and financial condition of any retail tenant. In selecting tenants and property managers, we will consider the prior experience of the tenant or property manager, the net worth of the tenant or property manager, past operating results of other comparable types of real estate properties currently or previously operated by the tenant or property manager, and the tenant's or property manager's prior experience in managing comparable commercial real estate properties.

        In selecting and approving specific properties and in selecting tenants or property managers for our properties, our Board of Directors will apply the following minimum standards:

  •
  Each property will be in what management believes is a well located business location for that type of property;

  •
  To the extent we invest in a property, operating cash flow will provide a specified minimum return on our cost of purchasing and, if applicable, developing the property, and the lease also will generally provide for payment of percentage rent based on gross sales over specified levels and/or automatic increases in base rent at specified times during the lease term;

  •
  The initial lease term typically will be at least 5 to 10 years;

  •
  In evaluating prospective tenants, we will examine, among other factors, the tenant's historical financial performance and current financial condition; and

  •
  In general, we will not acquire a property if our Board of Directors, including a majority of our independent directors, determines that the acquisition would adversely affect us in terms of geographic or property type diversification.

Description of Properties

        We expect that any properties that we purchase will conform generally to the following specifications of size, cost, and type of land and buildings.

        Generally, properties that we acquire will consist of both land and building; although, in a limited number of cases, we may acquire only the land underlying the building with the building owned by the tenant or a third party, or may acquire the building only with the land owned by a third party. The properties may include equipment. We would expect our commercial and retail properties to range in size between 10,000 to 25,000 square feet. Offices buildings would be expected to range on size from 10,000 to 50,000 square feet.

        Purchase prices would be expected to range from $1 million to $10 million for these types of buildings. Ground leases would vary in size, costing not less than $500,000 in price, and absent the site having unusual intrinsic value, would only be considered for national restaurant or commercial retail tenants. Industrial properties, either manufacturing facilities or warehouse-distribution centers would also be expected to range in price from $1 million to $10 million.

        While these properties would range in size, the properties would need to be easily manageable, well located and occupied by creditworthy tenants operating long standing environmentally responsible businesses. Special use or unique properties, lacking marketability beyond their current tenants, would not be considered.

        Our Board of Directors will also attempt to look at the intrinsic value of potential acquisitions, evaluating not only their projected rental streams and the tenant's creditworthiness, but also resale potential, upside possibilities, and other characteristics and potential benefits that might be overlooked in a cursory review of the property. In all events, in evaluating potential acquisitions, the overall quality of the property will take precedent over its current rental rates.

        Before purchasing any existing building, we will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority which permits the commercial use of the property for its intended purpose (for example, retail, general office, hotel, etc.), before our payment of the final installment of the purchase price for the property.

        To the extent a proposed tenants business is a franchise, the tenant generally will be required by the lease agreement to make any capital expenditures as may be reasonably necessary to refurbish the building premises, signs, and equipment so as to comply with the tenant's obligations under the franchise agreement to reflect the current commercial image of its franchise system. These capital expenditures generally will be paid by the tenant during the term of the lease. Some property leases may, however, obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund may be used by the tenant to pay for replacement of furniture and fixtures. We may be responsible for other capital expenditures or repairs. The tenant generally is responsible for replenishing the reserve fund and to pay a specified return on the amount of capital expenditures or repairs that we pay for in excess of amounts in the reserve fund. The management agreement relating to properties leased to our subsidiaries may require the property manager to establish and maintain this reserve fund and make these capital expenditures from the net cash flow of the operations.

General Description of Property Leases

        If our Board of Directors determines after consultation with the Board of Advisory Directors, that the terms of an acquisition and lease of a property, taken as a whole, are favorable to us, the Board of Directors may enter into leases with terms which are substantially different than the terms described below.

        General.    Leases to unaffiliated third parties generally are expected to be "triple-net" leases, which means that the tenants generally will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. Property leases with our subsidiaries generally will provide that the subsidiary may perform certain requirements itself, such as payment for repairs, maintenance, taxes and insurance, or may cause the property manager of the property to perform the requirements and pay the amounts from operating cash flows collected from tenants. We or an indirect subsidiary will be the landlord under each lease except in certain circumstances in which we or it may be a party to a joint venture which will own the property. In those cases, the joint venture, rather than us, will be the landlord and all references in this section to us as landlord should be read accordingly. See "Our Business—Joint Venture Arrangements" below.

        Term of Leases.    Properties will generally be leased for an initial term of 5 to 10 years, plus renewal options for an additional 5 to 25 years. Upon termination of the lease, the tenant will surrender possession of the property to us, together with any improvements made to the property during the term of the lease, except that for properties in which we own only the building and not the underlying land, the owner of the land may assume ownership of the building. We do not intend to acquire special use facilities.

        Computation of Lease Payments.    During the term of any lease to an unrelated third-party tenant, the tenant will pay us minimum annual rent equal to a specified percentage of the cost of the property. In addition to minimum annual rent, the third-party tenant will generally pay us automatic increases in the minimum annual rent at predetermined intervals during the term of the lease. Retail tenants may be required to pay us "percentage rent." Percentage rent is generally computed as a percentage of the gross sales above a specified level at a particular property. Typically, we would not expect to recoup the cost of the property during the initial term of any lease. We also expect our property to have substantial residual value at the end of their lease terms.

        In the case of properties that are to be constructed or renovated pursuant to a development agreement, our costs of purchasing the property will include the purchase price of the land, including all fees, costs, and expenses paid by us in connection with our purchase of the land, and all fees, costs, and expenses disbursed by us for construction of building improvements. See "Our Business—Site Selection and Acquisition of Properties—Construction and Renovation" above.

        In the case of properties in which we own only the building, we will try to structure our leases to recover our investment in the building by the expiration of the ground lease.

        Assignment and Sublease.    In general, leases to unrelated third-party tenants may not be assigned or subleased without our prior written consent (which may not be unreasonably withheld) except, if a retail tenant is operating as a franchisee, to a tenant's corporate franchisor, corporate affiliate or subsidiary, a successor by merger or acquisition, or in certain cases, another franchisee, if they agree to operate the same type of retail concept on the premises, but only to the extent consistent with our objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for our refusal to consent to an assignment or sublease. In addition, we may refuse to permit any assignment or sublease that would jeopardize our continued qualification as a REIT. In certain cases, we anticipate that the original tenant will remain fully liable for the performance of all tenant obligations under the lease following any assignment or sublease unless we agree in writing to release the original tenant from its lease obligations.

        Alterations to Premises.    An unrelated third-party tenant generally will have the right, without our prior written consent, to make certain improvements, alterations or modifications to the property at the tenant's own expense. Under certain leases, we anticipate that the tenant, at its own expense, may make certain immaterial structural improvements without our prior consent. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

        Right of Tenant to Purchase.    In some cases, if at any time we wish to sell a property pursuant to a bona fide offer from a third party, the unrelated third-party tenant of that property may have the right to purchase the property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the property seven to 20 years after commencement of the lease at a certain purchase price. See "U.S. Federal Income Tax Considerations—Characterization of Property Leases."

        Special Conditions.    Certain leases with unrelated third-party tenants may provide that the tenant will not be permitted to own or operate, directly or indirectly, another property of the same or similar type as the leased property that is or will be located within a specified distance of the leased property.

        Insurance, Taxes, Maintenance and Repairs.    We plan on requiring our tenants, as lessees, under the terms of the leases, to maintain, for our benefit and the benefit of the tenant, insurance that is commercially reasonable given the size, location and nature of the property. Tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. In general, no lease will be entered into unless, in the opinion of our Board of Directors, the insurance required by the lease adequately insures the property.

        Tenants will typically be required to pay all real estate or other taxes directly assessed against their leased property.

        Tenants will be required to maintain our properties in good order and repair. Tenants generally will be required to maintain the property and repair any damage to the property, except damage occurring during the last 6 to 48 months of the lease term (as extended), which in the opinion of the tenant renders the property unsuitable for occupancy, in which case the tenant will have the right instead to pay us the insurance proceeds and terminate the lease. The nature of the obligations of tenants for maintenance and repairs of the properties will vary depending upon individual lease negotiations. In some instances, we may be obligated to make repairs and fund capital improvements. In these instances, the lease will adjust the lease payments so that the economic terms would be the same as if the tenant were responsible to make repairs and fund capital improvements.

        To the extent any property has multiple leases, tenants will pay their ratable share of insurance, taxes and common area maintenance costs, typically based upon the total square footage they occupy.

        Events of Default.    Our leases with unaffiliated third-party tenants will typically provide that the following events, among others, will constitute a default under the lease:

  •
  the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure any default;

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  the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if any failure continues for a specified period of time (generally, five to 30 days) after notice of any failure;

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  the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased property) if any failure continues for a specified period of time (generally, ten to 45 days);

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  a default under or termination of any applicable franchise agreement between the tenant and its franchisor; and

  •
  in cases where we have entered into other leases with the same tenant, a default under the lease.

        Upon default by the third-party tenant, we plan to have the right under the lease and under most state laws to evict the tenant, re-lease the property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if we determine not to re-lease the property, we could sell the property. However, unless required to do so by the lease or our investment objectives, we do not intend to sell any property before five to ten years after the commencement of the lease on the property. See "Business—Right of Tenant to Purchase" above. If a lease requires the tenant to make a security deposit, we will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

Description of Local Property Management Agreements

        Because of our relatively small size and the geographic distance between properties, it will probably be inefficient for us to attempt to directly manage the commercial real estate properties. Further, in order for us to satisfy certain REIT qualification rules, we may be unable to directly operate certain types of commercial real estate properties. Instead, we must enter into management agreements with third-party management companies, or we must lease our commercial real estate properties to third-party tenants who will be responsible for property management. We will not control these third-party management companies and tenants who will operate and will be responsible for maintenance and other day-to-day management of our commercial real estate properties, including the implementation of strategic decisions. Nothing in our articles of incorporation or our bylaws limits the use of, or obligates us to use, third parties to manage or operate the properties.

        If we believe our commercial real estate properties are being operated inefficiently or in a manner that does not result in satisfactory financial performance, we may be unable to require the third-party management company or tenant to change its method of operation of our commercial real estate properties. Our results of operations, financial condition, and ability to service debt or to make distributions to stockholders will therefore depend on the ability of these third-party management companies and tenants to operate our commercial real estate properties successfully.

        The terms of any management agreement entered into by us or a subsidiary of ours may vary from those described below. Under each management agreement, the property manager will have exclusive responsibility for the operation of the property and will be obligated to do so in conformity with applicable law and customary business practices.

        The term of the management agreement typically will be between one and five years, some with multiple renewal options. Under a typical management agreement, the property manager will receive a base management fee expressed as a percentage of gross revenues for each fiscal year or a fix or predetermined fee. Some agreements may contain an incentive management fee expressed as a percentage of operating profit or cost savings above a specified level for each fiscal year. Tenants would typically manage the property without compensation.

        Depending on the terms of the tenants' leases, the property manager may be responsible for the collection of rents and the payment of real estate and property taxes, repairs and maintenance (typically building exteriors, parking lots and common areas), utilities and insurance. The property manager is obligated to maintain the property in good repair and condition and to make or cause to be made any routine maintenance, repairs and minor alterations as it determines to be necessary. The property manager will also pay for any routine renovations permitted under the management agreement and establish reserves to fund the renovations and replenishments to furniture, fixtures and equipment. The property manager may, with prior written approval of the tenant, make more extensive improvements to the property. All amounts will be payable from the operations of the property thereby reducing net cash flow to us or our subsidiary.

        Under certain agreements, we or our subsidiary may have the right at specified times to terminate the management agreement if certain financial and other objectives relating to the property are not attained. Upon termination, the property manager will vacate and surrender the property.

        The management agreements generally will provide that the following events, among others, will constitute a default under the management agreement:

  •
  the insolvency or bankruptcy of either party;

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  the failure of either party to make payments required under the management agreement in a timely manner, if any failure continues for a specified time (generally ten days after written notice specifying the failure is received by the defaulting party);

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  the failure of either party to comply with any of its other obligations under the management agreement if the failure continues for a specified time (generally 10 to 30 days after notice specifying the failure is received by the defaulting party);

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  the failure of either party to maintain insurance as provided for in the management agreement if the party in default fails to cure the default within a specified time (generally three to five days after written notice specifying the failure is received by the defaulting party); and

  •
  in cases where the property manager has entered into other management agreements with us or our subsidiaries, a default under one or more management agreements.

        Upon an event of default, if the default has a material adverse impact upon the party that is not in default, that party has the right to terminate the management agreement.

        Under the management agreements, we anticipate that the property manager generally will be unable to assign its interest in the management agreement, other than to an affiliate or in connection with the sale of the management company, without our prior written consent. In some cases, the agreement may provide that the property manager has a right of first offer if the property is to be sold to a third party and certain conditions are met.

        The management agreement may provide that the property manager will provide a liquidity or credit enhancement facility for the property. In those instances, if the management agreement is terminated at that time as there are amounts outstanding under any facility, the property manager will generally have the right to remain as property manager until the amounts are repaid.

Joint Venture Arrangements

        We may enter into a joint venture to purchase and hold for investment a property with various unaffiliated persons or entities or with another program formed by us. A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, must determine that the investment in the joint venture is fair and reasonable and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. We may take more or less than a 50% interest in any joint venture. See "Risk Factors—Risks Related to our Business and Operations." Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer's financial condition and disputes between us and our co-venturers.

        Under the terms of a typical joint venture agreement, it is anticipated that we and each of our joint venture partners will be jointly and severally liable for all debts, obligations, and other liabilities of the joint venture, and we, along with each joint venture partner, will have the power to bind each other with any actions taken within the scope of the joint venture's business. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the property owned by the joint venture, mutual agreement between us and our joint venture partner to dissolve the joint venture, and the expiration of the term of the joint venture. The joint venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer.

        In addition, in any joint venture where the arrangements are entered into for the purpose of purchasing and holding properties for investment, if one party desires to sell the property and the other party does not desire to sell, generally either party will have the right to trigger dissolution of the joint venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the joint venture to the other party. The joint venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on those terms.

        The following paragraphs generally describe the allocations and distributions under the expected terms of the joint venture agreement for any joint venture in which we and our co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

        Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of joint venture property first will be allocated to any co-venturers with negative capital account balances in proportion to the balances until their capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of joint venture property first will be allocated to joint venture partners with positive capital account balances in proportion to their balances until their capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the joint venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of the property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

        Net cash flow from operations of the joint venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, usually will be distributed first to the joint venture partners with positive capital account balances in proportion to their balances until their balances equal zero, and thereafter 50% to each joint venture partner. Nevertheless, there may be some transactions in which we get a preferred return so that we receive distributions before the co-venturer receives its distributions and, in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before we receive our distribution; and in some of these situations, we may then get a larger share of the remaining proceeds.

        Generally, in order that the allocations of joint venture income, gain, loss, and deduction provided in joint venture agreements may be respected for federal income tax purposes, it is expected that any joint venture agreement either (A) (i) will contain a qualified income offset provision; (ii) will prohibit allocations of loss or deductions to the extent the allocation would cause or increase an adjusted capital account deficit; and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation Section 1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the joint venture (whether or not in connection with the liquidation of the joint venture) be made in accordance with the partner's positive capital account balance or (B) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have substantial economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See "U.S. Federal Income Tax Considerations—Investment in Joint Ventures."

        Before entering into any joint venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), we will confirm that the person or entity has demonstrated to our satisfaction that requisite financial qualifications are met.

Sale of Properties

        We intend, to the extent consistent with our objective of qualifying as a REIT, to reinvest in additional properties or other permitted investments any proceeds of the sale of a property or other permitted investment that are not required to be distributed to stockholders to preserve our REIT status for federal income tax purposes. We may also use the proceeds to reduce our outstanding indebtedness. At or before October 31, 2017, we intend to provide our stockholders with liquidity for their investment, either in whole or in part, through listing (although liquidity cannot be assured thereby) or by commencing the orderly sale of our assets. If listing occurs, we intend to use any net sales proceeds not required to be distributed to stockholders to preserve our status as a REIT, to reinvest in additional properties and other permitted investments or to repay outstanding indebtedness. If listing does not occur by October 31, 2017, we thereafter will undertake the orderly liquidation and the sale of our assets and will distribute any net sales proceeds to our stockholders.

        In deciding the precise timing and terms of property sales, we will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require us to sell a property at an earlier time if the tenant exercises its option to purchase a property after a specified portion of the lease term has elapsed. We will have no obligation to sell all or any portion of a property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants or joint venture partners. When we sell properties we may take money obligations as part payment of the sales price. The terms of payment will be affected by, among other factors, local business customs in the area in which the property is located and by prevailing economic conditions. If a purchase money obligation is accepted in lieu of cash upon the sale of a property, we would anticipate having a mortgage on the property and the proceeds of the sale would be realized over a period of years rather than at closing of the sale.

Competition

        The commercial real estate property investment industry is highly competitive. We will experience competition for real estate investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate investment trusts, real estate investment partnerships, and other entities engaged in real estate investment activities. We will be in competition with other persons and entities both to locate suitable properties to acquire and to locate purchasers for our properties. Competition for investments may have the effect of increasing costs and reducing dividends to shareholders. Since we will typically not operate our commercial real estate properties, our revenues will depend on the ability of the third-party management companies and our third-party tenants to compete successfully in their respective markets. Many of our competitors will have substantially greater marketing and financial resources than we will. If the third-party management companies and our third-party tenants are unable to compete successfully or if our competitors' marketing strategies are effective, our results of operations, financial condition, ability to service debt and ability to make distributions to our stockholders may be adversely affected.

        To the extent that we decide to establish a mortgage loan program in the future, we also will compete with other financing sources such as banks, mortgage lenders, and sale/leaseback companies for suitable properties, tenants and mortgage financing borrowers.

Regulation of Mortgage Loans

        Presently we do not intend to operate a mortgage loan program. If we ever implement a mortgage loan program it would be subject to regulation by federal, state and local authorities and laws which typically impose various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states might require our being licensed as mortgage bankers or other lenders and these requirements would affect our ability to effectuate any mortgage loan program. Commencement of operations in these or other jurisdictions may be dependent upon a finding that we are financially responsible, and of sound character and fitness.

SELECTED FINANCIAL DATA

        As of the date of this prospectus, we have not yet had any operations. Therefore, we have not had any income, cash flow, funds from operations, or funds available for distributions, nor have we declared any distributions or issued any shares to public investors. We have sold 87,010 shares to certain individuals, including our president and directors for a total purchase price of $348,100.00. See "Management's Discussion and Analysis of the Financial Condition and Results of Operations," below and our financial statements and related notes appearing elsewhere in this prospectus.

Dilution

        Our net tangible book value on July 31, 2005 was a negative ($7,041), or ($0.08) per share of common stock. "Net tangible book value" is total assets minus the sum of liabilities and intangible assets. Because it is a negative number, this means our liabilities, all of which relate to offering costs and expenses, exceed our tangible assets, which consists primarily of cash. "Net tangible book value per share of common stock" is net tangible book value divided by the total number of shares of common stock outstanding.

        After giving effect to adjustments relating to this offering, our pro forma net tangible book value on July 31, 2005 would have been $9,677,959 or $8.90 per share of common stock if only the minimum number of shares are sold and $24,677,959 or $9.54 per share if the maximum number of shares are sold. The adjustments made to determine pro forma net tangible book value per share are the following:

  •
  an increase in total assets to reflect the net proceeds of the offering as described under "Estimated Use of Proceeds" assuming that the public offering price of $10.00 per share; and

  •
  the addition of 1 Million or 2.5 Million shares offered by us in this prospectus to the number of shares outstanding assuming that either the minimum or maximum offering is sold.

        The following table illustrates the pro forma increase in net tangible book value of $8.98 per share (assuming the minimum offering) or $9.62 per share (assuming the maximum offering) of common stock and the dilution of $1.10 per share (assuming the minimum offering) or $0.46 per share (assuming the maximum offering), representing the difference between the offering price per share and net tangible book value per share to new investors:

	Assuming the Minimum Offering	Assuming the Maximum Offering
Assumed public offering price per share of common stock	$10.00	$10.00
Net tangible book value (negative) per share of common stock as of July 31, 2005	$(0.08)	$(0.08)
Increase in net tangible book value per share of common stock attributable to this offering	$8.98	$9.62

Pro forma net tangible book value per share of common stock as of July 31, 2005 after giving effect to this offering	$8.90	$9.54

Dilution per share of common stock to new investors in this offering	$1.10	$.46

        The following tables summarize, on a pro forma basis as of July 31, 2005, the differences between our existing stockholders and new investors with respect to the number of shares of common stock issued by us, the total consideration paid and the average price per share paid. The table assumes that the public offering price is $10.00 per share of common stock.

Assuming the Minimum Offering:

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price Per Share
Existing stockholders	87,010	8%	$348,100	3.36%	$4.00
New investors	1,000,000	92%	$10,000,000	96.64%	$10.00

Assuming the Maximum Offering:

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price Per Share
Existing stockholders	87,010	3.36%	$348,100	1.37%	$4.00
New investors	2,500,000	96.64%	$25,000,000	98.63%	$10.00

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

        We have not yet commenced operations as of the date of this prospectus. We anticipate that our properties will be held directly. We will typically contract with third-party management companies or possibly a taxable REIT subsidiary ("TRS") to operate these properties. Our operating revenues and expenses for these properties will be included in, but any income earned from us or expenses charged to us by a TRS for performing services for us will be eliminated from our consolidated results of operations. Other properties will be leased on a triple-net basis to unrelated, third-party tenants who operate the properties or contract with property property managers to manage the properties. Rental income from operating leases will be included in the consolidated results of operations for these properties. It should be noted that it is doubtful that the Company will utilize a taxable REIT subsidary to lease property from us.

        We are not aware of any material trends or uncertainties, favorable or unfavorable, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of properties and other permitted investments, other than those referred to in this prospectus, including, without limitation, those set forth under "Risk Factors."

        We intend to be taxed as a REIT beginning with our taxable year ending December 31, 2006. If we qualify as a REIT for federal income tax purposes, our income that we currently distribute to our stockholders generally will not be subject to federal income tax. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates. We also will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year when our qualification is lost. This type of event could materially and adversely affect our net income. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31, 2006, and we intend to operate so as to remain qualified as a REIT for federal income tax purposes.

Liquidity and Capital Resources

        Following achievement of the minimum offering level, subscription proceeds will be released from escrow. To pay for the expenses incurred by us during our formative stage, our President and Board of Directors, along with Mr. Rappard who assisted (without compensation) by collecting indications of interest from our current shareholders, raised a total of $348,100.00 in a private placement to principal shareholders of Dimensions, Mr. Penner (a "promoter" of the Company), Ted E. Knopp (a director), an employee of Dimensions, an accredited client of Dimensions (which is a trust for which Mr. Sokolosky, a principal of Dimensions, serves as trustee but does not have a pecuniary interest in any of the assets comprising the trust's corpus) and to Mr. Boyd, who had already agreed to serve as an advisory director. All of them had business relationships with the Company's promoters prior to the commencement of the private placement and were aware of the Company's start-up capital needs prior to the private placement. See "Principal Stockholders" and "Certain Relationships and Related Transactions—Relationship with Dimensions Investment Management, Inc." To the extent these funds are not exhausted prior to the closing of the minimum offering amount, these initial funds will be applied toward the payment of the costs of the offering.

        We will use the net offering proceeds to acquire interests in or to develop commercial real estate properties or to invest in joint ventures, which will acquire and own commercial real estate properties. Until expended for property acquisition, the offering proceeds will be kept in short-term, liquid investments. We will experience a relative increase in liquidity as additional shares are sold in the offering are received, and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition and operation of properties. If only the minimum funding level is reached a significant amount of revenues will be used to pay general and administrative expenses. In the event we generate taxable income which exceeds cash flow generated by operations, we may be required to pay distributions from the offering proceeds.

        We intend to borrow money to acquire properties on a limited basis only. Circumstances might also result in our borrowing money to preserve our status as a REIT or for other corporate purposes. We would expect to mortgage or put a lien on one or more of our assets in connection with these borrowings. The total amount of our permanent financing is not expected to exceed the amount of debt financing that can be serviced in any calendar year by the cash flow sheltered by tax depreciation from income taxation. Currently we estimate annual depreciation expense would range from 2% to 2.5% of the purchase price of our real estate property. Given our limited use of debt financing, we doubt that we will be materially exposed to the risk of interest rate changes and will not engage in hedging activities.

        Although we intend to pay cash for our properties, using the offering proceeds, we may borrow money to make distributions before the time we have adequate cash flow from investments. Presently, we do not contemplate obtaining a line of credit, but were we to determine that a line or borrowings were necessary, we anticipate that the total amount of our lines of credit initially would be no greater than $1 million dollars. However, our Board of Directors is permitted to increase the amount we may borrow under lines of credit.

        The articles of incorporation place the maximum amount we may borrow at 200% of our net assets in the absence a satisfactory showing that a higher level of borrowing is appropriate. If we ever adopt the advisory form of management in lieu of being internally managed, then to borrow an amount in excess of 200% of our net assets, the Conflicts Committee of the Board of Directors would need to approve the borrowing and the borrowing must also be disclosed and explained to stockholders in our first quarterly report after approval occurs. We have not yet received any commitments for a line of credit or any permanent financing. There is no assurance that we could obtain any line of credit or permanent financing on satisfactory terms, or at all.

        We have not entered into any arrangements to acquire any specific property or to make or invest in any other permitted investment. The number of properties we may acquire and other permitted investments we may acquire or make will depend upon the number of shares sold and the resulting amount of the net offering proceeds available for investment in properties and other permitted investments.

        We intend to pay distributions to our stockholders on a quarterly basis. The amount of distributions declared to our stockholders will be determined by our Board of Directors and is dependent on a number of factors, including net cash from operations, our financial condition, and annual distribution requirements needed to maintain our status as a REIT under the Code. Operating cash flows are expected to be generated from properties and other permitted investments acquired or made by us.

Results of Operations

        As of the initial date of this prospectus, no operations had commenced because we are in our developmental stage. No operations will commence until we have sold at least the minimum offering. If we do not timely raise the minimum offering, we will cease operations and dissolve the corporation. Our management is not aware of any material trends or uncertainties other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the purchase and operations of properties and other permitted investments, except those referred to in this prospectus, including, without limitation, those set forth under the section entitled "Risk Factors."

        Regardless of the amount raised, we intend to fully invest the funds within 12 months of their receipt. If only the minimum offering amount is sold, we would likely acquire a single property or a limited number of properties (possibly, 2 to 4 investments). If the maximum offering amount is sold, we intend to acquire 4 to 8 investments. If the maximum offering is raised, we anticipate that our portfolio would be composed of approximately 40% retail/office; 40% manufacturing/warehouse; and 20% other (for example, ground leases). However, it is difficult to predict the actual number or mix of properties that will actually be acquired because the purchase price of potential properties will widely vary and our amount of investment may vary based on the amount of financing leverage, if any, we choose to use.

        Typically, we will lease properties we acquire primarily on a long-term (generally 5 to 10 years, plus renewal options for an additional 5 to 25 years), triple-net basis. Under the triple-net leases in which we contemplate entering, tenants will generally be responsible for repairs, maintenance, property taxes, utilities, and insurance for the properties they lease. We expect to structure our leases to provide for the payment of minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our retail building leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the property over certain thresholds.

        As we have yet to commence operations, our Board of Directors has not yet established formal policies and procedures regarding our use of derivative financial instruments for hedging or other purposes, and currently we do not intend to do so.

Critical Accounting Policies

        Our financial statements will include our accounts and all consolidated subsidiaries. The discussion and analysis of the financial condition and results of operations will be based upon our consolidated financial statements, which will be prepared in accordance with generally accepted accounting principles or "GAAP." The preparation of our financial statements will be in conformity with GAAP require management to make estimates and assumptions that impact the reported amount of assets, liabilities, revenues and expenses, and related disclosures. The following represent certain critical accounting policies that require the use of business judgment or significant estimates to be made:

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  Allocation of Purchase Prices to Properties.    We will generally obtain third-party property appraisals as a part of our normal pre-acquisition due diligence procedures. These appraisals will be used by us to evaluate the fairness of the purchase price and to assist in the allocation of the purchase price between land, building, equipment, intangible assets and goodwill. In circumstances where a specific property is expected to have significant values assigned to intangible assets or goodwill, we may obtain third-party purchase price allocation studies to assist in the allocation of purchase prices to these assets. Management believes that these appraisals and purchase price allocation studies will be carried out by competent third-party experts and that they will result in fair allocations. However, a change in the allocations could result in an increase or decrease in depreciation expense and amortization expense and could result in different balance sheet classifications between assets.

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  Determination of Fair Value of Long-Lived Assets.    Management will review our properties and investments at least annually for impairment or whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management will determine whether impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. Any impairment would result in a reduction in the carrying value of the impaired property and an expense to us for the amount of the impairment write-down.

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  Depreciation and Amortization Expense.    Depreciation and amortization expense will be based on the estimated useful lives of our assets as we acquire them and on the method used to calculate depreciation. The life of the assets will be based on a number of assumptions, including cost and timing of capital expenditures to maintain and refurbish the assets and estimated holding periods. We believe our estimates are reasonable; however, a change in the estimated lives of the assets or the method of depreciation could affect depreciation and amortization expense and net income or the gain or loss on the sale of any of the assets.

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  Consolidation Policy.    We plan to consolidate investments in variable interest entities in which we are the primary beneficiary. The primary beneficiary of a variable interest entity is the party that absorbs a majority of a joint venture's expected losses, receives a majority of its expected residual returns, or both, as a result of holding variable interests, which are the ownership, contractual, or other pecuniary interests in an entity that change with changes in the fair value of the entity's net assets excluding variable interests. To make this determination, we will make certain estimates and assumptions about variable interest entities or "VIE's" future operating performance. Variability in these estimates may result in a different conclusion regarding whether or not to consolidate certain VIEs.

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  Valuation of Deferred Tax Assets.    We will account for federal and state income taxes with respect to our TRS subsidiaries using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If these assumptions change the deferred taxes may change.

MANAGEMENT

General

        We will operate under the direction of our Board of Directors, the members of which are accountable to us as fiduciaries. As required by applicable law, a majority of the independent directors and a majority of the directors have reviewed and ratified the articles of incorporation and have adopted the bylaws.

        We currently have three directors. Our articles of incorporation provide for a minimum of three directors and no more than 9, a majority of whom will be independent. Directors will be elected annually, and each director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. Although the number of directors may be increased or decreased as discussed above, a decrease will not have the effect of shortening the term of any incumbent director.

        Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of the holders of at least a majority of all the shares outstanding and eligible to vote at a meeting called for this purpose. The notice of the meeting must indicate that the purpose or one of the purposes, of the meeting is to determine if a director will be removed.

Fiduciary Responsibility of the Board of Directors

        The Board of Directors is responsible for the management and control of our affairs. However, the directors are not required to devote all of their time to us and are only required to devote their time to our affairs as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors.

        Under the provisions of the articles of incorporation, a majority of our Board of Directors must consist of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. The independent directors will appoint replacements for vacancies in the independent director positions. Should we ever convert to an advisory-based management format, our articles of incorporation provide that an independent director may not, directly or indirectly (including through a member of his immediate family), be associated with us, any future advisor or any of its affiliates within the last two years of becoming a director and at the time an independent director may not own any interest in, be employed by, have any material business or professional relationship with, serve as an officer or director of any future advisor or its affiliates, serve as a director of more than three REITs advised by any future advisor or its affiliates or perform services (other than as an independent director) for us.

        The directors will establish written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance and our management to assure that the policies are in the best interest of the stockholders and are fulfilled. Until modified by the directors, we will follow the policies on investments set forth in this prospectus. A majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve each transaction with any affiliates.

        In accordance with the articles of incorporation and applicable law, the officers and directors are granted exculpation and indemnification in connection with certain actions taken while serving in their capacity. See "Summary of the Articles of Incorporation and Bylaws—Limitation of Liability and Indemnification."

Directors and Executive Officers

        Our directors and executive officers are listed below:

Name	Age	Position with the Company
James L. Fritzemeier	56	President, Secretary, Treasurer and Director
Ted E. Knopp	46	Assistant Secretary and Director
Shawn D. Sokolosky	36	Director
Kent P. Wilson	57	Director

        James L. Fritzemeier.    President, Secretary, Treasurer and Director. Mr. Fritzemeier has served as our President and as one of our directors since inception. Mr. Fritzemeier is a certified public accountant. From January, 2001 until his employment by ADVISORS REIT I, Inc., Mr. Fritzemeier has in addition to his private accounting practice been engaged as a consultant for several start-up, troubled, and private growth companies, providing consultation in a broad range of areas including process mapping for manufacturing, e-commerce market analysis, investment proposal development and consultation on the application of the Sarbanes-Oxley Act. From May 1980 until August 1994, he served as Vice President of Accounting and Treasurer for Daland Corporation, a restaurant franchisee group. During his tenure he was responsible for budgeting, financial forecasting and performance process models, as Daland grew from 40 stores in 6 states to over 100 stores located in 12 states. During his career he has also served as CFO for a start-up e-commerce auction site and a turn-around vending services company, until their sale.

        Ted E. Knopp.    Assistant Secretary and an independent Director. Mr. Knopp has served as our Assistant Secretary since inception. Mr. Knopp has been engaged in the private practice of law since 1982. He served as Associate General Counsel for The Residence Inn Company from 1987 until its sale to Residence Inn by Marriott, Inc., a subsidiary of Marriott Corporation. Returning to private practice he continued to work in the hotel industry on property related matters and as local counsel in the syndication of a number of Residence Inn® hotels and Fairfield Inn® by Marriott hotels. His current practice emphasis is in business law, real estate, real estate related litigation, probate and estate planning. Mr. Knopp serves as Assistant Secretary as a courtesy to the Company without compensation.

        Shawn D. Sokolosky.    Director. Mr. Sokolosky has served as an independent Director since July 22, 2005. Mr. Sokolosky is president of Dimensions Financial Consultants, Inc., a financial planning and investment management company. Mr. Sokolosky joined Dimensions Financial Consultants, Inc. in 1996, and served as its vice president from that time until 2001, when he assumed the position of president. Mr. Sokolosky is also a principal shareholder of Dimensions Investment Management, Inc. and a registered investment advisor representative. See "Certain Relationships and Related Transactions—Relationship with Dimensions Investment Management, Inc." For at least his initial term, Mr. Sokolosky has volunteered to serve without compensation.

        Kent P. Wilson.    Director. Mr. Wilson has served as an independent Director since inception. Since 1993 Mr. Wilson has served as vice president and chief financial officer of Envision, Inc., a private, not-for-profit agency that provides employment opportunities for persons who are blind or have low vision. Envision, Inc. operates a medical rehabilitation center, manufactures a broad range of products at three different manufacturing facilities and operates 15 retail outlets throughout the western United States. Mr. Wilson is also a certified public accountant.

Board of Advisory Directors

        Under the provisions of the articles of incorporation, the Board of Directors may create a Board of Advisory Directors. The Board of Advisory Directors' sole responsibility is to provide advice, commentary and perspective to the Board of Directors in order to facilitate their decision making. Any recommendation made by the Board of Advisory Directors is non-binding upon the Board of Directors. The Board of Directors is not obligated to consult with the Board of Advisory Directors on any matter. An advisory director lacks the authority to direct or control any employee of the company nor may an advisory director bind us to any contract or agreement. The members of the Board of Advisory Directors serve at the sole discretion the Board of Directors and may be dismissed at any time with or without cause.

        The advisory directors are being asked to participate because of their extensive experience in the real estate industry. Any recommendation that is made to the Board of Directors by the Board of Advisory Directors is non-binding. There are currently no plans to engage any of the advisory directors as a property manager. Similarly, because we intend to operate as a self-managed REIT, there are no future plans to engage them as external managers. However, no advisory director will be prevented in the future from becoming a property manager or a developer for the Company.

        Upon completion of the offering, a Board of Advisory Directors will be established and the following persons have agreed to serve:

        Paul D. Jackson.    Mr. Jackson has agreed to serve on the Board of Advisory Directors upon completion of the offering. Mr. Jackson co-founded Vantage Point Properties a full service commercial real estate development and management company located in Wichita, Kansas. Vantage Point's primary holdings are class A office properties located in the Wichita, Kansas market, most notably the Wilson Estate Office Park, with over 200,000 square feet of tenantable space. Other notable projects include the development of a 70,000 square foot T Mobile Call Center and the 54 bed Galichia Heart specialty hospital. Mr. Jackson also serves as a director of Commerce Bank (Wichita) and the Barry L. and Paula M. Downing Charitable Foundation.

        Michael J. Boyd.    Mr. Boyd has agreed to serve on the Board of Advisory Directors upon completion of the offering. Mr. Boyd has been a private real estate investor since 1976. He is a fourth generation member of the oldest real estate development firm in Wichita, Kansas, Walter Morris Investment Co., established by his great-grandfather in 1888. Mr. Boyd through his related companies owns and self-manages over 400,000 square feet of commercial retail space, over 250,000 square feet of office space, over 300,000 square feet of warehouse space and 200 apartment units. Representative "build to suit" tenants include Circuit City®, Barnes & Noble® bookstores, Borders Books®, Office Max®, the Boeing Company, the state of Kansas, HCA Wesley Hospital, and Eckerd Drugs®.

Committees of the Board of Directors

        We have a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of our independent accountants. The Board of Directors will review with the accounting firm the scope of the audit and the results of the audit upon its completion.

        When necessary, we will form a Compensation Committee, the members of which will be selected by the full Board of Directors each year.

        At least a majority of the members of each committee of our Board of Directors must be independent directors.

Compensation of Directors and Advisory Directors

        Each director will be compensated at the rate of $150 per hour during each meeting of the Board of Directors attended, including each telephonic meeting of the Board of Directors in which the director participates. Further, each director will be compensated at the rate of $150 per hour during each Audit Committee meeting or each meeting of any other committee of the Board of Directors whether attended telephonically or in person. Work conducted outside of the meetings may be compensated at the rate of $150 per hour.

        Each advisory director will be compensated at the rate of $150 per hour during each meeting of the Board of Advisory Directors attended and $150 per hour for each meeting of the Board of Directors observed. Work conducted outside of the meetings may be compensated at the rate of $150 per hour.

        Fees paid to directors and advisory directors are based solely upon their actual time spent on company business. There are no limitations in our articles of incorporation or bylaws, under any existing contract or otherwise, that limit the number of hourly fees that any of them may charge while serving the company. However, unlike typical REITs operating under a fee-based advisory management format, no sales commissions, real estate commissions, finder's fees, property acquisition fees, marketing or leasing commissions, financing or refinancing fees, property management fees, insurance commissions, or any participation in company profits and capital gains arising out of operations, refinancing or the purchase or sale of properties will be paid to the directors or advisory directors.

Employment Agreement

        We have entered into an employment agreement with Mr. Fritzemeier which is terminable upon 30 days notice by either party. We also have the right to terminate his employment at any time for cause. Mr. Fritzemeier receives a base salary of $60,000 per year. Mr. Fritzemeier also receives group term life insurance, disability (sick pay), medical and dental insurance coverage and medical and dental reimbursement, including reimbursement of out of pocket medical, dental and drug expenses annually up to a total of $3,300 pursuant to a Section 105 Plan. Mr. Fritzemeier also is provided with a Simple IRA plan which requires ADVISORS REIT I, Inc. to match employee contributions up to 3% of salary each year. The value of all of these perquisites and benefits is less than $50,000.

        We have no other employees.

  Executive Compensation

        The following Summary Compensation Table sets forth the compensation of the Company's President, Secretary and Treasurer, James L. Fritzemeier, and the Company's Assistant Secretary, Ted E. Knopp for services rendered to the Company during the year ended December 31, 2004.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation
James L. Fritzemeier President, Secretary, Treasurer and Director	2004	$43,440		0	$7,555	(1)(2)
Ted E. Knopp Assistant Secretary and Director	2004	0	(3)	0	0

(1)
Mr. Fritzemeier receives group term life insurance, disability (sick pay), medical and dental insurance coverage. Total premiums for 2004 were $4,555.

(2)
Mr. Fritzemeier receives medical and dental reimbursement, including reimbursement of out of pocket medical, dental and drug expenses annually up to a total of $3,300. Reimbursements paid during 2004 totaled $3,000.

(3)
Mr. Knopp serves as Assistant Secretary as a courtesy to the Company without compensation. Mr. Knopp is compensated in the same manner as the other members of the Board of Directors for his services as a Director at a rate of $150 per hour for each meeting of the Board of Directors, Audit Committee, or other committee of the Board of Directors he attends.

Accounting Services

        To ensure compliance with the accounting requirements prescribed by the Sarbanes-Oxley Act and sound accounting practices, we have retained the services of the accounting practice of Robert L. Tarman, certified public accountant. Mr. Tarman has over 29 years of broad based financial, tax, and information systems management experience. His practice has been engaged to provide traditional accounting services such as processing checks to vendors, recording cash receipts, processing payroll, completing payroll tax returns and reports, preparing monthly financial statements, and assisting with the preparation of state and federal income tax returns. In return for these services his practice will receive hourly fees ranging from $45 to $85 per hour depending upon the activity and the personnel performing the services. The engagement is terminable by either party immediately upon notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General Conflicts of Interests

        Management and certain individuals who have assisted in the creation of ADVISORS REIT I are subject to conflicts of interest arising out of our relationship with them, including the following.

        Relationship with Dimensions Investment Management, Inc.    The offering is being made primarily to customers of Dimensions Investment Management, Inc. ADVISORS was formed in response to Dimensions Investment Management's disillusionment with the existing REIT market which they perceived as being rife with conflicts of interest and related party payments which unnecessarily reduce the return on a non-insider's investment and may introduce undesirable additional volatility to what is expected to be a steady income-producing investment. Mr. Rappard, a principal of Dimensions, assisted in the identification of Biggs Wilkerson, L.C. as company counsel and with the recruitment of our president, James Fritzemeier. Mr. Rappard, along with Mr. Fritzemeier and Marlin Penner personally guaranteed a $100,000 letter of credit to provide financing for starting up the Company. The letter of credit has been paid off. Mr. Shawn Sokolosky is also a principal of Dimensions. On July 22, 2005, Mr. Sokolosky was elected to the Board of Directors. He has agreed to serve without pay during his initial term. Other principals of Dimensions or their spouse are also shareholders. See "Principal Stockholders."

        Our office space is subleased from Dimensions Investment Management on a gross lease basis. See "—Office Sublease," below.

        Dimensions Investment Management will be treated like all other registered investment advisers who may be contacted by the Company. They will be provided with the opportunity to consider and execute our standard form Client Referral Agreement. See "The Offering."

        As a registered investment advisor firm, Dimensions Investment Management has discretionary investment authority over a number of the investment accounts to which this investment will be offered. However, each investor will be making their own investment decision and subscribing for the shares themselves if they choose to invest. No telephonic subscriptions will be allowed and no subscription agreement honored unless the investor has executed our subscription agreement and the customer agreements required by Fidelity. Neither Dimensions Investment Management nor its affiliate, Dimensions Financial Consultants, will be receiving any direct commission or other compensation from either ADVISORS REIT I, Inc. or their accountholders who acquire shares. Dimensions Investment Management does receive advisory fees from its clientele in the ordinary course of providing investment advisory services irrespective of this offering.

        The shareholders of Dimensions Investment Management, Inc. are also shareholders of the Company: Glenn C. Rappard (25,000 shares), Eric T. Burns (3,750 shares), Robert S. Richardson (indirectly through the ownership of Sangrita Richardson, his spouse (5,000 shares)). In addition, Shawn Sokolosky serves as a trustee of a trust and controls 10,000 shares. At the request of the Kansas Securities Commission, these individuals and the trust have entered into an agreement with us to refrain from selling, gifting, or encumbering their shares for a period of two years following completion of the offering. On July 22, 2005, Mr. Sokolosky was elected to the Board of Directors. He has agreed to serve without pay during his initial term.

        Office Sublease    Our office space is subleased from Dimensions Investment Management on a gross lease basis. The sublease expires on January 31, 2006. The monthly rental rate is $1,600 for approximately 560 square feet of actual office space plus 75 square feet of pro rata common area. Customary tenant services, office support and our initial office furnishings used by Mr. Fritzemeier are included. We are subject to the terms of their base lease agreement. The sublease may be terminated upon ten days notice for failure to pay rent and upon 30 days notice for failure to cure any other breach or upon the occurrence of other adverse events such as our insolvency. In turn, Dimensions Investment Management and its affiliate, Dimensions Financial Consultants, Inc. are leasing office space from Vantage Point Properties, Inc. Mr. Paul Jackson, who has agreed to become an advisory director of the REIT, is a principal of Vantage Point Properties, Inc. We believe that the terms of this sublease and lease are commercially reasonable and on arms-length terms.

        Exclusive Buyer Representative Agreement    We have entered into an Exclusive Client Agency Agreement with John T. Arnold, Inc. Marlin K. Penner is a principal stockholder and the president of John T. Arnold Associates. Under the terms of the agreement, John T. Arnold Associates has been retained on an exclusive basis to serve as our agent and to use reasonable efforts to provide traditional real estate brokerage services. Because of his positions with John T. Arnold Associates and his being a licensed real estate agent, Mr. Penner will personally be performing many of the real estate brokerage activities. The agreement grants John T. Arnold Associates, Inc. the exclusive right to locate and assist us in locating appropriate commercial real estate properties to purchase or otherwise acquire an interest in; to offer our future properties for sale to third party buyers; to negotiate the purchase or exchange sale of our properties and to engage local agents, brokers and other real estate professionals to assist in the performance of its obligations. John T. Arnold Associates, Inc. is obligated to keep confidential our potential interest in acquiring any property and the material terms of any offer we may make, absent our prior approval. In return for these services we will pay John T. Arnold Associates commissions ranging on a sliding scale from 6% to 2% of a property's purchase price. In the event John T. Arnold Associates is able to obtain payment of its fee from a transaction's proceeds, their fee will be limited to the amount provided in the seller's listing agreement or as paid to John T. Arnold Associates by the cooperating broker agency. The agreement will commence upon the offering's initial closing and will continue for one year thereafter. Provided there is satisfactory performance, we would intend to renew the agreement for additional successive one year terms.

Promoters

        Mr. James L. Fritzemeier, our president and a director and shareholder, as well as Messrs. Marlin K. Penner and Glenn A. Rappard, who are both shareholders, may be deemed to be "promoters." Mr. Fritzemeier is the initial shareholder of the Company. He purchased his shares at a price of $10 per share in August 2004. Messrs. Penner and Rappard purchased their shares at a price of $4.00 per share offered in a private placement that closed in March, 2005. Messrs. Fritzemeier, Penner and Rappard personally guaranteed a $100,000 letter of credit to provide financing for starting up the Company. The letter of credit was paid off using a portion of the $348,000 of start-up capital raised in the private placement to the initial shareholders of the Company. No compensation or other financial benefit was received by them for providing their personal guaranties.

        There is no agreement or understanding, nor is there any intention to make either Mr. Penner or Mr. Rappard an officer or director of the Company. For additional information regarding their relationships with the Company, see "—Relationship with Dimensions Investment Management, Inc." and "—Exclusive Buyer Representative Agreement," above.

Certain Conflict Resolution Procedures Applicable if an Advisory Management Format Were Ever Adopted

        We intend to operate as a self-administered, self-managed real estate investment trust for the foreseeable future. However, the use of an external advisor relationship is authorized by our articles of incorporation. In addition, if in the future there is additional demand for our shares of stock or we believe that it is in our best interest to increase the size of the REIT, additional financings or programs may be sponsored by us. To reduce or eliminate certain potential conflicts of interest were they to arise in the future for whatever reason, we have adopted a number of restrictions relating to (i) transactions between us and any future advisor or its affiliates; (ii) certain future offerings; and (iii) the allocation of properties and mortgage loans among certain affiliated entities. These restrictions include the following:

        1.     No goods or services will be provided by any future advisor or its affiliates to us except for transactions in which our advisor or its affiliates provide goods or services to us in accordance with our articles of incorporation, or, if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transactions approve the transactions as being fair and reasonable to us and on terms and conditions comparable to those available from unaffiliated third parties.

        2.     We will not purchase or lease properties in which any future advisor or its affiliates would have an interest without the determination, by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction, that the transaction is fair, competitive and commercially reasonable to us and at a price to us no greater than the cost of the asset to our advisor or its affiliates absent substantial justification for any amount that exceeds the cost and the excess amount is determined to be reasonable. Accordingly, in no event will we acquire any asset at an amount in excess of its appraised value. We will not sell or lease properties to any future advisor or its affiliates unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction determine the transaction is fair and reasonable to us.

        3.     We will not make mortgage loans to our directors, any future advisor, or any affiliates thereof, except (a) mortgage loans subject to the restrictions governing mortgage loans in our articles of incorporation or (b) to our subsidiaries or to ventures or partnerships in which we hold an interest. Any mortgage loans to us by any future advisor or its affiliates would need to be approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive, and commercially reasonable, and no less favorable to us than comparable mortgage loans between unaffiliated parties.

        4.     Any advisor and its affiliates retained by us in the future also will be probibited from purchasing a property or offering or investing in a loan or other financing for any subsequently formed public program that has investment objectives and structure similar to us absent the express approval of the Board of Directors. However, any future advisor or its affiliates could offer interests in one or more public or private programs which are permitted to purchase properties of the type to be acquired by us and/or to make or acquire other permitted investments.

Business Opportunities in General

        Messrs. Boyd and Jackson, our proposed advisory directors, are actively engaged in real estate development and real estate investment. They may wish to acquire or invest in properties or locations that would also be desirable to the Company. They are also engaged in property management. No advisory director will be prevented in the future from becoming a property manager or a developer for the Company. In the ordinary course of its real estate brokerage business, John T. Arnold Associates, Inc. represents potential sellers, potential buyers, landlords seeking tenants, and prospective tenants. No one, including any officer, director or advisory director, is precluded from presenting John T. Arnold Associates, Inc. with a potential acquisition or tenant.

        No transaction involving a related person (which would include any shareholder) would be entered into absent the determination by a majority of the disinterested directors, that the transaction is fair, competitive and commercially reasonable to us. In addition, the conduct of our officers, directors, and advisory directors would be governed by the "corporate opportunity" legal doctrine which generally provides that no officer, director or employee may personally benefit from any business opportunity to which they become aware during the performance of their services on behalf of the corporation absent the prior approval of a majority of the disinterested directors. The use or disclosure of confidential information, such as the identity or proposed price of any potential acquisition, would also be prohibited by the restrictions set forth in the Kansas Trade Secrets Act (Kansas Statutes Annotated § 60-3320, et seq.).

INVESTMENT OBJECTIVES AND POLICIES

General

        We have recently been formed and have no previous performance history. By resolution our Board of Directors has established that our primary investment objectives are to preserve, protect, and enhance our assets while:

  •
  paying distributions;

  •
  owning a diversified portfolio of commercial real estate properties that will increase in value;

  •
  qualifying and remaining qualified as a REIT for federal income tax purposes; and

  •
  providing our stockholders with liquidity for their investment on or before October 31, 2017.

        In making a determination of whether listing is in the best interest of our stockholders, our Board of Directors may consider a variety of criteria, including but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company and the potential for stockholder liquidity as well as the initial and ongoing costs and expenses associated with listing.

        The sheltering from tax of income from other sources is not our objective. If we are successful in achieving our investment and operating objectives, our stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of our objectives, stockholders should realize that our ability to meet these objectives may be severely handicapped by any lack of diversification of our investments and the terms of the leases.

        We intend to meet our objectives primarily by directly purchasing carefully selected, well-located properties or indirectly by owning interests in entities which themselves own properties, and leasing them to third party tenants, on a "triple-net" basis, meaning that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance, with management performed by third-party property managers. The leases are generally expected to require the tenant to pay a minimal or base annual rent and, with regard to retail properties, an additional element of percentage rent based on gross revenues. All leases will typically include automatic increases in base rent.

        While we are authorized to do so, presently we do not intend to offer mortgage loans in connection with the development, construction and ownership of commercial real estate. If we change our policy in the future and begin to offer mortgage loans, our articles of incorporation and bylaws impose limitations on the making and sale of mortgages. See "Investment Objectives and Policies—Certain Investment Limitations" below.

        We may also invest up to a maximum of 10% of our total assets in unimproved property.

        We will choose our tenants and property managers based upon the decision of the Board of Directors in light of the observations, insights and recommendations of our Board of Advisory Directors. The recommendations of the Board of Advisory Directors are not binding upon the Board of Directors. There is no limit on the number of properties of a particular tenant or developer which we may acquire. However, we currently do not expect to acquire a property if our Board of Directors determines that the acquisition would adversely affect us in terms of geographic, property type or brand name diversification. It is intended that investments will be made in properties located in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of the diversification, however, depends in substantial part upon the amount raised in the offering and the purchase price of each property. See "Estimated Use of Proceeds" and "Risk Factors—Risks Related to Our Business and Operations—The amount of offering proceeds raised will significantly impact our operations and portfolio diversification."

        Our investment objectives may not be changed without the approval of stockholders owning at least a majority of our shares. The directors have the right, without a stockholder vote, to alter our investment policies but only to the extent consistent with our investment objectives and investment limitations. See "Investment Objectives and Policies—Certain Investment Limitations" below.

Certain Investment Limitations

        In addition to other investment restrictions imposed by the Board of Directors from time to time, consistent with our objective of qualifying as a REIT, the articles of incorporation or the bylaws provide for the following limitations on our investments, some of which would be applicable only if we were to adopt an advisory-based form of management, as opposed to our current self-administered, self-managed format, or were we to commence pursuing the making and sale of mortgages.

           1.  Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. The term "unimproved real property" excludes any property under construction, under contract for development, or planned for development within one year following its purchase.

           2.  We will not invest in commodities or commodity future contracts.

           3.  We will invest in or make mortgage loans only if an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property will not exceed a property's appraised value. Whenever a majority of independent directors so determines and in all cases in which a mortgage loan involves any director or any future advisor or their affiliates, the appraisal must be obtained from an independent expert. Each appraisal will be maintained in our records for at least five years and will be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

           4.  We may not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our other loans, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this limitation, the phrase "aggregate amount of all mortgage loans outstanding on the property, including other loans by us" would include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of the loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

           5.  We may not invest in junior debt indebtedness, meaning debt" secured by a mortgage on real property which is subordinate to another lien or indebtedness, except where the amount of junior debt plus the outstanding amount of the senior debt, does not exceed 90% of the appraised value of the property, if after giving effect thereto, the value of all our similar investments would not then exceed 25% of our tangible assets. The value of all investments in our junior debt which does not meet this requirement will be limited to 10% of our tangible assets.

           6.  We may not engage in any short sale, or borrow on an unsecured basis, if the borrowing will result in "asset coverage" of less than 200%. However, this borrowing limitation will not apply to a first mortgage trust. The term, "asset coverage" means the ratio which the value of the total assets of the company, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of the company.

           7.  The maximum amount of our borrowings in relation to our net assets may not exceed an amount equal to 200% of our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. To borrow an amount in excess of 200% of our net assets, the Conflicts Committee of the Board of Directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in our first quarterly report after the approval occurs.

           8.  We may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of our directors or any future advisor or their affiliates.

           9.  We will invest in equity securities only if a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize our ability to qualify and remain qualified as a REIT. Investments in entities affiliated with a director, us or any future advisor or their affiliates of those persons or entities are subject to the restrictions on joint venture investments. In addition, we will not invest in any security of any entity holding investments or engaging in activities prohibited by our articles of incorporation.

        In the future we might enter into a joint venture to purchase and hold for investment a property with various affiliated persons or entities or with another program formed by us. A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, must determine that the investment in the joint venture is fair and reasonable and on substantially the same terms and conditions as those received by the co-venturer or co-venturers.

         10.  We will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders might be able to offer their shares to us were we to ever adopt a redemption plan); (ii) debt securities unless the historical debt service coverage in the most recently completed fiscal year, as adjusted for known charges, is sufficient to properly service that higher level of debt; (iii) shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy our securities, provided however we do reserve the right to issue these types of options or rights (1) to all of our stockholders ratably, (2) as part of a financing arrangement or, (3) as part of a stock option plan available to directors, executive officers, or our employees or any future advisor or their affiliates. Options issuable to directors or any future advisor or their affiliates must not exceed 10% of our outstanding shares on the date of grant. Options may be issued at exercise prices less than the fair market value of the underlying securities on the date of grant but only if a majority of the independent directors approve the issuance as being in our best interests, and not for consideration, which may include services, having a market value less than the value of the option or rights on their date of grant.

         11.  A majority of the directors must authorize the consideration to be paid for each property based on the fair market value of the property. If a majority of the independent directors determine, or if the property is acquired from a director or any advisor or their affiliates, its fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors.

         12.  We will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

         13.  We will invest in real estate contracts of sale only if the contracts of sale are in recordable form and appropriately recorded in the chain of title.

         14.  We will not invest in any foreign currency or bullion or engage in short sales.

         15.  We will not make mortgage loans to the directors, any future advisor or their affiliates, except (i) mortgage loans conforming to the mortgage loan restrictions established in the articles of incorporation or (ii) to our subsidiaries or to ventures or to partnerships in which we hold an interest.

         16.  We will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

         17.  We will not make any investment that we believe will be inconsistent with our objective of qualifying as a REIT.

        The approval of a majority of our outstanding common stock is required to modify or eliminate the above described limitations.

Stockholder Liquidity

        If our shares are not listed on a national securities exchange or quoted on the Nasdaq National Market on or before October 31, 2017, we are obligated under our articles of incorporation to sell our assets and distribute the net sales proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company. In these instances, we will engage only in activities related to our orderly liquidation or merger, unless stockholders owning a majority of our shares of common stock elect to extend the duration of the company by amendment of our articles of incorporation. Our Board of Directors may be unable to control the timing of the sale of our assets or completion of a merger due to market conditions. We cannot assure you that we will be able to sell our assets or merge with another company so as to return our stockholders' total invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations.

        Because a portion of the offering price from the sale of shares will be used to pay operating expenses and the full offering price is not invested in properties or other permitted investments, we will only return all of our stockholders' invested capital if we sell our assets for a sufficient amount in excess of the original purchase price of our assets. If we take a purchase money obligation in partial payment of the sales price of a property, we may realize the proceeds of the sale over a period of years. Further, any intended liquidation may be delayed beyond the time of the sale of all of the properties, until all mortgage loans expire or are sold, because we plan to enter into mortgage loans with terms of 10 to 20 years and those obligations may not expire before all of the properties are sold.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock with respect to each executive officer named in the summary compensation table, all of our directors and executive officers as a group and each person known by us to be the beneficial owner of greater than a 5% interest in our common stock. Unless otherwise indicated, all shares of common stock are owned directly and the indicated person has sole voting and investment power. As of October 1, 2005, we have nine stockholders and 87,010 shares outstanding.

        Unless otherwise indicated, the address of each person is Suite 235, 8301 E. 21st North, Wichita, Kansas 67206.

Name of Beneficial Owner	Number of Shares of Common Stock		Percentage of Common Stock Prior to the Offering	Percentage of Common Stock(1) Minimum Offering	Percentage of Common Stock(1) Maximum Offering
Patricia Finlason	5,750		6.6	*	*
James L. Fritzemeier(2)	10	(2)	*	*	*
Ted E. Knopp(3)	12,500	(2)	14.4	1.25	*
Shawn Sokolosky(4)	10,000		11.5	*	*
Michael J. Boyd(5)	6,250		7.18	*	*
Paul D. Jackson	None		—	—	—
Marlin K. Penner(7)	18,750		21.5	1.73	*
Glenn C. Rappard(6)	25,000		28.7	2.3	*
Sangita Richardson(6)	5,000		5.75	*	*
Kent P. Wilson	None		—	—	—
All executive officers and directors, including advisory directors, as a group (4 persons)(8)	28,760		95.63%	2.65%	1.11%

*
Represents less than 1% of the number of shares of our common stock.

Notes:

(1)
Assumes that only the minimum or all of the maximum number of shares are sold.

(2)
Mr. Fritzemeier is President, Secretary, Treasurer and a director of the company. He owns his shares directly.

(3)
Mr. Knopp is a director of the company. He holds his shares in an IRA account with National Financial Services/Fidelity Investments.

(4)
Mr. Sokolosky is a director of the company. He is also a shareholder of Dimensions Investment Management, Inc. Mr. Sokolosky is trustee of a trust which owns 10,000 shares. He does not have and disclaims any beneficial interest in the trust. At the request of the Kansas Securities Commission, the trust has entered into an agreement with us to refrain from selling, gifting, or encumbering its shares for a period of two years following completion of the offering.

(5)
Mr. Boyd has agreed to serve on the Board of Advisory Directors upon completion of the offering. He holds his shares in an IRA account with National Financial Services/Fidelity Investments.

(6)
Although neither an officer, director, nor advisory director, it should be noted that Messer. Glenn C. Rappard, Eric T. Burns and Robert S. Richardson, shareholders of Dimensions Investment Management, Inc., own a total of 33,750 shares, including 5,000 shares owned by Mr. Richardson's spouse. The shares are either owned directly or in an IRA account by Messer. Rappard and Burns. All of their shares are held in accounts at National Financial Services/Fidelity Investments. At the request of the Kansas Securities Commissioner, Messrs. Rappard and Burns, as well as Mrs. Richardson have entered into an agreement with the company to refrain from selling, gifting, or encumbering their shares for a period of two years following completion of the offering.

(7)
Mr. Marlin K. Penner, President and principal shareholder of John T. Arnold Inc., owns 18,750 shares held in an IRA account with National Financial Services/Fidelity Investments

(8)
There are no outstanding options, stock grants, warrants, restricted shares or other outstanding rights to acquire shares in the company.

        None of the current shareholdings will enjoy any rights that are distinct from those that may be enjoyed by investors purchasing shares in the offering. Each of them has agreed to escrow their shares if required by any state securities commissioner as a condition to obtaining approval or registration under any applicable state blue sky laws. At the request of the Kansas Securities Commissioner, Messrs. Rappard and Burns, as well as Mrs. Richardson have entered into an agreement with the company to refrain from selling, gifting, or encumbering their shares for a period of two years following completion of the offering.

SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS

General

        We are organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, we are governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including our liabilities, stockholders, directors, and officers, the amendment of the articles of incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its articles of incorporation.

        Our articles of incorporation and our bylaws will contain certain provisions that could make it more difficult to acquire control of us by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

        Our articles of incorporation also will permit listing by the Board of Directors after completion or termination of this offering.

        The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to ADVISORS REIT I, Inc. For more complete provisions, reference is made to the Maryland General Corporation Law and our articles of incorporation and bylaws.

Description of Capital Stock

        We have authorized a total of 11 million shares of capital stock, consisting of 10 million shares of common stock, $0.01 par value per share, and 1 million shares of preferred stock, $0.01 par value per share. As of July 31, 2005 we had 87,010 shares of common stock outstanding and no preferred stock or excess shares outstanding.

        Our Board of Directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following the termination of this offering, and may, in the future, determine to increase the number of authorized shares, if it determines that the proposed action is in our best interest.

        We will not issue share certificates except to stockholders who make a written request to us. Each stockholder's investment will be recorded on our books as maintained by American Stock Transfer & Trust Co. Information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send us only an executed form and we will provide the required form upon a stockholder's request. We must receive the executed form and any other required documentation on or before the 15th of the month for the transfer to be effective the following month. Generally, transfers of shares will be effective, and the transferee of the shares will be recognized as their holder as of the first day of the following month when we receive properly executed documentation.

        Stockholders have no preemptive rights to purchase or subscribe for securities that we may issue subsequently. Each share of common stock is entitled to one vote per share, including election of our directors; shares do not have cumulative voting rights. The Stockholders are not entitled to exercise the rights of an objecting Stockholder under the Maryland General Corporation Law. Unless we issue a series of preferred stock, the stockholders are entitled to distributions in the amounts as may be declared by the Board of Directors from time to time out of funds legally available for their payment and, in the event of liquidation, to share ratably in any or our assets remaining after payment in full of all creditors.

        The law firm of Biggs Wilkerson, L.C. has rendered a legal opinion that all of the shares offered hereby will be duly authorized, fully paid and non-assessable upon issuance and payment therefor.

        The articles of incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of common or preferred stock without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of common or preferred stock so issued. To the extent common or preferred stock is issued in connection with an affiliated transaction, the issuance of the stock must be approved by a majority of the independent directors who do not have any interest in the transactions and who have access, at our expense, to our counsel or independent legal counsel.

        Because the Board of Directors has the power to establish the preferences and rights of each class or series of common or preferred stock, it may afford the holders of any series or class of stock preferences, powers, and rights senior to the rights of holders of common stock offered in this offering. However, the voting rights for each share of preferred stock will not exceed voting rights which bear the same relationship to the voting rights of the shares of common stock as the consideration paid to us for each share of preferred stock bears to the book value of the shares of common stock on the date when the preferred stock is issued.

        The issuance of common or preferred stock could have the effect of delaying or preventing a change in our control.

Absence of Stock Redemption Program

        We have not adopted a stock redemption plan. Given our relatively small capitalization, it is highly unlikely that a redemption plan would be developed within the foreseeable future. In addition, even if we adopted a redemption plan, any plan would reasonably be expected to have a number of significant limitations and could not be relied upon as a method to sell shares promptly and at a desired price. For example, those limitations might include: (i) no more than $100,000 of proceeds from the sale of shares pursuant to any offering in any calendar quarter may be used to redeem shares and (ii) no more than 5% of the number of shares of our common stock (outstanding at the beginning of any 12-month period) may be redeemed during the 12-month period.

        Our Board of Directors might choose to thereafter amend or suspend any redemption program at any time it determines that the adoption, or subsequent amendment or suspension is in our best interest.

        The Board of Directors considerations might include:

  •
  it determines, in its sole discretion, that the redemption plan might impair our capital or operations;

  •
  it determines, in its sole discretion, that an emergency makes the redemption plan not reasonably practical;

  •
  any governmental or regulatory agency with jurisdiction over us so demands the adoption, revocation or suspension of any program for the protection of the stockholders;

  •
  it determines, in its sole discretion, that the redemption plan would be unlawful;

  •
  it determines, in its sole discretion, that redemptions under the redemption plan, when considered with all other sales, assignments, transfers and exchanges of shares, could cause direct or indirect ownership of our shares to become concentrated to an extent which would prevent us from qualifying as a REIT under the Code; or

  •
  it determines, in its sole discretion, that the adoption, amendment or suspension would be in our best interest.

        For a discussion of the tax treatment of any potential redemption program, see "U.S. Federal Income Tax Considerations—Taxation of Stockholders." See "Risk Factors—Risks Related to this Offering—The subsequent sale of shares by stockholders could be very difficult."

Board of Directors

        Our articles of incorporation provide that the number of our directors cannot be less than three or more than 9. A majority of the Board of Directors will be independent directors. Each director, other than a director elected to fill a vacancy, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of common stock present in person or by proxy and entitled to vote. If we ever adopted an advisory-based form of management, the Conflicts Committee would nominate replacements for vacancies among the independent directors. Under the articles of incorporation, the term of office for each director will be one year, expiring each annual meeting of stockholders; however, the articles of incorporation provide that directors may be elected to an unlimited number of successive terms. The directors may establish any committees they deem appropriate; provided that the majority of the members of each committee are independent directors.

Stockholder Meetings

        An annual meeting will be held for the purpose of electing directors and for the transaction of any other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under our bylaws, a special meeting of stockholders may be called by the president, a majority of the directors, or a majority of the independent directors. Special meetings of the stockholders also must be called by our secretary upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding common stock entitled to vote at the meeting. Upon receipt of the written request, either in person or by mail, stating the purpose or purposes of the meeting, we must provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the time and place of a meeting and its purpose. The meeting will be held not less than 15 nor more than 60 days after the written request is received, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

        At any meeting of stockholders, each stockholder may cast one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum, and the majority vote of the stockholders present in person or by proxy will be binding on all our stockholders.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

        Our bylaws require notice to be delivered to us at least 90 days and not more than 120 days before the anniversary of the date of mailing of the notice of the preceding year's annual meeting of stockholders in order for a stockholder to (a) nominate a director or, (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the directors. The bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Amendments to the Articles of Incorporation

        Generally, our articles of incorporation may be amended by the affirmative vote of our stockholders. In certain instances, the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote is required and in other instances the affirmative vote of the holders of two-thirds of the shares is required. To the extent permitted by Maryland law, the stockholders may vote to amend the articles of incorporation, terminate or dissolve our company or remove one or more directors without necessity for concurrence by the Board of Directors.

        To the extent permitted by Maryland law, the directors may vote to amend the articles of incorporation by a two-thirds vote, and the directors may amend the charter as necessary to enable the Company to continue to qualify as a REIT.

        Upon the affirmative vote of a majority of the members of the Board of Directors, the directors may amend the articles of incorporation to increase our number of authorized equity shares. However, without stockholder approval, the Board of Directors may not amend the articles of incorporation to reduce the voting rights of the Stockholders under Article XI. Article XI allows the Stockholders to among other things, (i) amend the charter, (ii) dissolve the corporation, or (iii) remove directors.

Mergers, Combinations and Sale of Assets

        A sale or other disposition of all or substantially all of our assets other than in the ordinary course of business, a merger in which we do not survive or a reorganization must be approved by the directors and a majority of the shares of common stock outstanding and entitled to vote. In addition, any transaction involving an affiliate of ours or an affiliate of any advisor also must be approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction and, if applicable, also the Conflicts Committee, as fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

        The Maryland Business Combinations Statute provides that certain business combinations, including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities, between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of a corporation's shares or an affiliate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of the corporation (referred to in this discussion as an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any business combination must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless among other conditions, the corporation's common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

        The articles of incorporation provide that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between us and any person. Consequently, the five year prohibition and supermajority vote requirements will not apply to business combinations between us and any stockholder.

Control Share Acquisitions

        The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer and/or officers or directors who are employees of the corporation. Control shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors of the corporation within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. However, some types of control share acquisitions are not subject to the Maryland Act.

        The articles of incorporation provide that the Maryland Control Share Acquisition Act is inapplicable to any acquisition of our securities by any person. Consequently, in instances where the Board of Directors otherwise waives or modifies restrictions relating to the ownership and transfer of our securities or the restrictions are otherwise removed, our control shares will have voting rights, without having to obtain the approval of a supermajority of the outstanding shares eligible to vote thereon.

Termination of Advisors REIT I, Inc. and REIT Status

        Our articles of incorporation provide for our voluntary termination and dissolution by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at a meeting called for that purpose.

        If by October 31, 2017, the shares of common stock are not listed, then the board of directors must either (a) adopt a resolution that sets forth a proposed amendment extending or eliminating this deadline, declare that the amendment is advisable and direct that the proposed amendment be submitted for consideration at either an annual or special meeting of the stockholders or (b) adopt a resolution that declares a proposed liquidation is advisable on substantially the terms and conditions set forth or referred to in the resolution and direct that the proposed transaction be submitted for consideration at either an annual or special meeting of the stockholders. If the board of directors seeks the amendment described in clause (a) above and the stockholders do not approve the amendment, then the board must take the actions described in clause (b) above.

Restrictions of Ownership

        To qualify as a REIT under the Code, among other things, (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "U.S. Federal Income Tax Considerations—Taxation of ADVISORS REIT I, Inc."

        To help ensure that we satisfy these requirements, the articles of incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of common stock and preferred stock by any person (as defined in the articles of incorporation) to no more than 9.8% of the outstanding shares of the common stock or 9.8% of any series of preferred stock. It is the responsibility of each person (as defined in the articles of incorporation) owning (or deemed to own) .5% or more of the outstanding shares of common stock or any series of outstanding preferred stock to give us written notice of their ownership.

        To the extent the directors deem necessary, we can demand that each stockholder disclose to us in writing all information regarding their "Beneficial and Constructive Ownership" (as defined in the articles of incorporation) of the common stock and preferred stock.

        In addition, the articles of incorporation generally provide that the Board of Directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to the Board of Directors, may, in its sole discretion, waive the application of certain transfer restrictions or the 9.8% ownership limit to a person if the Board of Directors determines that the person's ownership of common stock and/or preferred stock will not jeopardize our status as a REIT under the Code. In addition, the restrictions on transfer, ownership limitations and information requirements described in this section will not apply if the Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT under the Code.

        Subject to the board's ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of our common stock or preferred stock or other events that would create a direct or indirect ownership of the stock that would (i) violate the 9.8% ownership limit; (ii) result in (a) our common stock and/or preferred stock being owned by fewer than 100 persons, or (b) our being "closely held" within the meaning of Section 856(h) of the Code, or (c) result in us owning more than 10% of any tenant from whom we directly or indirectly receive rent (other than certain TRSs); or (iii) otherwise potentially jeopardize our status as a REIT under the Code, will be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or "prohibited owner") will acquire no right or interest in the shares. Any shares in excess of an applicable limitation will be converted automatically into an equal number of shares of our excess stock that will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations selected by us.

        Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of: (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., in the case of a gift, devise or other transaction), the market price of the shares on the day of the event causing the shares to be held in the trust or (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust.

        All dividends and other distributions received with respect to the shares of excess stock before their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust.

Limitation of Liability and Indemnification

        Pursuant to Maryland corporate law and our articles of incorporation, we are required to indemnify and hold harmless a present or former director, officer, advisor (which would include our advisory directors), or affiliate and may indemnify and, with the approval of the board of directors, hold harmless a present or former employee or agent (referred to in this discussion as an "indemnitee") against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, affiliate, employee, or agent and in their official capacity, provided that the indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in our best interests.

        If the loss or liability was the result of negligence or misconduct, or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct, we will not indemnify or hold harmless the indemnitee. In addition, we will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

        Pursuant to our articles of incorporation, we are required to pay or reimburse reasonable expenses incurred by a present or former director, officer, advisor or affiliate and may pay or reimburse reasonable expenses incurred by any other indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf, (ii) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity, a court of competent jurisdiction approves the advancement and (iii) the directors or the advisor or its affiliates undertake to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification. Our articles of incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the articles of incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

        Any indemnification may be paid only out of our net assets, and no portion may be recoverable from the stockholders.

        There are certain defenses under Maryland law available to the directors in the event of a stockholder action against them. One defense is the "business judgment rule." A director can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of our company, and with the care as an ordinarily prudent person in a like position would have used under similar circumstances. The directors may lawfully rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the directors may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the articles of incorporation.

        We will enter into indemnification agreements with each of our officers and directors. The indemnification agreements will require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses However, we would be entitled to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. We also must cover officers and directors under our directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the articles of incorporation, they provide greater assurance to directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.

        We have obtained Officers and Directors' liability insurance coverage for our officers and directors.

Removal of Directors

        Under the bylaws, a director may resign or be removed with or without cause by the affirmative vote of a majority of our capital stock outstanding and entitled to vote.

Inspection of Books and Records

        We will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of the books of account, together with all of our other records, including a copy of the articles of incorporation and any amendments thereto, will at all times be maintained at our principal office, or to the extent required in order for our accounting records to comply with the Sarbanes-Oxley Act, at the offices of our accountant, Robert L. Tarman, C.P.A. Our books and records will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent.

        As a part of our books and records, we will maintain at our principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of shares held by each stockholder. The list must be updated at least quarterly and will be available for inspection at our home office by a stockholder or his or her designated agent upon the stockholder's request. The list also will be mailed to any stockholder requesting the list within 10 days of receipt of a request. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing the list. The list may not be sold or used for commercial purposes. The purposes for which a stockholder may request a list include matters relating to their voting rights.

        If we neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, our directors and any advisor who might have control of our books and records will be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure the list of stockholders or other information for the purpose of selling the list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to its interest as our stockholder. The remedies provided by the articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Restrictions on "Roll-Up" Transactions

        An appraisal of all properties will be obtained from an independent expert in connection with any proposed Roll-Up Transaction, which, in general terms, is any transaction in which we acquire, merge, convert, or consolidate, directly or indirectly, and issue securities of a Roll-Up Entity that would be created or would survive after the successful completion of a Roll-Up Transaction. To qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with the directors or any advisor and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us. The appraisal must be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately before the announcement of the proposed Roll-Up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with a proposed Roll-Up Transaction.

        In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction must offer to stockholders who vote against the proposal the choice of:

  (i)
  accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

  (ii)
  one of the following:

            (A)  remaining our stockholders and preserving their company interests on the same terms and conditions as existed previously; or

            (B)  receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.

        We are prohibited from participating in any proposed Roll-Up Transaction:

  (i)
  which would result in the stockholders having voting rights in the Roll-Up Entity that are less than those provided in our articles of incorporation, Article XI, and described elsewhere in this prospectus;

  (ii)
  which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

  (iii)
  in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in Sections 11.8 and 11.9 of our articles of incorporation and described in "—Inspection of Books and Records," above; or

  (iv)
  in which we would bear any of the costs of the Roll-Up Transaction if the Roll-Up Transaction is not approved by the stockholders.

Distribution Policy

        To qualify as a REIT for federal income tax purposes, among other things, we must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 90% of our real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "U.S. Federal Income Tax Considerations—Distribution Requirements." The declaration of distributions is within the discretion of the Board of Directors and depends upon our distributable funds, current and projected cash requirements, tax considerations and other factors.

        We intend to make regular distributions to our stockholders, typically quarterly. Distributions will be made to those stockholders who are stockholders as of the record date selected by the directors. Our Board of Directors currently intends to declare distributions using the first day of the month as the record date. An investor must be a stockholder of record as of the record date to receive a distribution. Therefore, newly admitted investors, or investors redeeming or transferring shares, will not receive a distribution for a record date that they are not considered a stockholder of record.

        Once we have taxable income, our Board of Directors intends to declare and pay distributions quarterly thereafter. Regardless of the amount raised, we intend to fully invest the offering proceeds within 12 months of their receipt. Delays in investing the proceeds of the offering could delay the generation of taxable income and funds available for distribution. However, the Board of Directors, in its sole discretion, may also decide to pay distributions from the proceeds of this offering or from borrowings if we do not generate sufficient operating cash flows to pay distributions. Payments from other than taxable income may be a return of capital. No interest, if any, earned on subscription proceeds before their release from escrow, will be distributed to the subscribers. See "The Offering—Funding Arrangement."

        We are required to distribute annually at least 90% of our real estate investment trust taxable income to maintain our objective of qualifying as a REIT. Generally, income distributed will not be taxable to us under federal income tax laws if we comply with the provisions relating to qualification as a REIT. If our available cash is insufficient to make the distributions, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs. To the extent that distributions to stockholders exceed our current and accumulated earnings and profits, the amounts constitute a return of capital for federal income tax purposes, although these distributions might not reduce stockholders' aggregate invested capital.

        Distributions in kind will not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of our Company and the liquidation of its assets in accordance with the terms of the articles of incorporation; or distributions of in-kind property, as long as, with respect to in-kind property, the Board of Directors (i) advises each stockholder of the risks associated with direct ownership of the property; (ii) offers each stockholder the election of receiving in-kind property distributions; and (iii) distributes in-kind property only to those stockholders who accept the directors' offer.

        Distributions will be made at the directors' discretion, depending primarily on the availability of net cash generated from operations (which includes cash received from tenants except to the extent that the cash represents a return of principal in regard to the lease of a property consisting of building only, distributions from joint ventures, and interest income from borrowers under mortgage loans, less expenses paid), our general financial condition, and the directors' obligation to cause us to qualify and remain qualified as a REIT for federal income tax purposes. We intend to increase distributions whenever net cash from operations increases.

Transfer Agent

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Introduction

        This section summarizes the material federal income tax consequences relating to our qualification and taxation as a REIT and the ownership of our shares. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which may change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors because their particular investment or other circumstances, or to any categories of investors who may be subject to special rules (including, for example, except to the extent provided in this prospectus, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to our operation, or to the purchase, ownership or disposition of our shares, has been requested from the Internal Revenue Service or other tax authority.

        The law firm of Biggs Wilkerson, L.C. has acted as our tax counsel in connection with our formation and planned election to be taxed as a REIT. Prior to the issuance by the Securities and Exchange Commission of their order of effectiveness, we will have received an opinion of Biggs Wilkerson, L.C. to the effect that, commencing with its taxable year to be ended on December 31, 2006, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and that our actual method of operation has enabled, and our proposed method of operation will enable, us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Biggs Wilkerson is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management regarding our organization, assets, income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Biggs Wilkerson that we will so qualify for any particular year. The opinion will be expressed as of the date issued, and does not cover subsequent periods. Biggs Wilkerson will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law.

        Biggs Wilkerson believes that if the Internal Revenue Service were to challenge the conclusions of counsel; their conclusions should prevail in court. However, opinions of counsel are not binding on the Internal Revenue Service or on the courts, and no assurance can be given that the conclusions reached by counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in applicable tax laws. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

        On October 22, 2004, the President signed into law the American Jobs Creation Act of 2004 (referred to in this discussion as the "Jobs Act"), which amends certain rules relating to REITs. The relevant provisions of the Jobs Act are discussed in this section. As noted, certain provisions will apply commencing with our taxable year beginning January 1, 2005.

Taxation of ADVISORS REIT I, Inc.

        Introduction.    We expect to elect to be taxed as a REIT for federal income tax purposes, commencing with our taxable year ending December 31, 2006. We believe that we will be organized and will operate in a manner as to qualify as a REIT, and we intend to continue to operate in this manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

        In connection with the offering of our common stock, Biggs Wilkerson rendered an opinion, which is an exhibit to the registration statement of which this prospectus is a part, to the effect that, commencing with our taxable year beginning on January 1, 2006 and ending December 31, 2006, assuming that we complete the elections and other procedural steps described in this discussion of "U.S. Federal Income Tax Considerations" in a timely fashion, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the federal income tax laws, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the federal income tax laws.

        Investors should be aware that Biggs Wilkerson's opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the conduct of our business, and is not binding upon the Internal Revenue Service or any court. In addition, Biggs Wilkerson's opinion is based on existing federal income tax law governing qualification as a REIT, which may change prospectively or retroactively. Moreover, our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Biggs Wilkerson will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy these requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see the discussion below in this section.

        Depending upon how our business develops, we may directly own our properties, or we may own them through a "qualified REIT subsidiary," an unincorporated domestic entity, or a "taxable REIT subsidiary."

        A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the stock of which is owned by the REIT. Accordingly, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

        An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        A REIT is permitted to own up to 100% of the stock of one or more "taxable REIT subsidiaries" or "TRSs." A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. However, a TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. It should be noted it is doubtful that the Company would utilize a TRS to lease property from us.

        General.    If we qualify for taxation as a REIT, our taxable income that we distribute to our stockholders generally will not be subject to federal corporate income tax. This treatment substantially eliminates the "double taxation" (e.g., taxation at both the corporate and stockholder levels) that generally results from owning a corporation's stock. However, federal income taxation will apply in any of the following circumstances:

        We will pay federal income tax on our taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

        Under certain circumstances, the alternative minimum tax will apply to our items of tax preference that we do no distribute or allocate to stockholders.

        If we have net income from foreclosure property, we will pay income tax at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to the real property) which is acquired through foreclosure as a result of a default either on a lease of the property or the attempted collection of any indebtedness secured by the property.

        If we have net income derived from a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business, we will pay a 100% tax on the net income.

        If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have nonetheless continued to qualify as a REIT because we meet other requirements, we will pay a 100% tax on all of our net income attributable to the failure of either the 95% income test or the 75% income test. The taxable amount is determined by multiplying a fraction intended to reflect our profitability by the greater of either:

  •
  the amount by which 75% of our gross income exceeds the amount of items subject to the 75% test, or

  •
  the amount by which 90% (95% for taxable years beginning January 1, 2005) of our gross income exceeds the amount of items subject to the 95% test.

  •
  In the event of a more than de minimis failure of any of the asset tests occurring after January 1, 2005, as described below under "—Requirements for Qualification as a REIT—Asset Tests," as long as the failure was due to reasonable cause and not to willful neglect and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy any of the asset tests.

  •
  In the event of a failure to satisfy one or more requirements for REIT qualification occurring after January 1, 2005, other than the gross income tests and the asset tests, so long as the failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each failure.

  •
  We will pay a nondeductible 4% excise tax on the excess of the required distribution over the amount we actually distributed if we fail to distribute during a calendar year at least the sum of:

  •
  85% of our REIT ordinary income for the year,

  •
  95% of our REIT capital gain net income for the year, and

  •
  any undistributed taxable income from earlier periods,

        We will be subject to a 100% excise tax on certain transactions with a taxable REIT subsidiary (sometimes referred to by us as a "TRS") that are not conducted on an arm's-length basis.

        If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

  •
  the amount of gain that we recognize at the time of the sale or disposition, and

  •
  the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

        If we fail to qualify as a REIT for any taxable year and certain relief provisions do not apply, we will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on our taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of our shares. To the extent that we would, as a consequence, be subject to tax liability for any taxable year, the amount of cash available for satisfaction of our liabilities and for distribution to holders of our shares would be reduced. Distributions made to holders of our shares generally would be taxable as ordinary income to the extent of our current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any distributions would be made. We would be ineligible to elect REIT status for the four taxable years after the taxable year during which we failed to qualify as a REIT, unless our failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

        Requirements for Qualification as a REIT.    A REIT is a corporation, trust or association that meets each of the following requirements:

  •
  It is managed by one or more trustees or directors.

  •
  Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

  •
  It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

  •
  It is neither a financial institution nor an insurance company.

  •
  At least 100 persons are beneficial owners of its shares or ownership certificates.

  •
  Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

  •
  It elects to be treated as a REIT, or has made the election for a previous taxable year.

  •
  It complies with all relevant filing and administrative requirements established by the IRS that must be met to elect and maintain REIT status.

  •
  It meets certain other tests regarding the nature of its assets and income and the amount of its distributions, as described below.

        Ownership Tests.    The ownership requirements for qualification as a REIT are that:

    •
    during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code); and

    •
    there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of each 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT.

        To meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, our articles of incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock. Among other provisions, our articles of incorporation empower the Board of Directors to redeem, at its option, a sufficient number of shares to bring our ownership of shares in conformity with these requirements or to assure continued conformity with these requirements.

        Under our articles of incorporation, each holder of our shares is required, upon demand, to disclose to the Board of Directors in writing information with respect to actual, constructive or beneficial ownership of our shares as the Board of Directors deems necessary to comply with applicable provisions of the Code or our articles of incorporation, or the requirements of any other appropriate taxing authority. Treasury Regulations govern the method by which we are required to demonstrate compliance with these stock ownership requirements and the failure to satisfy these regulations could cause us to fail to qualify as a REIT or to be subjected to a monetary penalty. We have represented that we expect to meet these stock ownership requirements for each taxable year and that we will be able to demonstrate our compliance with these requirements. Accordingly, we intend to have our shareholders confirm their stockownership annually.

        Asset Tests.    To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

        First, at least 75% of the value of our total assets must consist of:

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    interests in real property, including leaseholds and options to acquire real property and leaseholds;

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    interests in mortgages on real property;

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    stock in other REITs;

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    investments in stock or debt instruments during the one-year period following our receipt of new capital received either through equity offerings, or offerings of public debt with at least a five-year maturity;

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    cash or cash items, including certain receivables; and

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    government securities.

        Second, except with respect to the securities of a TRS and the securities described in the first test above:

    •
    the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets; and

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    we may not own more than 10% of the voting power or value of any one issuer's outstanding securities.

        Third, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

        Fourth, no more than 25% of the value of our total assets may consist of the securities of TRSs, other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

        For purposes of the second asset test, the term "securities" excludes stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS (except that debt securities of a TRS are treated as securities for purposes of the third asset test), mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term "securities" excludes "straight debt" securities, any loan to an individual or estate, any section 467 rental agreement other than with a related party tenant, any obligation to pay rents from real property, obligations issued by certain governmental entities and any security issued by a REIT.

        In general, straight debt securities include straight debt securities issued by a corporation or partnership unless the REIT or any of its controlled taxable REIT subsidiaries holds securities in the issuer other than permitted securities and the securities have a value greater than 1% of the issuer's outstanding securities. For purposes of the 10% value test, any debt instruments issued by a partnership (other than straight debt securities which already are excluded from the term "securities") are not considered "securities" to the extent of our percentage interest in the partnership, based on our proportionate interest in the partnership's equity interests and certain debt securities. In addition, for purposes of the 10% value test, any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding two sentences will not be treated as a "security" if at least 75% of the partnership's gross income, excluding income from prohibited transaction, is qualifying income for purposes of the 75% gross income test described below "—Requirements for Qualification as a REIT—Income Tests."

        It is anticipated that the bulk of our assets will be "real estate assets" including direct and indirect interests in real property, direct and indirect interests in leaseholds of land and any improvements thereon, and interests in mortgages secured by any of the foregoing. We have represented that at the end of each quarter the sum of the value of any personal property owned by us plus the value of all other company assets not qualifying for the 75% asset Test, will in the aggregate represent less than 25% of our total assets. No independent appraisals will be acquired to support this representation, and counsel, in rendering its opinion as to our qualification as a REIT, is relying on the conclusions we and our senior management have reached or will reach as to the relative values of our assets. There can be no assurance however, that the Internal Revenue Service may not contend that the value of any personal property or other property that we own that may not qualify for the 75% Asset Test exceeds 25% of our total assets.

        As indicated in "Business—Joint Venture Arrangements," we may participate in joint ventures. If a joint venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, our ownership of a 10% or greater interest in the joint venture would cause us to fail to meet the requirement that we not own 10% or more of the value or voting power of an issuer's securities. However, counsel is of the opinion, based on certain assumptions, that any joint ventures will constitute partnerships for federal income tax purposes. See "U.S. Federal Income Tax Considerations—Investment in Joint Ventures."

        We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with the tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

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  we satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose. Effective for our taxable year beginning January 1, 2005, if we fail to meet the 5% and 10% asset test at the end of any quarter and any failure is not cured within 30 days thereafter, we still could avoid disqualification by disposing of sufficient assets within 6 months of the identification of the failure, if the violation does not exceed the lesser of 1% of our assets at the end of the relevant quarter and $10,000,000. For violations of any of the asset tests due to reasonable cause that are larger than this amount, we still could avoid disqualification if, in addition to the above requirements, we prepare a schedule for each quarter describing the non-qualifying assets and file it in accordance with regulations prescribed by the Secretary of the Treasury and pay a tax equal to the greater of $50,000 or 35% of the net income generated by the non-qualifying assets.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose. Effective for our taxable year beginning January 1, 2005, if we fail to meet the second or third asset tests at the end of any quarter and the failure is not cured within 30 days thereafter, we still could avoid disqualification by disposing of sufficient assets within 6 months of the identification of the failure, if the violation does not exceed the lesser of 1% of our assets at the end of the relevant quarter and $10,000,000. For violations due to reasonable cause that are larger than this amount, we still could avoid disqualification if, in addition to the above requirements, we prepare a schedule for the quarter describing the non-qualifying assets and file it in accordance with regulations prescribed by the Secretary of the Treasury and pay a tax equal to the greater of $50,000 or 35% of the net income generated by the non-qualifying assets.

        Income Tests.    A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

        The 75 Percent and 95 Percent Tests.    In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income:

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  attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in the REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years; and

  •
  received or accrued during the one-year period beginning on the date the REIT receives the capital

        In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% gross income test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

        Initially, we expect that the bulk of our income will be derived from rents with respect to the commercial real estate properties we intend to acquire. In order for rents that we receive from properties to qualify as "rents from real property" for purposes of these two gross tests, several conditions must be met.

        First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of a tenant (referred to in this discussion as a "Related Party Tenant"), excluding a tenant which is a TRS whose leased property is occupied by unrelated third-parties on a transient basis and managed and operated by an "eligible" independent contractor actively engaged in the business of operating similar vacation or lodging properties for third parties unrelated to us or our TRS.

        Third, if the rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."

        Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives no revenue or through a TRS, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are uncustomary or provided directly to the tenants, without causing the remainder of the rental income to fail to qualify as "rents from real property."

        With respect to our leasing of the properties, we will not:

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  charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above);

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  charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease;

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  directly perform services considered to be rendered to the occupant of a property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or

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  enter into any lease with a Related Party Tenant.

        Specifically, we expect that virtually all of our income will be derived from leases of the type described in "Business—General Description of Property Leases," and we do not expect any leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

        In addition, if we ever make a mortgage loan we will be paid interest on the loan. All interest income qualifies under the 95% gross income test and interest on mortgage loans secured by real property also qualifies under the 75% gross income test, in each case provided that the amount of the interest does not depend on the net income or profits of any person (other than amounts based on a fixed percentage or percentage of receipts or sales). If a mortgage loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. We have represented that this will always be the case. Therefore, in the opinion of counsel, income generated through our investments in any mortgage loan secured by property will be treated as qualifying income under the 75% gross income test.

        Rents from personal property will satisfy the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

        If we fail to satisfy one or both of the gross income tests for any taxable year, we may still qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. For our taxable year ending December 31, 2006, those relief provisions generally will be available if:

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  our failure to meet the tests is due to reasonable cause and not due to willful neglect;

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  we attach a schedule of the sources of our income to our tax return; and

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  any incorrect information on the schedule was not due to fraud with intent to evade tax.

        For our taxable year beginning January 1, 2005, those relief provisions generally will be available if:

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  our failure to meet the tests is due to reasonable cause and not due to willful neglect;

  •
  following the failure for any taxable year, we file a schedule of the items of our gross income in accordance with regulations prescribed by the Secretary of the Treasury.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "U.S. Federal Income Tax Consequences—Taxation of ADVISORS REIT I, Inc.," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test and the amount by which 90% (95% for our taxable year beginning January 1, 2006) of our gross income exceeds the amount of income qualifying under the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

        Distribution Requirements.    Each taxable year, we must distribute dividends, other than capital gain dividends and deemed dividends of retained capital gain, to our stockholders in a total amount at least equal to:

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  the sum of

  •
  90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and

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  90% of our after-tax net income, if any, from foreclosure property, minus

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  the sum of certain items of non-cash income in excess of 5% of our REIT taxable income, computed without regard to the dividends paid deduction.

        We must pay the distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after its declaration.

        We will pay federal income tax on taxable income, including net capital gain, which we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year or by the end of the January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for the year,

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  95% of our REIT capital gain income for the year, and

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  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of the required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See "U.S. Federal Income Tax Consequences—Taxation of Stockholders—Taxable Domestic Stockholders." If we so elect, we will be treated as having distributed any retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

        We intend to make distributions to stockholders that will be sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that we may not have sufficient funds from operations to make cash distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants, we might be required to continue to accrue rent for some period of time under federal income tax principles even though we would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, we might be unable to deduct certain expenses at the time those expenses are incurred. In either case, our available cash for making distributions might be insufficient to satisfy the 90% distribution requirement. If our available cash is insufficient, we might raise cash to make the distributions by borrowing funds, issuing new securities or selling assets. If we were ultimately unable to satisfy the 90% distribution requirement, we would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the shares. If we fail to satisfy the 90% distribution requirement, as a result of an adjustment to our tax returns by the Internal Revenue Service, under certain circumstances, we may be able to rectify our failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after adjustment. This deficiency dividend will be included in our deductions for distributions paid for the taxable year affected by the adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends.

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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  for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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  for which the REIT makes a proper election to treat the property as foreclosure property.

        However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, earlier or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

  •
  when a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  when any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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  which is more than 90 days after the day when the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Taxation of Stockholders

        Taxable Domestic Stockholders.    For any taxable year in which we qualify as a REIT for federal income tax purposes, distributions made to our stockholders who are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by United States persons that we properly designate as capital gain dividends generally will be taxed as long-term capital gain, without regard to the period for which the person has held its shares, to the extent that they do not exceed our actual net capital gain for the taxable year.

        More specifically, the terms "United States person" or "domestic stockholder" or "U.S. stockholder" means a beneficial owner of our common stock that, for United States federal income tax purposes, is:

  •
  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

        If a partnership or an entity treated as a partnership for federal income tax purposes holds shares of our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our common stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of our common stock by the partnership. A corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations.

        We may elect to retain and pay income tax on its long-term capital gains. In that event, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's share of the taxes we paid. The stockholder will increase the basis of their share by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by them. Distributions to these United States persons in excess of our current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's shares, and then, to the extent the distribution exceeds each stockholder's basis, as gain realized from the sale of shares.

        We will notify each stockholder as to the portions of each distribution which, in our judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any distribution that is (i) declared in October, November or December of any calendar year and payable to stockholders of record on a specified date in these months and (ii) actually paid by us in January of the following year, will be deemed to have been received by each stockholder on December 31 of that calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes that December 31st. Stockholders may not deduct on their income tax returns any of our net operating or net capital losses.

        In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by them for six-months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that the U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

        Generally, the redemption of shares will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in ADVISORS REIT I, Inc. A redemption of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under Section 302(b)(2) of the Code or, (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code.

        Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by the stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must generally be taken into account.

        A distribution to a stockholder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the stockholder's interest. The Internal Revenue Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should generally satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

        If the redemption is not treated as a dividend, the redemption of the shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the shares redeemed. Any gain or loss would be capital gain or loss if the shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

        Despite the above discussion, the reader should note that we have not adopted a stock redemption program. See "RISK FACTORS—Risks Related to the Offering—We have not adopted a stock redemption program."

        We will report to our U.S. stockholders and the Internal Revenue Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or, (b) provides a taxpayer identification number, certifies that it is a U.S. person and as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not provide a correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid to the Internal Revenue Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to us. See "U.S. Federal Income Tax Considerations—Taxation of Stockholders—Non-U.S. Stockholders" below.

        As long as we qualify as a REIT, a taxable "domestic stockholder" must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A domestic stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a domestic stockholder generally will not qualify for the new 15% tax rate for "qualified dividend income."

        The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rate for qualified dividend income from 38.6% to 15% for tax years 2003 through 2008. Without future congressional action, the maximum tax rate on qualified dividend income will move to 35% in 2009 and 39.6% in 2011. Qualified dividend income generally includes dividends paid to individuals, trusts and estates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will be ineligible for the new 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income.

        Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends if (i) attributable to dividends received by us from non-REIT corporations, such as a TRS, (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date when our common stock become ex-dividend.

        We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a domestic stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The domestic stockholder would receive a credit or refund for its proportionate share of the tax we paid. The domestic stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        A domestic stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the domestic stockholder's common stock. Instead, the distribution will reduce the adjusted basis of the common stock. A domestic stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the domestic stockholder's adjusted basis in his or her common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the domestic stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a domestic stockholder of record on a specified date in that month, the distribution will be treated as both paid by us and received by the domestic stockholder on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year.

        Domestic stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of the common stock will not be treated as passive activity income and, therefore, stockholders generally will be unable to apply any "passive activity losses," for example losses from certain types of limited partnerships in which the stockholder is a limited partner, against that income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

        The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A domestic stockholder generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35%. The maximum tax rate on long-term capital gain applicable to non-corporate domestic stockholders currently is 15% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property," or depreciable real property, is 25% to the extent that the gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether the distribution is taxable to our non-corporate stockholders at a 15% or 25% rate.

        In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate domestic stockholder may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate domestic stockholder may carry forward unused capital losses indefinitely. A corporate domestic stockholder must pay tax on its net capital gain at ordinary corporate rates. A corporate domestic stockholder can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

        Tax-Exempt Stockholders.    Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as unrelated business taxable income. This percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

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  the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

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  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

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  either

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  one pension trust owns more than 25% of the value of our stock; or

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  a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

        Information Reporting Requirements and Backup Withholding.    We will report to our stockholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at a rate of up to 28% with respect to distributions unless the holder:

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  is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A U.S. stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the U.S. stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see "U.S. Federal Income Tax Considerations—Taxation of Stockholders—Non-U.S. Stockholders" below.

        Non-U.S. Stockholders.    The rules governing U.S. federal income taxation of our stockholders who are beneficial owners of our common stock and who are not U.S. stockholders; for example, nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (sometimes referred to by us as a "Non-U.S. stockholders"), are complex. This section is only a summary of these rules. We urge Non-U.S. stockholders to consult their advisors to determine the impact of federal, state, and local income tax laws.

        A Non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of United States real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the Non-U.S. stockholder's conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate Non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a Non-U.S. stockholder unless either:

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  a lower treaty rate applies and the Non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

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  the Non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        A Non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that common stock. A Non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the common stock, if the Non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a Non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

        In the first taxable year when we qualify as a REIT, a Non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of "United States real property interests" under special provisions of the federal income tax laws known as "FIRPTA." The term "United States real property interests" includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under those rules, a Non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the Non-U.S. stockholder. A Non-U.S. stockholder thus would be taxed on the distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on this dividend. We must withhold 35% of any distribution that we could designate as a capital gain distribution. A Non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Effective for our taxable year beginning January 1, 2006, a Non-U.S. stockholder who receives a distribution with respect to a class of stock that is regularly traded on an established securities market located in the United States, and does not own more than 5% of the class of stock at any time during the taxable year, will be treated as receiving an ordinary REIT distribution subject generally to 30% withholding, even if the distribution is otherwise a capital gain dividend.

        A Non-U.S. stockholder generally will not incur tax under FIRPTA on a sale or other disposition of our stock as long as during the five-year period ending on the date of the distribution or disposition non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. However, a Non-U.S. stockholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period will not incur tax under FIRPTA on a sale or other disposition of our common stock if the common stock is "regularly traded" on an established securities market. Because our common stock is expected to be regularly traded on an established securities exchange, a Non-U.S. stockholder should not incur tax under FIRPTA as long as it owns, actually or constructively, no more than 5% of our common stock. If the gain on the sale of the common stock were taxed under FIRPTA, a Non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of Non-U.S. corporations. In addition, the proceeds of any sale or other disposition of our common stock to which FIRPTA applies would be subject to withholding equal to 10% of the proceeds.

        Furthermore, a Non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

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  the gain is effectively connected with the Non-U.S. stockholder's U.S. trade or business, in which case the Non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to the gain, or

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  the Non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the Non-U.S. stockholder will incur a 30% tax on his or her capital gains.

State and Local Taxes

        We and our stockholders may be subject to state and local taxes in various states and localities in which we or they transact business, own property, or reside. The tax treatment of each of us in each jurisdiction may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

Characterization of Property Leases

        We will purchase both new and existing properties and lease them to third parties or TRSs pursuant to leases of the type described in "Business—General Description of Property Leases." Our ability to claim certain tax benefits associated with ownership of the properties, such as depreciation, depends on a determination that our lease transactions are true leases, under which we are the owner of the leased property for federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the Internal Revenue Service that we are not the owner of the properties for federal income tax purposes may have adverse consequences for us, including for example, denying our depreciation deductions. A denial of our depreciation deductions could result in a determination that our distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if we have sufficient cash, we may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "U.S. Federal Income Tax Considerations—Taxation of ADVISORS REIT I, Inc.—Distribution Requirements," above.

        Furthermore, if it was determined that we were not the owner of a particular property, in the opinion of counsel, the income that we would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of this property will have the effect of making the building serve as collateral for the debt obligation.

        The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of the property is to be treated as the owner. Judicial decisions and pronouncements of the Internal Revenue Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

        While certain characteristics of our anticipated leases suggest that we might not own the properties, such as the fact that the leases are triple-net leases, a substantial number of other characteristics indicate the bona fide nature of the leases and that we will be the owner of the properties. For example, under the types of leases described in "Business—Description of Property Leases," we will bear the risk of substantial loss in the value of the properties, since we will acquire interests in the properties with an equity investment, rather than with nonrecourse indebtedness. Further, we will benefit, rather than the tenant, from any appreciation in the properties, since we will have the right at any time to sell or transfer our properties, in some cases subject to the tenant's right to purchase the property at a price not less than the property's fair market value (determined by appraisal or otherwise).

        Other factors that are consistent with our ownership of the properties are:

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  the tenants are liable for repairs and to return the properties in reasonably good condition;

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  insurance proceeds generally are to be used to restore the properties and, to the extent not so used, belong to us;

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  the tenants agree to subordinate their interests in the properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale;

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  based on our representation that the properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of our cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases;

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  we have not relinquished the properties to the tenants for their entire useful lives, but have retained a significant residual interest in them; and

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  we will not be primarily dependent upon tax benefits to realize a reasonable return on our investments.

        Whenever we own any building and the underlying land and assuming (i) we lease the property on substantially the same terms and conditions described in "Business—Description of Property Leases," and (ii) the residual value of the property remaining after the end of the lease term (including all renewal periods) may reasonably be expected to be at least 20% of our cost of the property, and (iii) the remaining useful lives of the property after the end of the lease term (including all renewal periods) may reasonably be expected to be at least 20% of the property's useful lives at the beginning of the lease term, it is the opinion of our counsel that we will be treated as the owner of the property for federal income tax purposes and may properly claim depreciation and other tax benefits associated with its ownership. In the case of properties for which we do not own the underlying land, counsel may be unable to opine that these transactions will be characterized as leases.

Investment in Joint Ventures

        As indicated in "Business—Joint Venture Arrangements," we may participate in joint ventures which own and lease properties. Assuming that the joint ventures have the characteristics described in "Business—Joint Venture Arrangements," and are operated in the same manner that we do with respect to properties that it owns directly, it is the opinion of counsel that generally (i) the joint ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that we will be subject to tax as a partner pursuant to Sections 701-761 of the Code, and (ii) all material allocations of income, gain, loss and deduction to us as provided in the joint venture agreements and as discussed in the prospectus will be respected under Section 704(b) of the Code. We have represented that we will not participate in any joint venture unless we have first obtained advice of counsel that the joint venture will constitute a partnership for federal income tax purposes and that the allocations contained in the joint venture agreement will be respected.

        If, contrary to the opinion of counsel, a joint venture were to be treated as an association taxable as a corporation, we would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the joint venture's assets. In addition, the items of income and deduction of the joint venture would not pass through to us. Instead, the joint venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the joint venture's taxable income. Moreover, a determination that a joint venture is taxable as a corporation could cause us to fail to satisfy the asset tests for qualification as a REIT. See "U.S. Federal Income Tax Considerations—Taxation of ADVISORS REIT I, Inc.—Asset Tests" and "U.S. Federal Income Tax Considerations—Taxation of ADVISORS REIT I, Inc.—Income Tests," above.

Summary of 2004 Legislation

        On October 22, 2004, the President signed into law the Jobs Act, which, among other items, amended certain rules relating to REITs. The Jobs Act revises the following REIT rules:

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  As discussed above under "—Asset Tests," we may not own more than 10% by vote or value of any one issuer's securities and not more than 5% of our assets may consist of the securities of any one issuer. If we fail to meet these tests at the end of any quarter and the failure is not cured within 30 days thereafter, we would fail to qualify as a REIT. Under the Jobs Act, after the 30-day cure period, a REIT could dispose of sufficient assets to cure the violation that does not exceed the lesser of 1% of the REIT's assets at the end of the relevant quarter or $10,000,000. For violations of any of the asset tests due to reasonable cause that are larger than this amount, the REIT could avoid disqualification, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test and paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets.

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  The Jobs Act expands the straight debt safe harbor under which certain types of securities are disregarded as securities when calculating the 10% value limitation, discussed above.

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  The Jobs Act changes the formula for calculating the tax imposed for certain violations of the 75% and 95% gross income tests described above under "—Income Tests" and makes certain changes to the requirements for availability of the applicable relief provisions for failure to meet these tests.

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  The Jobs Act eliminates the safe harbor allowing rents received by a REIT to be exempt from the 100% excise tax if the rents are for customary services performed by a TRS, or are from a TRS and are described in Section 512(b)(3) of the Code. Instead, these payments are free of the excise tax if they satisfy the present law safe-harbor that applies if the REIT pays the TRS at least 150% of the cost to the TRS of providing any services.

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  The Jobs Act provides additional relief if we violate a provision of the Code that would result in our failure to qualify as a REIT if (i) the violation is due to reasonable cause, (ii) we pay a penalty of $50,000 for each failure to satisfy the provision, and (iii) the violation excludes a violation of the income or asset tests.

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  As discussed above under the heading "—Taxation of Non-U.S. Stockholders," we are required to withhold 35% of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 35% of a distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. The Jobs Act eliminates this 35% withholding tax on any capital gain dividend with respect to any class of stock that is regularly traded on an established securities market located in the United States if the non-U.S. stockholder did not own more than 5% of the class of stock at any time during the taxable year. Instead, any capital gain dividend will be treated as an ordinary distribution subject to the rules discussed above under "—Taxation of Non-U.S. Stockholders."

The foregoing is a non-exhaustive list of changes made by the Jobs Act.

REPORTS TO STOCKHOLDERS

        We will furnish each stockholder with our audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following:

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  financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants;

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  the ratio of the costs of raising capital during the period to the capital raised;

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  if an advisory form of management is ever adopted in lieu of an internal management system, the aggregate amount of advisory fees and the aggregate amount of other fees that we have paid to our advisor and any of its affiliates and including fees or charges paid to our advisor and any of its affiliates by third parties doing business with us;

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  our operating expenses, stated as a percentage of the average invested assets (the average of the aggregate book value of our assets, for a specified period, invested, directly or indirectly, in equity interests in and mortgage loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during the period) and as a percentage of our net income;

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  if we have adopted an advisory-based form of management, a report from the independent directors that the policies that we are following are in the best interest of our stockholders and the basis for the determination;

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  separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions which involve us, our directors, and any affiliate thereof occurring in the year for which the annual report is made, and the independent directors will be specifically charged with a duty to examine and comment in the report on the fairness of the transactions; and

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  distributions to the stockholders for the period, identifying the source of the distributions and if the information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the distributions (with the statement as to the source of distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

        Reports to Fiduciaries.    Within 90 days following the close of each fiscal year, each stockholder that is a qualified plan will be furnished with an annual statement of share valuation to enable it to file annual reports required by ERISA as they relate to its investment in us.

        A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

        Unless and until our shares are listed on a national securities exchange or are included for quotation on the Nasdaq National Market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of the shares, namely when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to prepare annual reports of the estimated value of our shares.

        For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the public offering price per share, which during the term of this offering is $10 per share.

        If no public offering is ongoing, and until listing, the estimated value of each share will be assumed to be $10.00. Then commencing with December 31, 2007 the estimated value of each share, will, at a minimum, thereafter be based on (i) annual appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property and (ii) a review of the outstanding mortgage loans, and other permitted investments focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan and other permitted investment. The calculation of the estimated value of the shares will then be reduced by an amount equal to applicable current annual operating costs and then outstanding debt if management believes that the inclusion of those costs and indebtedness would provide a more accurate per share value estimate. We may elect to deliver the reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing any reports to stockholders, we are not making any warranty, guaranty, or representation that (i) our stockholders or our company upon liquidation, will actually realize the estimated value per share, (ii) our stockholders will realize the estimated net asset value if they attempt to sell their shares, or (iii) comply with applicable ERISA or IRA requirements.

Periodic Reports under the Securities Exchange Act of 1934

        We are required by the Securities Exchange Act of 1934, as amended, to, among other duties, file quarterly reports with the Securities and Exchange Commission on Form 10-Q and stockholders will be furnished with a summary of the information contained in each report within 90 days after the end of each fiscal quarter. This summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information about us and our activities during the quarter. We will furnish stockholders with a copy of any Form 10-Q upon request. If we are not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 90 days after each six-month period containing information similar to that contained in the quarterly report but applicable to the six-month period.

Inspection of Books and Records

        Stockholders and their duly authorized representatives may inspect and copy, at their expense, our books and records at all times during regular business hours at the location where we keep the reports, upon giving us reasonable prior notice. Stockholders, upon request and at their expense, may obtain full information regarding our financial condition and, subject to certain confidentiality and other requirements, may obtain a list containing the name, address, and shares held by each stockholder. See "Summary of the Articles of Incorporation and Bylaws—Inspection of Books and Records."

Accounting Information

        Our fiscal year will be the calendar year.

        Our federal tax return (and any applicable state income tax returns) will be prepared by our regularly retained accountants. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, our reconciling information will be available in our office for inspection and review by any interested stockholder.

THE OFFERING

General

        A minimum of 1,000,000 shares and a maximum of 2.5 million shares are being offered. Our Board of Directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following termination of this offering.

        A minimum investment of 1,000 shares ($10,000) is required. Additional shares may be purchased in 25 share increments.

Plan of Distribution

        The shares are being offered to the public on a "best efforts" basis (which means that no one is guarantying that any minimum amount will be sold) exclusively by ADVISORS REIT I, Inc., and not through any underwriter or participating broker-dealers. We will use our best efforts during the offering period to find eligible persons who desire to subscribe for and purchase our shares. While we intend to generally solicit and offer the shares to individuals who express an interest in investing, the offering will be made available primarily to customers of Dimensions Investment Management, Inc. Provided that they do not charge their customers a commission or receive any other form of compensation solely because their clients purchase our shares, clients of other investment advisory firms may be offered our stock.

        We will, through in-person meetings, educate registered investment advisors about the merits and risks to their clients of an investment in ADVISORS REIT I. If in the opinion of the registered investment advisor, and consistent with their fiduciary duties to their clients, they believe that it would be an appropriate investment, the registered investment advisor will provide us with its client's contact information. Registered investment advisors who recommend our shares to their clients must first make a suitability determination for each client as required by the Advisors Act. We will then email or otherwise distribute this prospectus to those clients who have been advised to consider making an investment. However, each investor will be making their own investment decision and subscribing for the shares themselves if the investor chooses to invest.

        As a condition to our making any offers to their clientele each investment advisory firm will be required to execute a Client Referral Agreement by which they contractually agree to:

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  not charge any commission;

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  not exercise any discretionary power over their client's assets in order to purchase our shares; and

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  provide the requisite mailing information so that our prospectus may be properly delivered to their clientele.

        Investment advisory firms may, in their discretion, follow up with their clients and assist them in completing the Subscription Agreement and with providing any other paperwork to Fidelity.

        No shares will be sold unless subscriptions for at least 1,000,000 shares ($10 million) have been obtained by no later than January 31, 2006. If the minimum offering is not sold, we may, in our sole discretion, and without prior notice to investors, elect to extend the offering to a date no later than March 31, 2006 in states that permit extension. If the minimum offering is sold, we may, in our sole discretion, and without prior notice to the subscribers, elect to extend the offering for up to one additional year thereafter in states that permit any extension of time. Presently, no affiliate has indicated that they intend to purchase additional shares for their own account. If they later choose to invest, their investment will apply toward meeting the minimum offering amount.

        We will severally indemnify our officers, directors and advisory directors, and their affiliates, against certain liabilities, including liabilities under the Securities Act of 1933. We will also severally indemnify Biggs Wilkerson, L.C. against certain liabilities under the Securities Act of 1933 arising out of our untrue statements or our omission of a material fact in this prospectus.

Subscription Procedures

        To purchase shares, the subscriber must complete and execute the Subscription Agreement in the form attached as Appendix A. No telephonic subscriptions will be allowed and no subscription agreement honored unless the investor has executed our subscription agreement and the customer agreements required by Fidelity as described below. Registered investment advisors may follow up with their clients and assist them with completing their Subscription Agreement or with providing any other necessary paperwork to Fidelity. In addition, subscriptions will be effective only when we accept them, and we reserve the right to reject any subscription in whole or in part.

        Our shares of common stock are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the shares, which means that it may be difficult to sell shares. As a result, we have established suitability standards. For information regarding the suitability standards, see "Suitability Standards and How to Subscribe." These suitability standards must be met by anyone who purchases shares.

        An investor who meets the suitability standards described above may subscribe for shares by completing and executing the subscription agreement and delivering it to ADVISORS REIT I or your registered investment advisor. Any investor who wishes to invest must also have an active account with Fidelity with funds sufficient to pay the subscription price as well as $250 to cover a one-time alternative investment set-up charge. We will be relying on the information provided by each investor, including information regarding the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information. Any subscription may be rejected by us in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

        Pay close attention to ensure that your subscription agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities and persons signing on behalf of corporations and corporate trustees may be required to provide additional documents.

        If the investment is being made for a fiduciary account (such as an IRA, Keogh plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet these suitability standards. In purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by ERISA or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. In addition, before purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that an investment would be permissible under the governing instruments of the plan or account and applicable law. For information regarding "unrelated business taxable income," see "U.S. Federal Income Tax Considerations—Taxation of Stockholders—Tax-Exempt Stockholders."

        Any investor who wishes to purchase shares must also already have open or must first open and fund an account with National Financial Services, LLC, an affiliate of Fidelity Brokerage Services, LLC. Until subscriptions for this offering total at least $10 million, the funds will be held in each investor's customer account at Fidelity. In addition to the subscription agreement and Fidelity's standard customer account documents, each investor will also need to execute Fidelity's Alternative Investment Addendum and Custody Agreement plus pay $250.00 to cover a one-time alternative investment set-up charge. If the shares will be held in an IRA, then the investor will also be required to execute Fidelity's Request for Alternative Investment Subscription Agreement.

        We will accept or reject each subscription by no later than January 31, 2006 unless we achieve the minimum offering prior to that date or the offering is extended. If we reach the minimum, then until the offering is terminated we will accept or reject each subscription within 30 days after we receive it and no sale of shares will be completed until at least five business days after the date on which the subscriber receives a copy of this prospectus. If we reject a subscription, no funds will ever be deducted from their customer account at Fidelity. A subscriber whose subscription is accepted will be sent a confirmation of his or her purchase. All rejected subscriptions will be returned to subscribers within 10 business days after the date of their rejection.

        We will make every reasonable effort to determine that the purchase of shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How To Subscribe—Suitability Standards." In making this determination, we will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the participating investment advisor.

        We will maintain, for at least six years, records of the information used to determine that an investment in the shares is suitable and appropriate for an investor. We may decide to electronically deliver this prospectus to some investors.

Funding Arrangement

        Until subscriptions for this offering total at least $10 million, the funds will be held in each investor's customer account at Fidelity. Investors will need to maintain funds in their accounts sufficient to meet their obligations under their signed subscription agreements prior to our reaching the minimum offering amount as well as after the minimum offering has been reached and until their subscription agreement is accepted. No shares will be sold unless subscriptions for at least 1,000,000 shares ($10 million) have been obtained by no later than January 31, 2006. Once we believe that the minimum offering has been subscribed to, we will collect all of the Subscription Agreements and deliver them to Fidelity for their review. Once Fidelity determines that (i) the Subscription Agreements are properly executed, (ii) the required individual accounts are established at Fidelity and (iii) each customer's account is properly funded to pay for their shares plus the $250.00 alternative investment account set up fee, Fidelity will transmit copies of the executed Subscription Agreements, accompanied by the shareholder information necessary to establish our shareholder records with American Stock Transfer & Trust Company as registrar and transfer agent, and wire the funds to American Stock Transfer & Trust. In turn, upon its review of the information and acceptance of the documents as to their completeness, American Stock Transfer & Trust will electronically record the sale of the stock and Fidelity will then record in each investor's account their stock ownership. Only then will the subscription funds be released to us from escrow by American Stock Transfer & Trust.

        If held in a non-retirement account, by not later than the next business day after your request you will be able to make another investment to be held in your Fidelity account or have your funds refunded to you. If you wish to transfer your funds to another Fidelity account, it will take approximately 8 days for the transfer to take effect. If you wish to transfer your funds to another brokerage firm or mutual fund, and provided they are a participant of ACAT (the Automated Customer Transfer Account System), it will take approximately 10 to 15 business days after your request. If your funds are held in a retirement account and you are over the age of 59, then any distribution will occur by no later than the next business day following your request. If you are under the age of 59, your request will be handled in the same manner as a non-retirement account.

        If the funds need to be held in escrow overnight by American Stock Transfer & Trust, the funds will be invested by American Stock Transfer & Trust for the benefit of ADVISORS REIT I in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, or, in other short-term, highly liquid investments with appropriate safety of principal.

        Because no funds will be withdrawn from any investor's account before their subscription agreement has been accepted and their Fidelity account credited with their shares, you will not receive any interest earned on your funds or to receive interest on your investment while the funds are being held in escrow by American Stock Transfer & Trust. Your subscription is irrevocable unless we permit you to revoke it or it lapses due to the expiration or abandonment of the offering.

ERISA Considerations

        The following summarizes material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including the prohibited transaction provisions of Section 4975 of the Code. The application of ERISA laws may be relevant to some prospective investors. This discussion does not deal with all aspects of ERISA or the Code that may be relevant to particular investors because their personal circumstances.

        A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other Plan that is exempt from ERISA is advised to consult its own legal advisors regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the shares by the Plan or IRA.

        Fiduciary Duties and Prohibited Transactions.    A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (sometimes referred to by us as an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the common stock.

        Accordingly, any fiduciary should consider:

  •
  whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA;

  •
  whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA;

  •
  whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and

  •
  whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

        In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Accordingly, a Plan fiduciary or person should consider whether the acquisition or the continued holding of the shares might constitute or give rise to a direct or indirect prohibited transaction before purchasing the shares.

        Plan Assets.    The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds the interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (referred to in our discussions as the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of the entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

        Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered within the relevant time period under Section 12(g) of the Exchange Act.

        The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 after the initial public offering as a result of events beyond the issuer's control. We expect the shares to be "widely held" upon completion of this offering.

        The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that the securities are freely transferable. We believe that the restrictions imposed under the articles of incorporation on the transfer of the common stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the common stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws—Restriction of Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the common stock.

        Assuming that the shares will be "widely held" and "freely transferable," we believe that the shares will be publicly-offered securities for purposes of the DOL Regulation and that our assets will not be deemed to be "plan assets" of any Plan that invests in the shares.

Determination of Offering Price

        The offering price per share was arbitrarily determined by us in our sole discretion based upon the price which we believe investors would pay for the shares, less the expenses of this offering and the funds we believe should be available to invest in properties, mortgage loans and other permitted investments. It bears no relationship to any established criteria for valuing issued and outstanding REIT shares. The price was also selected for ease of accounting. There is no public market for the shares on which to base market value. See "Reports to Stockholders," above.

Supplemental Sales Materials

        Shares are being offered only through this prospectus. In addition to this prospectus, we may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this prospectus. Only approved sales material may be used. As of the date of this prospectus, we anticipate that the following sales material will be authorized for use by us in connection with this offering: (i) our brochure titled "ADVISORS REIT I, Inc.—a Pillar of Strength in your Investment Portfolio" and (ii) a PowerPoint® presentation describing real estate investment in general, and our company, specifically. All materials will be used only by us or by advisers registered under the Investment Advisers Act of 1940 who have agreed to act without commission or other compensation. We also may respond to specific questions from participating investment advisors and prospective investors.

LEGAL OPINIONS

        The legality of the shares being offered by us in this prospectus has been passed upon by Biggs Wilkerson, L.C. Statements made under "Risk Factors—Tax Risks" and "U.S. Federal Income Tax Considerations" have been based upon the opinion of Biggs Wilkerson, L.C. who has given its opinion that their statements as to matters of law are correct in all materials respects. No opinions are otherwise being relied upon with regard to Maryland law. We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject to litigation in the future, including routine litigation arising in the ordinary course of business.

EXPERTS

        The financial statements included in this prospectus and registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

ADDITIONAL INFORMATION

        A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered in this prospectus. This prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any document are necessarily summaries of the documents, and in each instance reference is made to the copy of the documents filed with the Commission, each statement being qualified in all respects by their reference. For further information regarding us and the shares, please refer to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. The Commission maintains a web site located at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

INDEX TO FINANCIAL STATEMENTS

ADVISORS REIT I, Inc.
(A Development Stage Enterprise)

Report of Independent Registered Public Accounting Firm	F-2
Financial Statements:	F-3
Balance Sheet at December 31, 2004 and July 31, 2005 (unaudited)	F-3
Statement of Operations for the period from August 20, 2004 (inception) to December 31, 2004, the seven months ended July 31, 2005 (unaudited) and cumulative since inception (unaudited)	F-4
Statement of Stockholder's Equity (Deficit) for the period August 20, 2004 (Inception) to December 31, 2004 and the seven months ended July 31, 2005 (unaudited)	F-5
Statement of Cash Flows for the period from August 20, 2004 (inception) to December 31, 2004, the seven months ended July 31, 2005 (unaudited) and cumulative since inception (unaudited)	F-6
Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
ADVISORS REIT I, Inc.

        We have audited the accompanying balance sheet of ADVISORS REIT I, Inc. (a development stage enterprise) as of December 31, 2004 and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from August 20, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ADVISORS REIT I, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the period from August 20, 2004 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Wichita, Kansas
March 10, 2005

ADVISORS REIT I, Inc.
(a Development Stage Enterprise)

BALANCE SHEETS

	December 31, 2004	July 31, 2005
		(unaudited)
ASSETS
Cash	$7,740	$99,676
Prepaid expenses	1,420	7,339
Deferred offering costs	48,934	165,221

Total assets	$58,094	$272,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$48,814	$84,607
Accrued liabilities	30,333	29,449
Note payable	80,000	—

Total liabilities	159,147	114,056
STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock—$.01 par value
Authorized—1,000,000 shares
Issued and outstanding—none	—	—
Common stock—$.01 par value
Authorized—10,000,000 shares
Issued and outstanding—10 shares at December 31, 2004 and 87,010 shares at July 31, 2005	—	870
Additional paid-in capital	100	347,230
Accumulated deficit	(101,153)	(189,920)

	(101,053)	158,180

	$58,094	$272,236

The accompanying notes are an integral part of these statements.

ADVISORS REIT I, Inc.
(a Development Stage Enterprise)

STATEMENTS OF OPERATIONS

Period from August 20, 2004 (inception) to December 31, 2004, seven months ended July 31, 2005 (unaudited) and cumulative since inception (unaudited)

	2004	2005	Cumulative since inception
		(unaudited)	(unaudited)
Employee compensation and benefits	$50,995	$42,532	$93,527
Professional fees	32,244	13,508	45,752
Occupancy expenses	12,800	11,200	24,000
Insurance	—	9,371	9,371
Other expenses	5,114	12,156	17,270

NET LOSS	$101,153	$88,767	$189,920

Net loss per common share—basic and diluted	$10,115	$1.55	$5.38

Weighted average common shares outstanding	10	57,463	35,314

The accompanying notes are an integral part of these statements.

ADVISORS REIT I, Inc.
(a Development Stage Enterprise)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

Period from August 20, 2004 (inception) to December 31, 2004 and seven months ended July 31, 2005 (unaudited)

	Preferred stock	Common stock	Additional paid-in capital	Accumulated deficit	Total
Balance at August 20, 2004 (inception)	$—	$—	$—	$—	$—
Issuance of 10 shares of common stock	—	—	100	—	100
Net loss for the period	—	—		(101,153)	(101,153)

Balance at December 31, 2004	—	—	100	(101,153)	(101,053)
Issuance of 87,000 shares of common stock (unaudited)	—	870	347,130	—	348,000
Net loss for the period (unaudited)	—	—	—	(88,767)	(88,767)

Balance at July 31, 2005 (unaudited)	$—	$870	$347,230	$(189,920)	$158,180

The accompanying notes are an integral part of these statements.

ADVISORS REIT I, Inc.
(a Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

Period from August 20, 2004 (inception) to December 31, 2004, seven months ended July 31, 2005 (unaudited) and cumulative since inception (unaudited)

Increase (decrease) in cash

	2004	2005	Cumulative since inception
		(unaudited)	(unaudited)
Cash flows from operating activities
Net loss	$(101,153)	$(88,767)	$(189,920)
Adjustments to reconcile net loss to net cash used in operating activities
Change in operating assets and liabilities
Prepaid expenses	(1,420)	(5,919)	(7,339)
Accounts payable	48,814	35,793	84,607
Accrued liabilities	30,333	(884)	29,449

Net cash used in operating activities	(23,426)	(59,777)	(83,203)
Cash flows from financing activities
Issuance of common stock	100	348,000	348,100
Deferred offering costs	(48,934)	(116,287)	(165,221)
Issuance of note payable	80,000	—	80,000
Payment on note payable	—	(80,000)	(80,000)

Net cash provided by financing activities	31,166	151,713	182,879

Net increase in cash and cash equivalents	7,740	91,936	99,676
Cash and cash equivalents at beginning of period	—	7,740	—

Cash and cash equivalents at end of period	$7,740	$99,676	$99,676

Supplemental disclosures of cash flow information:
Cash paid during the period for
Interest	$404	$1,998	$2,402

The accompanying notes are an integral part of these statements.

ADVISORS REIT I, Inc.
(a Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and July 31, 2005 (unaudited)

NOTE A—SUMMARY OF ACCOUNTING POLICIES

        A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

        1.     History and business activity

        ADVISORS REIT I, Inc. (a development stage company) (the Company) was incorporated on August 20, 2004 under the laws of the state of Maryland. When the Company meets the qualification requirements, it intends to elect to be treated as a real estate investment trust (REIT) for federal income tax purposes. The Company was incorporated to acquire ownership interest in real estate properties.

        The activities to date have focused primarily on raising equity capital and establishing a corporate infrastructure to support planned principal operations. Accordingly, the Company is considered to be a development stage enterprise as of December 31, 2004.

        The Company is planning to commence a best-efforts initial public offering in which it intends to offer a minimum of one million shares of its common stock and a maximum of 2.5 million shares of its common stock for $10 per share.

        2.     Use of estimates

        In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        3.     Cash equivalents

        For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

        4.     Deferred offering costs

        The Company intends to file an S-11 registration statement with the SEC and commence a public offering of the Company's common stock. Costs incurred prior to the completion of the offering and that directly relate to the offering are deferred and will be netted against proceeds received from the offering.

        5.     Income taxes

        As a REIT, the Company will be permitted to deduct distributions paid to its stockholders, eliminating the federal taxation of income represented by such distributions at the Company level. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.

        6.     Net loss per share

        Net loss per share is calculated by dividing net loss applicable to the period by the average number of common shares outstanding during the period.

        7.     Unaudited interim financial information

        The accompanying balance sheet as of July 31, 2005 and the accompanying statements of operations, stockholders' equity (deficit), and cash flows for the seven months ended July 31, 2005 have been prepared by the Company without an audit. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been made. Certain footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted herein with respect to the interim financial information.

NOTE B—NOTE PAYABLE

        At December 31, 2004 the Company has a line of credit available with a bank for $100,000 at the Wall Street Journal prime rate. Interest payments are due quarterly with entire unpaid balance due in August, 2005. At December 31, 2004, the balance of the line was $80,000 and the effective interest rate was 5.25%. The line of credit is guaranteed by three individuals including the President. The other two guarantors became stockholders subsequent to December 31, 2004.

NOTE C—RELATED PARTY TRANSACTIONS

        It is anticipated that customers of a certain registered investment advisory company will participate in the stock offering. The principal stockholder and President of the registered investment advisory company became a stockholder of the Company subsequent to December 31, 2004.

        The Company also sub-leases office space from the registered investment advisory company. A principal from the entity that owns the building is an advisory director of the Company. The lease provides for monthly payments of $1,600 through January, 2006. Rental expense under this operating lease was $12,800 for the period from August 20, 2004 (inception) to December 31, 2004 and $11,200 for the seven months ended July 31, 2005.

        The Company has entered into an exclusive client agency agreement with a real estate brokerage company. The real estate brokerage company will identify and qualify potential acquisitions and assist in the purchase and lease negotiations. The real estate brokerage company will receive a commission for completed transactions. The principal stockholder and president of the entity became a stockholder of the Company subsequent to December 31, 2004. No payments were made under this agreement for the period from August 20, 2004 (inception) to December 31, 2004 or the seven months ended July 31, 2005.

NOTE D—STOCKHOLDERS' EQUITY (unaudited)

        In March 2005, the Company issued 87,000 shares of common stock for proceeds of $348,000. The Company used a portion of the proceeds to repay the Company's note payable.

NOTE E—INCOME TAXES

        A reconciliation of income tax expense computed at the federal statutory rate of 34% to actual income taxes is as follows for the period from August 20, 2004 (inception) to December 31, 2004:

Income tax benefit at statutory rate	$(34,933)
Deferred tax valuation allowance increase	39,582
Other	(4,649)

$—

        At December 31, 2004, the Company had approximately $74,000 of federal net operating loss carryforwards that expire through December 2024.

        Deferred income tax assets arose from the following items:

Net operating loss carryforwards	$28,654
Accrued salaries	8,315
Organization costs expensed for book purposes but capitalized for tax purposes	2,613

39,582
Less valuation allowance:	(39,582)

Net deferred amount	$—

        The Company has a valuation allowance against the deferred tax assets, as their realization is dependent upon future earnings.

APPENDIX A

SUBSCRIPTION AGREEMENT

ADVISORS REIT I, INC. CUSIP #:00765N 10 4

1.
INVESTMENT

  This subscription is in the amount of $                                           for the purchase of            shares ($10.00 per share). The minimum initial subscription is ($10,000) 1,000 shares.

2.
FORM OF OWNERSHIP (Select only one)

☐	IRA	☐		INDIVIDUAL
☐	SEP/IRA	☐		JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
☐ ☐	ROTH IRA KEOGH (H.R. 10)	☐		(all parties must sign) HUSBAND AND WIFE AS COMMUNITY PROPERTY
☐	PENSION OR PROFIT SHARING PLAN			(two signatures required)
☐	TRUST (include title and signature pages) ☐ TAXABLE ☐ TAX EXEMPT	☐		A MARRIED PERSON SEPARATE PROPERTY (one signature required)
☐	CHARITABLE REMAINDER TRUST	☐		TENANTS IN COMMON
☐	NON-PROFIT ORGANIZATION	☐	CUSTODIAN FOR
			Under the	☐ UGMA of the State of
☐ UTMA of the State of
		☐		CORPORATION OR PARTNERSHIP (Corporate Resolution or Partnership Agreement must be attached)
3.
INVESTOR INFORMATION

  Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. Include trust name if applicable. If IRA or qualified plan, please include both investor and custodian names and Taxpayer ID numbers.

NFS/FMTC for the benefit of:
1st Registration Name	Investor Social Security Number
2nd Registration Name	042785576 NFS/FMTC TIN

Address	Custodian Account Number

City/State/Zip
NFS/FMTC Address:
National Financial Services, LLC
One World Financial Center	Investor Mailing Address (IRA Accounts)
200 Liberty Street
New York, NY 10281
ATTN: Alternative Investments Dept.	City/State/Zip
Mail Zone: NY5D5

Investor E-mail Address	Investor Daytime Phone Number
☐ U.S. citizen	☐ U.S. citizen residing outside the U.S.
☐ Foreign citizen, country	☐ Check this box if you are subject to backup withholding

4
SUBSCRIBER SIGNATURES

  TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (required):    The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN SECTION 3].

  Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make any representations on your behalf. To induce ADVISORS REIT I, Inc. to accept this subscription, I hereby agree and represent and warrant to you as follows:

    (a)
    I have received the Prospectus for ADVISORS REIT I, Inc.

Initials	Initials
    (b)
    I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000, or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards and How to Subscribe."

Initials	Initials
    (c)
    If I do not already have an account with National Financial Services, LLC, an affiliate of Fidelity Brokerage Services, LLC, then I agree that a one time account set up charge of $250 may be deducted from my account by National Financial Services, LLC.

Initials	Initials
    (d)
    My investment advisor is identified below.

Initials	Initials
    (e)
    I authorize ADVISORS REIT I, Inc. at any time during the offering period (i.e., until January 31, 2006 unless extended) to be provided with information to confirm that my Fidelity account has readily available funds to purchase my shares.

Initials	Initials
X			X
	Signature of Investor	Date		Signature of Joint Investor	Date

5.
RIA INFORMATION

Financial Advisor Name

Advisor Mailing Address

City/State/Zip

  All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in ADVISORS REIT I, Inc. Each subscription will be accepted or rejected by ADVISORS REIT I, Inc. by no later than January 31, 2006 unless the offering period is extended as described in the Prospectus. No sale of shares will be completed until at least five business days after the date when the subscriber receives a copy of the Prospectus.

DO NOT REMIT YOUR PAYMENT WITH THIS SUBSCRIPTION AGREEMENT.

ADVISORS REIT I, INC.

PROSPECTUS

        Until February 15, 2006, 90 days after the initial date of the prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

November 17, 2005

QuickLinks

SUITABILITY STANDARDS AND HOW TO SUBSCRIBE
TABLE OF CONTENTS
PROSPECTUS SUMMARY
ADVISORS REIT I, INC.
RISK FACTORS
ESTIMATED USE OF PROCEEDS
OUR BUSINESS
SELECTED FINANCIAL DATA
Dilution
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INVESTMENT OBJECTIVES AND POLICIES
PRINCIPAL STOCKHOLDERS
SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS
U.S. FEDERAL INCOME TAX CONSIDERATIONS
REPORTS TO STOCKHOLDERS
THE OFFERING
LEGAL OPINIONS
EXPERTS
ADDITIONAL INFORMATION
INDEX TO FINANCIAL STATEMENTS
ADVISORS REIT I, Inc. (A Development Stage Enterprise)
ADVISORS REIT I, Inc. (a Development Stage Enterprise) BALANCE SHEETS
ADVISORS REIT I, Inc. (a Development Stage Enterprise) STATEMENTS OF OPERATIONS
ADVISORS REIT I, Inc. (a Development Stage Enterprise) STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
ADVISORS REIT I, Inc. (a Development Stage Enterprise) STATEMENTS OF CASH FLOWS
ADVISORS REIT I, Inc. (a Development Stage Enterprise) NOTES TO FINANCIAL STATEMENTS December 31, 2004 and July 31, 2005 (unaudited)
APPENDIX A SUBSCRIPTION AGREEMENT
DO NOT REMIT YOUR PAYMENT WITH THIS SUBSCRIPTION AGREEMENT.